                                 As filed with the Securities and Exchange Commission on June 14, 2002
====================================================================================================================================
                                                                                                        Registration No. 333-83710
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549
                                                             -----------


                                                  AMENDMENT NO. 1 TO THE FORM SB-2
                                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                             -----------

                  FLORIDA                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.                 65-0738251
      (State or Other Jurisdiction of             (Name of Registrant in Our Charter)       (I.R.S. Employer Identification No.)
               Incorporation
             or Organization)


       880 APOLLO STREET, SUITE 200                              7389                                  WAYNE I. DANSON
           EL SEGUNDO, CA 90245                      (Primary Standard Industrial                 c/o Danson Partners, LLC
              (310) 416-1270                         Classification Code Number)               420 Lexington Ave., Suite 2739
(Address and telephone number of Principal                                                           New York, NY 10170
 Executive Offices and Principal Place of                                                               (646) 227-1600
                 Business)                                                                   (Name, address and telephone number of
                                                                                                         agent for service)



                                                             Copies to:
                    Clayton E. Parker, Esq.                                                   Troy J. Rillo, Esq.
                   Kirkpatrick & Lockhart LLP                                             Kirkpatrick & Lockhart LLP
             201 S. Biscayne Boulevard, Suite 2000                                   201 S. Biscayne Boulevard, Suite 2000
                      Miami, Florida 33131                                                   Miami, Florida 33131
                         (305) 539-3300                                                         (305) 539-3300
                 Telecopier No.: (305) 358-7095                                         Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE  AFTER THIS REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

         If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register  additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

         If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     Subject to completion, dated June 14, 2002


                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        79,828,683 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 79,828,683 shares of Advanced Communications' common stock by certain persons who are, or will become, stockholders of Advanced Communications. Please refer to "Selling Stockholders" beginning on page 11. Advanced Communications is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us.

         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

         o Cornell Capital Partners and holders of convertible debentures that intend to sell up to 72,960,000 shares of common stock.

         o Other selling stockholders, who intend to sell up to 6,868,683 shares of common stock purchased in private offerings.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Advanced Communications 91% of the market price of our common stock. Advanced Communications has paid Cornell Capital Partners a one-time commitment fee of $740,000, payable in 2,960,000 shares of common stock. In addition, Cornell Capital Partners is entitled to retain 3% of each advance under the Equity Line of Credit. The 9% discount, the one-time commitment fee and the 3% retention are underwriting discounts.

         Advanced Communications has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. Westrock Advisors, Inc. is not participating in this offering.

         Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "ADVC." On June 10, 2002 the last reported sale price of our common stock was $0.03 per share.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   The date of this prospectus is June __, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................2
THE OFFERING.................................................................4
RISK FACTORS.................................................................7
RISKS RELATED TO OUR BUSINESS................................................7
RISKS RELATING TO THIS OFFERING..............................................9
FORWARD-LOOKING STATEMENTS..................................................11
SELLING STOCKHOLDERS........................................................12
USE OF PROCEEDS.............................................................15
DILUTION....................................................................16
EQUITY LINE OF CREDIT.......................................................17
PLAN OF DISTRIBUTION........................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................21
DESCRIPTION OF BUSINESS.....................................................32
MANAGEMENT..................................................................43
DESCRIPTION OF PROPERTY.....................................................46
LEGAL PROCEEDINGS...........................................................46
PRINCIPAL STOCKHOLDERS......................................................49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................50
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND OTHER STOCKHOLDER MATTERS...............................................54
DESCRIPTION OF SECURITIES...................................................55
EXPERTS.....................................................................57
LEGAL MATTERS...............................................................57
HOW TO GET MORE INFORMATION.................................................57

FINANCIAL STATEMENTS.......................................................F-1


--------------------------------------------------------------------------------

         We intend to distribute to our stockholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year June 30, 2001, were contained in our Annual Report on Amendment No. 1 to the Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

          We are a party to a license and distribution agreement for SpectruCell, a wireless software based communications platform that is being developed to offer mobile communications network providers the flexibility of processing and transmitting multiple wireless communication signals through one base station. The SpectruCell product, which is based on the Software Defined Radio ("SDR") platform, is being developed to allow wireless communication network providers with the ability to not only direct multiple wireless frequencies (AMPS, CDMA, GSM, Mobile IP, Voice IP, etc.) through one base station but will also provide flexibility for future spectrum upgrades to 3G. The SpectruCell product is being developed by our affiliated entity, Advanced Communications (Australia) which we own a 20% interest in. Mr. May, a former officer and director and significant shareholder owns 70% of Advanced Communications (Australia) through Global Communications Technology Pty Ltd., his wholly-owned company. Our license and distribution agreement encompasses a territory comprising North, Central, and South America and is for an indefinite period. It grants us the exclusive right to license, market and distribute SpectruCell and other products being developed by our affiliated entity throughout the North, Central and South American territories. On May 7, 2002, Advanced Communications (Australia) alleged that we are in default of the license and distribution agreement and sent a termination notice formally terminating the License Agreement. We believe that the notice of breach and the termination notice are without merit and we are taking the necessary legal action to prevent Advanced Communications (Australia) from terminating our rights under the License Agreement.

          We currently have no other products for licensing and/or distribution other than SpectruCell and other products being developed for sale and/or license by Advanced Communications (Australia). SpectruCell has not yet been commercially tested and is expected to be field tested in the U.S. in 2002. We believe that SpectruCell is expected to be available for commercial license and distribution in the fourth quarter 2002.

          We expect to generate revenue from the licensing, marketing and distribution of the SpectruCell product under our license agreement. The license agreement gives us the exclusive right to market and distribute SpectruCell in North, Central and South America. The manufacturing of SpectruCell will be arranged by Advanced Communications (Australia). We have not had any meaningful revenues to date. For the nine months ended March 31, 2002, we had a net loss of $1,973,621 or $0.02 per share. At March 31, 2002, we had negative working capital of $2,954,729 and an accumulated deficit of $27,489,576.

          SpectruCell is being developed as a technology that, we believe, will reduce the network providers' cost for on-going upgrades to wireless formats 2.5 and 3G and beyond, as each upgrade will be software-based rather than hardware-based. We also believe that network providers implementing a SpectruCell network architecture will be able to protect their existing client base through continued support and expansion of their existing services while being able to support future 2.5 and 3G-based protocols. This flexible migration path for network operators means that they can protect their existing financial asset while giving the operator both a technical and financial migration to 2.5 and 3G.

                                LICENSE AGREEMENT

          On July 5, 2000, we entered into a license and distribution agreement with Advanced Communications (Australia), a company in which we own a 20% interest and Mr. May indirectly owns a 70% interest. Mr. May is a former officer and director and a significant shareholder of our company. Pursuant to the agreement, we received an exclusive license to market and distribute in North, South and Central America the SpectruCell technology and certain other technologies to be developed. This license is for an indefinite period of time. Upon the SpectruCell technology becoming commercially available, our company and Advanced Communications (Australia) will need to negotiate minimum guaranty payments, as well as the amount of the commission payable to our company. These amounts will be negotiated in accordance with industry standards after the final pricing of the SpectruCell technology is established.

          We are involved in litigation in Australia with Advanced Communications (Australia) regarding the license. On April 26, 2002, the Supreme Court of Victoria at Melbourne, Australia issued an interim order against Advanced Communications (Australia) and Mr. May in connection with the ongoing litigation between Advanced Communications and Advanced Communications (Australia). The interim order prohibits Advanced Communications (Australia) and Mr. May from violating the terms of the license and distribution agreement. Based on a press release issued by Advanced Communications (Australia), Advanced Communications (Australia) appears to be seeking to license the SpectruCell technology to another entity in our territory. On April 26, 2002, the Australian court entered the interim order. On May 7, 2002, Advanced Communications received a notice alleging a breach from Advanced Communications (Australia) stating that Advanced Communications had breached its obligation under the

License Agreement. In addition, on May 7, 2002, Advanced Communications (Australia) sent a termination notice formally terminating the License
Agreement. Advanced Communications believes the notice of breach and the termination notice are without merit and is taking the necessary legal actions to prevent Advanced Communications (Australia) from terminating its rights under the License Agreement. On May 8, 2002, the Australian court extended its April 26, 2002 order further restraining Advanced Communications (Australia) from "acting upon or taking any further steps in reliance upon" the notice of breach and termination notice. On May 27, 2002, the court held a full hearing on the injunction application, took the matter under advisement and indicated that it would rule on the matter in the near future. Parties are currently awaiting the judge's decision on this matter.


                                    ABOUT US

         Our principal office is located at 880 Apollo Street, Suite 200, El Segundo, California 90245. Our telephone number is (310) 416-1270.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of us. The selling stockholders consist of:

           o  Cornell   Capital   Partners  and  other  holders  of  convertible
              debentures that intend to sell up to 72,960,000 shares of common stock.

           o Other selling stockholders, who intend to sell up to 6,868,683 shares of common stock purchased in private offerings.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $740,000, payable in 2,960,000 shares of common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

         We have engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. Westrock Advisors, Inc. is not participating in this offering.

COMMON STOCK OFFERED                                     79,828,683 shares by selling stockholders

OFFERING PRICE                                           Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING1/           111,977,622 shares

USE OF PROCEEDS                                          We will not  receive any  proceeds  of the shares  offered by the selling  stockholders.  Any  proceeds we receive from the sale of common  stock under the Equity Line of Credit will be used  for (i) the  repayment  of our  obligation  to  Advance
                                                         Communications  (Australia),  (ii) sales and marketing, (iii)
                                                         the repayment of our accounts  payable and accrued  expenses,
                                                         (iv) potential acquisitions,  and (v) general working capital purposes.  See "Use of Proceeds."

RISK FACTORS                                             The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                         "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                   ADVC

---------------

1        Excludes  warrants to purchase  6,440,990 shares of common stock,  debentures  convertible into 10,000,000 shares of common stock (at an assumed  conversion  price of $0.10 per share) and up to 60,000,000  shares of common stock to be issued under the Equity Line of Credit,  which amount may be higher or lower if more or less shares are required upon the  conversion of the debentures.

                                         SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The  summary  consolidated  financial  information  set forth  below  should be read in  conjunction  with  "Management's
Discussion  and  Analysis  or Plan of  Operation,"  the  consolidated  financial  statements  and the notes  thereto  of  Advanced
Communications  Technologies,  Inc. included elsewhere in this Amendment No.1 to the Form SB-2. The selected summary  consolidated financial information of Advanced Communications Technologies,  Inc. as of June 30, 2001 and for the years ended June 30, 2001 and
2000 are derived from audited financial  statements included elsewhere in this document.  The balance sheet information as of June
30, 2000 is derived from the Company's annual Form 10KSB not included in this document.  The consolidated financial information as of March 31, 2002 and 2001,  and for the nine months ended March 31, 2002 and 2001 are  unaudited.  In the opinion of  management, such  financial  statements  include  all  adjustments  (consisting  only of normal  recurring  accruals)  necessary  for the fair presentation  of the financial  position and the results of operations.  The results of operations for the nine months ended March
31, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.


                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF OPERATIONS

                                                               FOR THE          FOR THE             FOR               FOR
                                                                 NINE            NINE               THE               THE
                                                                MONTHS          MONTHS              YEAR             YEAR
                                                                ENDED            ENDED             ENDED             ENDED
                                                          ---------------------------------------------------------------------
                                                              MARCH 31,        MARCH 31,          JUNE 30,         JUNE 30,
                                                                 2002            2001               2001             2000
                                                             (UNAUDITED)      (UNAUDITED)        (AUDITED)         (AUDITED)
                                                           ---------------------------------------------------------------------
TELEPHONE NETWORK REVENUE                                   $             -          $50,000      $       50,000             --
COST OF REVENUES                                                         --         (57,310)            (57,310)             --
                                                           ---------------------------------------------------------------------
GROSS PROFIT (LOSS)                                                      --          (7,310)             (7,310)             --
                                                           ---------------------------------------------------------------------

OPERATING EXPENSES
  Depreciation and amortization                                     403,417          787,626           1,051,169        250,495
  Professional and consulting fees                                  607,451        1,235,495           1,782,364      3,972,581
  Other selling, general and
       administrative expenses                                      616,120          409,917             501,048        412,110
  Stock-based compensation                                           81,010          176,120                  --             --
                                                           ---------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                          1,707,998        2,609,158           3,334,581      4,635,186
                                                           ---------------------------------------------------------------------

LOSS FROM OPERATIONS                                            (1,707,998)      (2,616,468)         (3,341,891)    (4,635,186)
                                                           ---------------------------------------------------------------------

OTHER INCOME/(EXPENSE)
  Interest expense                                                (265,623)               --            (10,332)      (739,040)
  Income ( Loss) from investment in affiliate                            --          (7,487)         (3,571,654)       (85,818)
  Loss from impairment of goodwill                                       --               --        (12,399,864)             --
  Loss on investment acquisition deposit                                 --        (425,000)           (425,000)             --
  Realized loss on decline in marketable securities                      --               --             (6,825)      (119,925)
  Other Income                                                           --               --                 --        192,474
                                                           ---------------------------------------------------------------------
TOTAL OTHER INCOME/(EXPENSE)                                      (265,623)        (432,487)        (16,413,675)      (752,309)
                                                           ---------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY GAINS                             $   (1,973,621)    $ (3,048,955)      $ (19,755,566)  $ (5,387,495)

EXTRAORDINARY GAINS
  Gains on extinguishment of debt                                        --           23,000              23,000        277,068
                                                           ---------------------------------------------------------------------

NET (LOSS)                                                  $   (1,973,621)    $ (3,025,955)      $ (19,732,566)  $ (5,110,427)

OTHER COMPREHENSIVE (LOSS), NET OF TAX
  Unrealized (loss) on marketable securities                             --          (4,680)                  --             --
                                                           ---------------------------------------------------------------------

COMPREHENSIVE (LOSS)                                        $   (1,973,621)    $ (3,030,635)                  --             --
                                                           =====================================================================

Net (loss) per share-basic and diluted                      $        (0.02)    $      (0.03)       $      (0.22)  $      (0.07)
                                                           =====================================================================

Weighted average number of shares outstanding
  during the period-basic and diluted                            98,506,328       86,593,311          87,976,428     76,750,291
                                                           =====================================================================

                                                                 5

                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEET

                                                            MARCH 31, 2002     MARCH 31, 2001
                                                              (UNAUDITED)       (UNAUDITED)
                                                          -----------------  ----------------
                                                          -----------------  ----------------

ASSETS:
    Cash and cash equivalents                                     $164,359        $28,537
    Prepaid expenses                                                 3,000             --
                                                          ----------------   ------------

TOTAL CURRENT ASSETS                                               167,359        $28,537
                                                          ----------------   ------------

PROPERTY & EQUIPMENT - NET                                          18,274        $21,768
                                                          ----------------   ------------

OTHER ASSETS
    Goodwill,   less   accumulated    amortization   of          1,700,000             --
        $300,000 and 200,000 respectively
    Due from Advanced Communications (Australia)                        --             --
    Investment in Advanced Communications (Australia)                   --     18,225,574
    Deposits                                                        13,225          5,525
    Other receivables                                                9,927             --
    Deferred bond  financing  costs,  less  accumulated
        amortization of $6,667                                      73,333             --
                                                          ----------------   ------------

TOTAL OTHER ASSETS                                               1,796,485     18,231,099
                                                          ----------------   ------------

TOTAL ASSETS                                                    $1,982,118    $18,281,404
                                                          ================   ============
LIABILITIES AND STOCKHOLDERS' DEFICIENCY:

LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued expenses                         $683,002       $688,870
    Accrued compensation                                           172,183        426,550
    Deferred revenue                                                    --             --
    Note Payable-Grassland                                              --        108,198
    Loan Payable to shareholder                                  1,055,736        786,000
    Convertible debentures                                       1,200,750        200,750
    Interest payable                                                10,417             --
                                                          ----------------   ------------
    Stock Subscription Liability                                        --        768,180

TOTAL CURRENT LIABILITIES                                        3,122,088      2,978,548
                                                          ----------------   ------------

LONG-TERM LIABILITIES
    Notes Payable-Unconsolidated affiliate                       1,791,166      2,440,267
                                                          ----------------   ------------
TOTAL LIABILITIES                                               $4,913,254     $5,418,815
                                                          ----------------   ------------

STOCKHOLDERS' DEFICIENCY
   Common stock, no par value, 200,000,000 and                  25,214,690     21,676,613
     100,000,000 shares authorized,
     respectively, 106,731,332, 94,489,916 and 82,227,280
     shares issued and outstanding, respectively
   Common stock to be issued, 0 and 833,333 shares,                     --             --
     respectively
   Less: Deferred commitment fees, net of accumulated            (656,250)             --
     amortization of $93,750
   Accumulated other comprehensive loss                                 --        (4,680)
                                                          ----------------   ------------
   Accumulated deficit                                        (27,489,576)    (8,809,344)
                                                          ----------------   ------------
TOTAL STOCKHOLDERS' DEFICIENCY                                $(2,931,136)   (12,862,589)
                                                          ----------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $1,982,118    $18,281,404
                                                          ================   ============

                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEET
                                                              JUNE 30, 2001       JUNE 30, 2000
                                                                (AUDITED)           (AUDITED)
                                                             --------------     -----------------
                                                             --------------     -----------------
ASSETS:
    Cash and cash equivalents                                       $6,816                $36,979
    Prepaid expenses                                                10,000                 46,118
                                                             -------------      -----------------

TOTAL CURRENT ASSETS                                                16,816                 83,097
                                                             -------------      -----------------

PROPERTY & EQUIPMENT - NET                                          19,599                 16,188
                                                             -------------      -----------------

OTHER ASSETS
    Goodwill,   less   accumulated    amortization   of          2,000,000                     --
        $300,000 and 200,000 respectively
    Due from Advanced Communications (Australia)                        --                552,125
    Investment in Advanced Communications (Australia)                   --             19,017,687
    Deposits                                                         5,525                 45,525
    Other receivables                                                   --                     --
    Deferred bond  financing  costs,  less  accumulated
        amortization of $6,667                                          --                     --
                                                             -------------      -----------------

TOTAL OTHER ASSETS                                               2,005,525             19,615,337
                                                             -------------      -----------------

TOTAL ASSETS                                                   $ 2,041,940           $ 19,714,662
                                                             =============      =================
LIABILITIES AND STOCKHOLDERS' DEFICIENCY:

LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued expenses                         $844,205                210,970
    Accrued compensation                                           479,050                231,550
    Deferred revenue                                                    --                 50,000
    Note Payable-Grassland                                         118,530                150,000
    Loan Payable to shareholder                                    769,000                251,500
    Convertible debentures                                         200,750                613,550
    Interest payable                                                    --                     --
                                                             -------------      -----------------
    Stock Subscription Liability                                        --                     --

TOTAL CURRENT LIABILITIES                                        2,438,535              1,507,570
                                                             -------------      -----------------

LONG-TERM LIABILITIES
    Notes Payable-Unconsolidated affiliate                       2,173,167              7,500,000
                                                             -------------      -----------------
TOTAL LIABILITIES                                               $4,611,702             $9,007,570
                                                             -------------      -----------------

STOCKHOLDERS' DEFICIENCY
   Common stock, no par value, 200,000,000 and                  22,696,193             16,865,441
     100,000,000 shares authorized,
     respectively, 106,731,332, 94,489,916 and 82,227,280
     shares issued and outstanding, respectively
   Common stock to be issued, 0 and 833,333 shares,                250,000              (375,000)
     respectively
   Less: Deferred commitment fees, net of accumulated                   --                     --
     amortization of $93,750
   Accumulated other comprehensive loss                                 --              (119,925)
                                                             -------------      -----------------
   Accumulated deficit                                        (25,515,955)            (5,783,389)
                                                             -------------      -----------------
TOTAL STOCKHOLDERS' DEFICIENCY                                $(2,569,762)             10,707,052
                                                             -------------      -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $2,041,940            $19,714,622
                                                             =============      =================

                                 6 (continued)

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the year ended June 30, 2001 and for the nine months ended March 31, 2002, we had a net loss of ($19,732,566) and ($1,973,621) or ($0.22) and ($0.02) per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We  have  relied  on  significant   external   financing  to  fund  our
operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

OUR INDEPENDENT AUDITORS HAVE ADDED A GOING CONCERN OPINION TO OUR FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2000 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2001 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

         We had a working capital deficit of $2,954,729 as of March 31, 2002, which means that our current liabilities exceeded our current assets by $2,954,729. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2002 were not sufficient to satisfy all of our current liabilities on that date.

OUR FUTURE DEPENDS UPON THE MARKET ACCEPTANCE OF A SINGLE PRODUCT

         We intend to market and distribute a single product called SpectruCell. To date, we have not had any revenue from the sale of this product. Our success is completely dependent on the telecommunication industry's acceptance of this product, in such quantities that we can generate sufficient revenues and cash flow to finance our operations. We may need to overcome substantial hurdles to obtain such market acceptance, including convincing the telecommunication industry of the necessity of such product and encouraging companies and other entities to offer incentives to use our product. No assurances can be given that the market will accept our product.

         The inability of Advanced Communications (Australia) to complete the development of our proposed product and prove its features and functionality will jeopardize our ability to continue operations.

         Our proposed product is under development and is not commercially available. The features and functionality of our proposed product is commercially unproven. The success of Advanced Communications is dependent upon the ability of Advanced Communications (Australia) to successfully complete the development, and to prove the features and functionality of our product. The inability to timely complete such development or to prove to potential customers our product's features and functionality, such that we can generate sales, will jeopardize our ability to continue operations. Such testing and functionality is outside our control and we are dependent on Advanced Communications (Australia)'s efforts to complete these tasks.

THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o   With a price of less than $5.00 per share;

         o   That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Wayne Danson, our President and Chief Financial Officer. The loss of the services of Mr. Danson could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Danson.

                         RISKS RELATING TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 111,977,622 shares of common stock outstanding as of June 10, 2002, 45,842,665 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 66,134,957 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

         In addition, we have issued, or will issue, warrants to purchase up to 6,440,900 shares of common stock and debentures convertible into 10,000,000 shares of common stock (assuming a conversion price of $0.10 per share).

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE  INVESTOR   UNDER  THE  EQUITY  LINE  OF  CREDIT  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on the price of our common stock caused by the sale of significant amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 79,828,683 shares of common stock in this offering. These shares represent approximately 43% of our outstanding common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Advanced Communications by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The table identifies the selling stockholders and the type of security or securities to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Advanced Communications, except as follows:

         o   Cornell  Capital  Partners,  L.P. is the investor  under the Equity
             Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc. is a registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002. These shares were transferred to D. Christian Southwick, Julia Oliver, Mark Sklar and Mitchel Sklar, each of whom are employees of Westrock Advisors. These shares are being registered in this offering.

         o Robert Bends makes the investment decisions on behalf of Central Florida Sales and Leasing.

         o Bennie Williams makes the investment decisions on behalf of Morgan Group.

         The table follows:


-------------------------------------------------------------------------------------------------------------------------------
                                             PERCENTAGE OF
                                             OUTSTANDING                       PERCENTAGE OF
                                                SHARES         SHARES TO        OUTSTANDING                    PERCENTAGE OF
                              SHARES         BENEFICIALLY     BE ACQUIRED       SHARES TO BE     SHARES TO         SHARES
                           BENEFICIALLY         OWNED          UNDER THE       ACQUIRED UNDER    BE SOLD        BENEFICIALLY
                           OWNED BEFORE         BEFORE        EQUITY LINE     THE EQUITY LINE    IN THE         OWNED AFTER
   SELLING STOCKHOLDER       OFFERING        OFFERING(1)      OF CREDIT(2)       OF CREDIT       OFFERING       OFFERING(1)
   -------------------       --------        -----------      ------------       ---------       --------       -----------

WARRANTS:
-------------------------------------------------------------------------------------------------------------------------------
Anthony Castaldi              125,000              *              --                --           125,000           0.00%

Central Florida Sales         125,000              *              --                --           125,000           0.00%
and Leasing

David R. Osborne              200,000              *              --                --           200,000           0.00%

Frank Tremmel                 125,000              *              --                --           125,000           0.00%

Fred S. Mann                  125,000              *              --                --           125,000           0.00%

Gary Levy                     125,000              *              --                --           125,000           0.00%

Jerome and Joanne Martin      125,000              *              --                --           125,000           0.00%

John C. Roberson              125,000              *              --                --           125,000           0.00%

Johnny & Janice Greene        250,000              *              --                --           250,000           0.00%

Leslie Rosenberg              375,000              *              --                --           375,000           0.00%

Melissa Graybeal              125,000              *              --                --           125,000           0.00%

Michael Jones                  62,500              *              --                --            62,500           0.00%

Michael Jones &               125,000              *              --                --           125,000           0.00%

Thomas Smith

Morgan Group                2,000,000          1.75%              --                --         2,000,000           0.00%

Paul & Debra Hale             187,500              *              --                --           187,500           0.00%

Paul M. Troop                 325,000              *              --                --           325,000           0.00%

R. William Timberman          560,000              *              --                --           560,000           0.00%



                                                                 12

-------------------------------------------------------------------------------------------------------------------------------
                                             PERCENTAGE OF
                                             OUTSTANDING                       PERCENTAGE OF
                                                SHARES         SHARES TO        OUTSTANDING                    PERCENTAGE OF
                              SHARES         BENEFICIALLY     BE ACQUIRED       SHARES TO BE     SHARES TO         SHARES
                           BENEFICIALLY         OWNED          UNDER THE       ACQUIRED UNDER    BE SOLD        BENEFICIALLY
                           OWNED BEFORE         BEFORE        EQUITY LINE     THE EQUITY LINE    IN THE         OWNED AFTER
   SELLING STOCKHOLDER       OFFERING        OFFERING(1)      OF CREDIT(2)       OF CREDIT       OFFERING       OFFERING(1)
   -------------------       --------        -----------      ------------       ---------       --------       -----------

WARRANTS:
-------------------------------------------------------------------------------------------------------------------------------

Raj Selvaraju                 375,000              *              --                --           375,000           0.00%

Ronald Coletta                280,900              *              --                --           280,900           0.00%

Sean R. Repko                 125,000              *              --                --           125,000           0.00%

Theodore & Claudia Jones      125,000              *              --                --           125,000           0.00%

Victoria Lichtman             125,000              *              --                --           125,000           0.00%

Wayne Madden                  325,000              *              --                --           325,000           0.00%

Total Shares                6,440,900          5.43%              --                --         6,440,900           0.00%
Underlying Warrants

-------------------------------------------------------------------------------------------------------------------------------

COMMON STOCK:
-------------------------------------------------------------------------------------------------------------------------------
Alberto Monteiro              160,000              *              --                --           160,000           0.00%

Eduardo Acosta                160,000              *              --                --           160,000           0.00%

James Rennie                   34,449              *              --                --            34,449           0.00%

Robert H. Groman               11,111              *              --                --            11,111           0.00%

Richard R. Ross                11,111              *              --                --            11,111           0.00%

Russell G. Tisman              11,112              *              --                --            11,112           0.00%

D. Christian Southwick         16,000              *              --                --            16,000           0.00%

Julia Oliver                   16,000              *              --                --            16,000           0.00%

Mark Sklar                      4,000              *              --                --             4,000           0.00%

Mitchel Sklar                   4,000              *              --                --             4,000           0.00%

Total Shares                  427,783              *              --                --           427,783           0.00%
of Common Stock

-------------------------------------------------------------------------------------------------------------------------------

DEBENTURES:
-------------------------------------------------------------------------------------------------------------------------------
Eric Brager                   100,000              *              --                --           100,000           0.00%

Mary Ellen Misiak           1,500,000          1.32%              --                --         1,500,000           0.00%

Connie Benesch                500,000              *              --                --           500,000           0.00%

Adam Denish                   150,000              *              --                --           150,000           0.00%

Paul Denish                   300,000              *              --                --           300,000           0.00%

Dr. Gerald Holland          1,100,000              *              --                --         1,100,000           0.00%

Doree Kesselbrenner           110,000              *              --                --           110,000           0.00%
(For Sarah Kesselbrenner)

Doree Kesselbrenner           110,000              *              --                --           110,000           0.00%
(For David Kesselbrenner)

Doree Kesselbrenner
(For Joseph                   110,000              *              --                --           110,000           0.00%
Kesselbrenner)

Doree Kesselbrenner           110,000              *              --                --           110,000           0.00%
(For Louis Kesselbrenner)

Roger Mischel                 200,000              *              --                --           200,000           0.00%

Robert Benson                  50,000              *              --                --            50,000           0.00%

Kent Chou                     150,000              *              --                --           150,000           0.00%

Steve Severance               150,000              *              --                --           150,000           0.00%

Craig Moss                     35,000              *              --                --            35,000           0.00%

Meir Levin                    325,000              *              --                --           325,000           0.00%


                                                                 13

-------------------------------------------------------------------------------------------------------------------------------
                                             PERCENTAGE OF
                                             OUTSTANDING                       PERCENTAGE OF
                                                SHARES         SHARES TO        OUTSTANDING                    PERCENTAGE OF
                              SHARES         BENEFICIALLY     BE ACQUIRED       SHARES TO BE     SHARES TO         SHARES
                           BENEFICIALLY         OWNED          UNDER THE       ACQUIRED UNDER    BE SOLD        BENEFICIALLY
                           OWNED BEFORE         BEFORE        EQUITY LINE     THE EQUITY LINE    IN THE         OWNED AFTER
   SELLING STOCKHOLDER       OFFERING        OFFERING(1)      OF CREDIT(2)       OF CREDIT       OFFERING       OFFERING(1)
   -------------------       --------        -----------      ------------       ---------       --------       -----------

WARRANTS:
-------------------------------------------------------------------------------------------------------------------------------

Total Shares
Underlying Debentures      10,000,000          8.20%              --                --        10,000,000           0.00%
-------------------------------------------------------------------------------------------------------------------------------

COMMON STOCK
FROM EQUITY LINE:
-------------------------------------------------------------------------------------------------------------------------------

Cornell Capital             2,960,000          2.58%      60,000,000            34.89%        62,960,000           0.00%
Partners, L.P.

Total Shares
of Common Stock
from Equity Line:           2,960,000          2.58%      60,000,000            34.89%        62,960,000           0.00%
-------------------------------------------------------------------------------------------------------------------------------

GRAND TOTAL                19,828,683         15.04%      60,000,000            34.89%        79,828,683           0.00%
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------
*        Less than 1%.


(1) Applicable percentage of ownership is based on 111,977,622 shares of common stock outstanding as of June 10, 2002, together with securities exercisable or convertible into shares of common stock within 60 days of June 10, 2002, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 10, 2002 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Advanced Communications.


(2) The number of shares of common stock available under the Equity Line of Credit may be increased to a maximum of 70,000,000 shares of common stock if none of the outstanding debentures are converted into shares of common stock.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date.

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and 3% retention of the gross proceeds raised under the Equity Line of Credit.

GROSS PROCEEDS                                 $10,000,000       $20,000,000    $30,000,000

NET PROCEEDS                                    $9,615,000       $19,315,000    $29,015,000

USE OF PROCEEDS:                                    AMOUNT            AMOUNT         AMOUNT
----------------------------------------------------------- ----------------- --------------

Repayment of Affiliated Loan                    $1,800,000        $1,800,000     $1,800,000
Sales and Marketing                              2,500,000         5,000,000      7,500,000
Administrative Expenses, Including Salaries      1,000,000         1,500,000      2,000,000
Accounts Payable                                 1,750,000         2,000,000      2,250,000
Future Acquisitions                              2,000,000         8,000,000     13,500,000
General Working Capital                            565,000         1,015,000      1,965,000

TOTAL                                           $9,615,000       $19,315,000    $29,015,000

         Any proceeds received upon issuance of outstanding options or warrants will be used for general working capital purposes.

                                    DILUTION

         The net tangible book value of our company as of March 31, 2002, was ($4,631,136) or ($0.0434) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.03 per share.

         If we assume that our company had issued 70,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.03 per share (I.E., the maximum number of shares registered in this offering under the Equity Line of Credit, which number of shares assumes none of the debentures will be converted into shares of common stock), less retention fees of $63,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2002, would have been ($2,679,136) or $0.01472 per share. Note that at an offering price of $0.03 per share, Advanced Communications would receive gross proceeds of $2,100,000, $27,900,000 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0286 per share and an immediate dilution to new stockholders of $0.0448 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.0300
Net tangible book value per share before this offering     $(0.0434)
Increase attributable to new investors                       $0.0286
                                                           ---------
Net tangible book value per share after this offering                  ($0.0148)
                                                                       ---------
Dilution per share to new stockholders                                   $0.0448
                                                                       =========

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                                  DILUTION PER
                   ASSUMED            NO. OF SHARES TO BE           SHARE TO
               OFFERING PRICE              ISSUED(1)              NEW INVESTORS
               --------------              ---------              -------------
                  $0.0450                 70,000,000                 $0.0544
                  $0.0375                 70,000,000                 $0.0498
                  $0.0300                 70,000,000                 $0.0452
                  $0.0225                 70,000,000                 $0.0405
                  $0.0150                 70,000,000                 $0.0359
                  $0.0075                 70,000,000                 $0.0313


-------------------

(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

         SUMMARY. In January 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $30.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 3% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount, less the 3% retention.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $30.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the maximum number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.03 per share, we would issue 70,000,000 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $2,100,000, or $27,900,000 less than is available under the Equity Line of Credit. These shares would represent 38.5% of our outstanding common stock upon issuance. We are registering 70,000,000 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $30.0 million available under the Equity Line of Credit at the current price of $0.03 per share.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.03 per share and 25%, 50% and 75% discounts to the recent price.

     Purchase Price:            $0.0075         $0.0150            $0.0225             $0.0300


     No. of Shares(1):      4,000,000,000       2,000,000,000      1,333,333,333       1,000,000,000


     Total
     Outstanding(2):        4,111,977,622       2,111,977,622      1,445,310,955       1,111,977,622

     Percent
     Outstanding(3):        97.3%               94.7%              92.2%               90.0%



         (1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. at the prices set forth in the table. Note that the number of shares of common stock reflected in the table are in excess of our authorized common stock. A shareholders' meeting would be required in order to issue shares in excess of that authorized.


         (2)      Represents   the  total  number  of  shares  of  common  stock
outstanding after the issuance of the shares to Cornell Capital Partners, L.P.


         (3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 4,000,000,000 shares of common stock could be issued under the Equity Line of Credit, although initially we intend to register 70,000,000 shares of common stock under the Equity Line of Credit. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Advanced Communications by electing its or their own directors.

         Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital Partners will retain 3% of each advance. In connection with the Equity Line of Credit, we paid Cornell Capital Partners a commitment fee of $740,000, which was paid by the issuance of 2,960,000 shares of common stock. The number of shares issued for the commitment fee was equal to $0.25 per share. In addition, we issued 40,000 shares of common stock, valued at $10,000, to Westrock Advisors, Inc., a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay us 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 3% of the proceeds received by us under the Equity Line of Credit, plus a one-time commitment fee of $740,000, which was paid by the issuance of 2,960,000 shares of common stock. The 9% discount, the 3% retention, and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, and a one-time fee of $740,000 payable in common stock. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 40,000 shares of our common stock. The offering expenses consist of: a SEC registration fee of $955 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,545. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE  FOLLOWING  INFORMATION  SHOULD  BE READ IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF ADVANCED COMMUNICATIONS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

         We are a party to a license and distribution agreement for SpectruCell, a wireless software based communications platform that is being developed to offer mobile communications network providers the flexibility of processing and transmitting multiple wireless communication signals through one base station. The SpectruCell product, which is based on the Software Defined Radio ("SDR") platform, is being developed to allow wireless communication network providers with the ability to not only direct multiple wireless frequencies (AMPS, CDMA, GSM, Mobile IP, Voice IP, etc.) through one base station but will also provide flexibility for future spectrum upgrades to 3G. The SpectruCell product is being developed by our affiliated entity, Advanced Communications Technologies, Pty (Australia) which we own a 20% interest in. Mr. May, a former officer and director and significant shareholder owns 70% of Advanced Communications Technologies (Australia) Pty Ltd. through Global Communications Technology Pty Ltd., his wholly-owned company. Our license and distribution agreement encompasses a territory comprising North, Central, and South America and is for an indefinite period. It grants us the exclusive right to license, market and distribute SpectruCell and other products being developed by our affiliated entity throughout the North, Central and South American territories. On May 7, 2002, Advanced Communications (Australia) alleged that we are in default of the license and distribution agreement and sent a termination notice formally terminating the License Agreement. We believe that the notice of breach and the termination notice are without merit and we are taking the necessary legal action to prevent Advanced Communications (Australia) from terminating our rights under the License Agreement.

         We currently have no other products for licensing and/or distribution other than SpectruCell and other products being developed for sale and/or license by Advanced Communications (Australia). SpectruCell has not yet been commercially tested and is expected to be field tested in the U.S. in 2002. We believe that SpectruCell is expected to be available for commercial license and distribution in the fourth quarter 2002.

         We expect to generate revenue from the licensing, marketing and distribution of the SpectruCell product under our license agreement. The license agreement gives us the exclusive right to market and distribute SpectruCell in North, Central and South America. The manufacturing of SpectruCell will be arranged by Advanced Communications (Australia). We have not had any meaningful revenues to date. For the nine months ended March 31, 2002, we had a net loss of $1,973,621 or $0.02 per share. At March 31, 2002, we had negative working capital of $2,954,729 and an accumulated deficit of $27,489,576.

         SpectruCell is being developed as a technology that, we believe, will reduce the network providers' cost for on-going upgrades to wireless formats 2.5 and 3G and beyond, as each upgrade will be software-based rather than hardware-based. We also believe that network providers implementing a SpectruCell network architecture will be able to protect their existing client base through continued support and expansion of their existing services while being able to support future 2.5 and 3G-based protocols. This flexible migration path for network operators means that they can protect their existing financial asset while giving the operator both a technical and financial migration to 2.5 and 3G.

LICENSE AGREEMENT

         On July 5, 2000, we entered into a license and distribution agreement with Advanced Communications (Australia), a company in which we own a 20% interest and Mr. May indirectly owns a 70% interest. Mr. May is a former officer and director and a significant shareholder of our company. Pursuant to the agreement, we received an exclusive license to market and distribute in North, South and Central America the SpectruCell technology and certain other technologies to be developed. This license is for an indefinite period of time. Upon the SpectruCell technology becoming commercially available, our company and Advanced Communications (Australia) will need to negotiate minimum guaranty payments, as well as the amount of the commission payable to our company. These amounts will be negotiated in accordance with industry standards after the final pricing of the SpectruCell technology is established.

         We are involved in litigation in Australia with Advanced Communications (Australia) regarding the license. On April 26, 2002, the Supreme Court of Victoria at Melbourne, Australia issued an interim order against Advanced

Communications (Australia) and Mr. May in connection with the ongoing litigation between Advanced Communications and Advanced Communications (Australia). The interim order prohibits Advanced Communications (Australia) and Mr. May from violating the terms of the license and distribution agreement. Based on a press release issued by Advanced Communications (Australia), Advanced Communications (Australia) appears to be seeking to license the SpectruCell technology to another entity in our territory. On April 26, 2002, the Australian court entered the interim order. On May 7, 2002, Advanced Communications received a notice alleging a breach from Advanced Communications (Australia) stating that Advanced Communications had breached its obligation under the License Agreement. In addition, on May 7, 2002, Advanced Communications (Australia) sent a termination notice formally terminating the License Agreement. Advanced Communications believes the notice of breach and the termination notice are without merit and is taking the necessary legal actions to prevent Advanced Communications (Australia) from terminating its rights under the License Agreement. On May 8, 2002, the Australian court extended its April 26, 2002 order further restraining Advanced Communications (Australia) from "acting upon or taking any further steps in reliance upon" the notice of breach and termination notice. On May 27, 2002, the court held a full hearing on the injunction application, took the matter under advisement and indicated that it would rule on the matter in the near future. Parties are currently awaiting the judge's decision on this matter.

PLAN OF OPERATION

         We had no revenues from operations in each of the last two fiscal years, or the last fiscal year and the nine months ended March 31, 2002. As such, we are required to provide a Plan of Operation.

         During the next 12 months, we intend to pursue the marketing and distribution of the SpectruCell product after it is commercially tested. In this regard, we intend to support Advanced Communications (Australia) in the financial cost of this endeavor. Moreover, we fully intend to pursue active negotiations with Advanced Communications (Australia) to acquire the worldwide rights to SpectruCell and other technologies currently being developed by Advanced Communications (Australia) under the Letter of Intent dated as of September 7, 2001. Because we believe that SpectruCell will not be ready for commercial marketing and distribution until the fourth quarter of 2002, we are actively pursuing discussions with both private and public companies to acquire a majority interest in these businesses. As of this date, we do not have any agreements for an acquisition. While we have determined to seek acquisition candidates in the telecommunications industry is our preferred objective, we are not limiting our activities solely to this industry. We believe that given the current economic climate, there are a substantial number of business opportunities to pursue in industries other than telecommunications. The equity line will be used not only for general working capital needs, but also to support the SpectruCell product, the potential acquisition of the worldwide rights to SpectruCell and possible strategic acquisitions.

         We intend to continue to keep our infrastructure and overhead costs to a minimum until such time as we generate revenues from SpectruCell or other operations. Thereafter, we intend to expand our sales and marketing activities to promote our SpectruCell and other operations.

CHANGES IN NUMBER OF EMPLOYEES

         We do not anticipate any significant changes in the number of employees.

RESEARCH AND DEVELOPMENT

         We do not anticipate any research and development expenses over the next 12 months.

PLANT AND EQUIPMENT

         We do not anticipate plant and equipment expenses over the next 12 months.

RESIGNATIONS

         Effective March 14, 2002, Roger May and Allen Roberts resigned from our company's Board of Directors. Effective April 30, 2002, Gary Iveska resigned as our Chief Executive Officer.

GOING CONCERN

         Advanced Communications' consolidated financial statements for the nine months ended March 31, 2002, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Advanced Communications' net loss of $(1,973,621) for the nine months ended March 31, 2002, working capital deficiency of $2,954,729 and stockholders' deficiency of $2,931,136, raise substantial doubt about its ability to continue as a going concern.

         The ability of Advanced Communications to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. Management anticipates that the issuance of securities will generate sufficient resources for the continuation of Advanced Communications' operations.

         The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2002 TO THE THREE MONTHS ENDED MARCH 31, 2001

         OVERALL RESULTS OF OPERATIONS

         For the three months ended March 31, 2002 we incurred an overall loss of ($865,403) or ($.01) per share, which was 36% less than the overall loss of ($1,345,384) or ($0.01) per share in the comparable period in the prior year.

         REVENUE AND COST OF SALES

         No revenues were generated during the three months ended March 31, 2002 or March 31, 2001.

         OPERATING EXPENSES

         Operating expenses, net of stock-based compensation charges of $21,010 for the three months ended March 31, 2002, were $583,976 and represent a $536,406 or 48% decrease in operating expenses of $1,120,382, net of stock-based compensation charges, for the comparative period ended March 31, 2001. Included in operating expense for both periods is $101,000 and $262,542 respectively, of depreciation and amortization attributable to the quarterly depreciation of our office property and equipment and amortization of goodwill for the three months ended March 31, 2002 and 2001. Additional amortization of deferred financing costs and commitment fee of $100,417 is included for the three months ended March 31, 2002.

         OTHER INCOME (EXPENSE)

         Interest expense incurred for the three months ended March 31, 2002 was $260,417 and was attributable to accrued interest on the $1 million Convertible Debentures we issued in January 2002. Included in total interest expense is $250,000 interest attributable to the intrinsic value of the beneficial conversion feature included in the convertible debentures we issued to Cornell Capital Partners, L.P. and other investors. We incurred no interest for the comparative three-month period ended March 31, 2001.

         For the quarter ended March 31, 2002, we did not record our share of our unconsolidated investment in Advanced Communications (Australia) consolidated quarterly loss because our equity investment in its underlying net assets was written down to zero as of June 30, 2001. In accordance with the equity method of accounting, we are not required to record our share of future losses from our investment in Advanced Communications (Australia) until our investment becomes positive. For the comparative three months ended March 31, 2001, our share, expressed in US dollars, of our unconsolidated investment in Advanced Communications (Australia) consolidated net income for the quarter was $229,803. During the three months ended March 31, 2001, we recognized a $425,000 loss on the unsuccessful acquisition of ORBCOMM's assets.

COMPARISON OF THE NINE MONTHS ENDED MARCH 31, 2002 TO THE NINE MONTHS ENDED MARCH 31, 2001

         OVERALL RESULTS OF OPERATIONS

         For the nine months ended March 31, 2002, Advanced Communications incurred an overall net loss of ($1,973,621) or ($0.02) per share, as compared to an overall net loss of ($3,030,635) or ($0.03) per share, for the comparative period in the prior year. The overall net loss for the nine months ended March

31, 2002 was 35% less than the net loss for the nine months ended March 31, 2001.

         REVENUE AND COST OF SALES

         We did not generate any revenue for the nine months ended March 31, 2002. Revenue for the nine months ended March 31, 2001 was $50,000 and was realized entirely from our subsidiary's then operational U.S.-Pakistan international telephone distribution network. Cost of sales attributable to telephone network revenue was $57,310 for the nine months ended March 31, 2001.

         OPERATING EXPENSES

         Operating expenses, net of stock-based compensation charges of $81,010 for the nine months ended March 31, 2002, were $1,626,988 and represent a $806,050 decrease, or 33%, in operating costs net of stock-based compensation charges of $176,120 for the comparable nine month period ended March 31, 2001.

         OTHER INCOME (EXPENSE)

         Interest expense incurred for the nine months ended March 31, 2002 was $265,623. Included in total interest expense is $250,000 interest attributable to the intrinsic value of the beneficial conversion feature included in the convertible debentures we issued to Cornell Capital Partners, L.P. and other investors. We incurred no interest expense for the comparative nine months ended March 31, 2001.

         Other income (loss) for the nine months ended March 31, 2001 includes our share, determined under the equity method of accounting, of Advanced Communications (Australia) operating loss. No loss was reported for the comparative period ended March 31, 2002, as our investment in Advanced Communications (Australia) was written down to zero as of June 30, 2001 and we are no longer required to record our share of Advanced Communications (Australia) loss until our investment becomes positive. We realized no extraordinary gain or loss during the nine months ended March 31, 2002.

YEAR ENDED JUNE 30, 2001 COMPARED TO YEARS ENDED JUNE 30, 2000

         The following summarizes our operations for both fiscal years:

                                                    FOR THE YEARS ENDED JUNE 30,
                                                    ----------------------------
                                                      2001               2000
                                                      ----               ----

Consolidated Statement of Operations Data:
Revenue                                                 $  50,000             --
Cost of Revenue                                            57,310             --
Gross Profit (Loss)                                        (7,310)            --
Selling, General and
Administrative Expenses                                 2,283,412     4,384,691

                                                    FOR THE YEARS ENDED JUNE 30,
                                                    ----------------------------
                                                      2001            2000
                                                      ----            ----


Operating Profit (Loss)                               (2,290,722)    (4,384,691)
Loss from Investment Writedown                        (3,571,654)       (85,818)
Loss from Impairment of Goodwill                     (12,399,864)             --
Total Other (Expense) Income                            (422,157)      (666,491)
Extraordinary Gain                                        23,000        277,068

(Loss) before Depreciation and Amortization          (18,681,397)    (4,859,932)
Depreciation and Amortization                         (1,051,169)      (250,495)

Net Income (Loss)                                    (19,732,566)    (5,110,427)
Earnings (Loss) per share                                 $(0.22)        $(0.07)


         REVENUE

         We realized nominal revenue during the year from sales of international telephone services into Pakistan through our international network providers. Such revenue represented a 100% increase from the prior year. We ceased operating our international telephone services network during the year because of regulatory difficulties we encountered in our target market. We realized no revenue from the sale and/or license of the SpectruCell product as such product was not ready to be commercially sold in our territory.

         OPERATING EXPENSES

         Total operating expenses for the fiscal years ended June 30, 2001 and June 30, 2000 were $3,334,581 and $4,635,186 respectively and represents a 28% decrease from the prior fiscal year. Of these amounts, $1,214,739 and $3,409,038 or 36% and 74% respectively, were for professional services rendered of which $328,870 (27%) and $3,009,388 (88%) during the fiscal years ended June 30, 2001 and June 30, 2000, respectively, was paid via the issuance of restricted common stock and represent a non-cash expense. During the fiscal years ended June 30, 2001 and June 30, 2000, we paid $307,002 and $215,756 respectively, in cash fees for professional services rendered. Professional fees decreased substantially from the prior year due principally to the fact that shares issued in the current fiscal year in exchange for professional services rendered were issued at a lower price per share than the prior fiscal year.

         Depreciation and amortization expense increased by $800,674 due to the full year amortization of goodwill associated with our investment in Advanced Communications (Australia).

         Consulting fees, which includes employee payments, increased nominally from the prior year. During the fiscal year ended June 30, 2001 and June 30, 2000, $32,000 and $259,970 respectively, was paid via the issuance of restricted common stock and represents a non-cash expense.

         Other general and administrative expenses (exclusive of professional fees, consulting expenses and other non-cash charges) amounted to $501,048 for the fiscal year ended June 30, 2001, an increase of $88,938 from the prior fiscal year.

         Interest expense decreased $736,778 from the fiscal year ended June 30, 2000 due principally to the issuance, in September 1999, of our Secured Convertible Debentures. Approximately $715,000 of the decrease in interest expense is attributable to the intrinsic value of the convertible debentures as well as bond issuance costs charged to interest expense in fiscal 2000.

         Other  income  (expense)  includes a  one-time  write-off  of  $425,000 attributable to the abandonment of our investment deposit for the proposed acquisition of the ORBCOMM assets and $192,474 of other income recognized in fiscal 2000 on the abandonment of certain accounts payable and accrued expenses of MFI. It also includes a $12,399,864 loss in fiscal 2001 on the write-down of Goodwill associated with our investment in Advanced Communications (Australia), as well as an increase of $3,485,836 in our share of a full year's loss from our equity ownership in Advanced Communications (Australia). The write-down in Advanced Communications (Australia) was based on management's evaluation of the business prospects, which were necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long-lived assets for impairment. Advanced Communications (Australia) has been in the development stage since inception, and has not made sales. Based on these factors, management believed that the carrying value of the good will in the investment should be reduced to $2,000,000, resulting in a $12,399,864 write-down of goodwill.

         EXTRAORDINARY GAIN

         Extraordinary gain for the fiscal year ended June 30, 2001 included a $23,000 gain on the issuance of our restricted common stock to vendors of Advanced Communications (Australia) in excess of the then current market value. In fiscal 2000, we realized extraordinary gains of $242,561 on the extinguishments of prior shareholder loans in exchange for 600,000 of our restricted common stock, and $34,507 on the settlement of the Grassland loan payable. The prior shareholders were not shareholders of Advanced Communications at the time these loans were forgiven.

YEAR ENDED JUNE 30, 2000 COMPARED TO THE YEAR ENDED JUNE 30, 1999

         REVENUE

         We realized no revenue during either the fiscal year ended June 30, 2000 or the year ended June 30, 1999. We are a party to a license and distribution agreement with Advanced Communications (Australia) which grants us the right to license and sell the SpectruCell product being developed by our affiliate. Such product was still in the development stage as of June 30, 2000. We have also developed a wholesale telecommunications network for service into Pakistan which was not fully operational as of June 30, 2000.

         OPERATING EXPENSES

         General and administrative expenses for the fiscal years ended June 30, 2000 and June 30, 1999 were $4,384,691 and $673,274 respectively. Of these amounts, $3,409,038 and $148,379, or 78% and 22% respectively, were for professional services rendered of which $3,009,388 (88%) during the fiscal year ended June 30, 2000 was paid via the issuance of restricted common stock and represent a non-cash expense. During the fiscal years ended June 30, 2000 and June 30, 1999, we paid $215,756 and $148,378 respectively, in cash fees for professional services rendered. Professional fees increased substantially from the prior year due principally to the fact that a majority of our shares issued in the current fiscal year in exchange for services were issued when the stock was trading in the price range of $2.50 to $4 per share.

         Consulting fees, which includes employee payments, increased $146,877 from the prior year due principally to an increase in staff and the issuance of restricted common stock at a higher market price to third party marketing and promotional organizations. For the fiscal years ended June 30, 2000 and June 30, 1999, $259,970 and $330,166 respectively, was paid via the issuance of restricted common stock and represents a non-cash expense.

         Other general and administrative expenses (exclusive of professional fees, consulting expenses and other non-cash charges) amounted to $412,110 for the fiscal year ended June 30, 2000, an increase of $306,516 from the fiscal year ended June 30, 1999. This increase is attributable to additional corporate overhead expenses resulting from the expansion of our corporate headquarters in California and the $125,000 bad debt reserve for the World IP receivable.

         Interest expense increased from $5,580 to $747,110 or by $741,530 from the fiscal year ended June 30, 1999 as a result of the issuance of the Secured Convertible Debentures in September 1999. Approximately $650,000 of our interest expense in fiscal 2000 is attributable to the intrinsic value of the convertible debentures executed by us. Bond issuance costs being amortized during the current fiscal year accounted for an additional $65,000 charged to interest expense.

         Other income (expense) includes a ($85,818) loss (expressed in U.S. dollars) from our investment in Advanced Communications (Australia) for the period April 5, 2000 through June 30, 2000, as determined under the equity method of accounting. In addition, $192,474 of other income was recognized on the abandonment of certain accounts payable and accrued expenses of MFI.

         EXTRAORDINARY GAINS (LOSSES)

         Extraordinary Gains (Losses) include $242,561 of gain on the extinguishments of prior shareholder loans in exchange for 600,000 of our restricted common stock and a gain of $34,507 on settlement of the Grassland loan payable. We realized no extraordinary gain or loss in the fiscal year ended June 30, 1999. The prior shareholders were not shareholders of Advanced Communications at the time these loans were forgiven.

         LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have financed our operations through the sale of common stock and convertible debentures and from unsecured loans from our major shareholder. We have raised approximately $3,900,000 before offering costs through the sale of these securities and have borrowed $1,055,736 from an entity wholly-owned by Roger May, a former officer and director of our company and a significant shareholder.

         At March 31, 2002, our cash and cash equivalents balance was $164,359 an increase of $157,543 from the balance of $6,816 at June 30, 2001. During the nine-months ended March 31, 2002, cash provided by (used in) operations amounted to ($1,076,988). Cash provided by (used in) investing activities was ($351,675). Cash provided by financing activities during the nine-months ended March 31, 2002 amounted to $1,586,206 and consisted of $259,736 of unsecured loans from an entity wholly-owned by Roger May, a former officer and director of our company and a significant shareholder, $120,000 from the sale of common stock and warrants pursuant to our private offering and $1,000,000 of proceeds from the sale of convertible debentures to Cornell Capital Partners, LP and other investors. For the comparative nine-month period ended March 31, 2001, no cash was provided by operations as all of our operations during this period were financed via unsecured loans from an entity wholly-owned by Roger May, a former officer and director of our company and a significant shareholder and proceeds from the sale of securities in private offerings. We had a working capital deficiency in the amount of ($2,954,729) and ($2,950,011) respectively, for the nine month periods ended March 31, 2002 and March 31, 2001.

         On August 14, 2001, we filed a S-1 Registration Statement to register 37,500,000 of our shares in connection with our proposed $12,000,000 equity line credit facility with Ladenburg Thalmann & Co., Inc. and Wanquay Limited. Based on comments received by the SEC relating to the terms and conditions of the proposed equity line and on advice of counsel, on November 30, 2001, we withdrew the Registration Statement with the SEC. Advanced Communications intends to terminate this equity line of credit facility.

         On December 13, 2001, we entered into a 90-day $325,000 Promissory Note with Cornell Capital Partners, LP. The note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. We realized $269,000 of net proceeds after financing costs and legal fees. The note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debentures.

         On January 10, 2002, we executed various financing agreements with Cornell Capital Partners, LP, a New Jersey-based hedge fund whereby Cornell and certain other investors purchased from us $1 million of two-year Convertible Debentures and Cornell entered into a $30 million Equity Line of Credit. Pursuant to the Convertible Debenture financing, we received $564,000 net of financing and closing costs and the repayment of the $325,000 ninety-day note. Under the terms of the $30 million structured equity facility, we have the right to require Cornell to make monthly purchases of up to $2 million of our stock on a discounted basis. These debentures are convertible into shares of common stock at a price equal to equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or $0.40, whichever is higher, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.024 (i.e., 80% of the recent price of $0.03), then the holders of the convertible debentures would have received 41,666,667 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004. The issuance of shares upon conversion of the Debentures or pursuant to the Equity Line of Credit will have a dilutive impact on our existing stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue upon conversion of the debentures or under the Equity Line of Credit. If our stock price is lower, then our existing stockholders would experience greater dilution.

         The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $250,000, was recorded as an interest expense and a component of equity on the issuance date.

         We anticipate that our cash needs over the next 12 months will come primarily from the sale of securities or loans, including the Equity Line of Credit. Pursuant to the Equity Line of Credit, we may periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the lowest closing bid price of our common stock during the five trading days after an advance notice. In addition, Cornell Capital Partners may retain 3% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Except for the Equity Line of Credit, we have no commitments for capital.

         Our ability to draw upon the Equity Line of Credit is conditioned upon our company registering with the SEC the shares of common stock to be issued under the Equity Line of Credit.

         Our anticipated cash needs over the next 12 months consist of general working capital needs of $1,200,000 plus the repayment of outstanding indebtedness of $2,921,338. These obligations include outstanding convertible debentures in the amount of $1 million, as well as accounts payable and accrued expenses in the amount of $683,002, accrued compensation of $172,183 and an unsecured, non-interest-bearing loan payable to an entity wholly-owned by Roger May, a former officer and director and a significant shareholder. In addition, we have a note payable to Advanced Communications (Australia) in the amount of $1,791,166 at March 31, 2002 that is the subject of a pending lawsuit by us against Roger May and Advanced Communications (Australia).

         On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two investors, which were also stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. On September 30, 1999, Advanced Communications issued an additional convertible debenture to Bank Insinger de Beaufort N.V. in the amount of $150,000.

         The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

         Advanced   Communications   further  reduced  these  bonds  payable  by
offsetting a related bond receivable in the amount of $36,450.

         Between October and December 2000, AJW Partners, LLC and New Millennium Capital Partners II, LLC elected to convert $262,800 of convertible debentures into 860,378 shares of Advanced Communications restricted common stock.

         During December 2000, Bank Insinger de Beaufort N.V. converted its $150,000 convertible debenture, inclusive of accrued and unpaid interest, into 943,167 shares of the Company's restricted common stock.

         As of March 31, 2002 and June 30, 2001, $200,750 of secured convertible debentures was still outstanding. The Company is in default of its remaining obligations to AJW Partners, LLC and New Millennium Capital Partners II, LLC.

         On April 24, 2002, the Company entered into a Settlement Agreement with AJW Partners, LLC and New Millennium Capital Partners II, LLC (the "Note Holders"). Under the terms of the Settlement Agreement, the Note Holders agreed to dismiss their lawsuit and convert their remaining unpaid obligation, inclusive of accrued and unpaid interest, into 8,500,000 shares of the Company's common stock, payable over a 180 day period. The Company has the option, until July 23, 2002, to pay the Note Holders $475,000 by June 8, 2002, or $325,000 by July 23, 2002, in lieu of the Company's common stock. On both April 24, 2002 and June 10, 2002, the Company issued 1,460,725 and 664,275 shares of its common stock to AJW Partners, LLC and New Millennium Capital Partners II, LLC, respectively.

         During December 1997, MFI, Advanced Communications' former name, issued 75,000 of its common shares to settle the amounts due, which was $150,000 to a company, or the Payee, pursuant to a convertible promissory note, the Grassland Note. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. Advanced Communications made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by Advanced Communications. The revised obligation was to be paid by August 14, 2000. Advanced Communications defaulted on this revised payment obligation and a judgment against Advanced Communications was entered. In October 2000, Advanced Communications sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, Advanced Communications' remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 Advanced Communications paid the obligation in full. On October 24, 2001, the court issued its notice of satisfaction and release.

         Advanced Communications had a non-interest bearing note payable to Advanced Communications (Australia) of $7,500,000 as of April 5, 2000. The following schedule represents payments on such debt by issuance of restricted common stock to either Advanced Communications (Australia) or creditors of Advanced Communications (Australia). Such transactions were recorded at the market price of the stock at date of issuance.

                                       SHARES OF COMMON
                 DATE                    STOCK ISSUED               VALUE
                 -------------------  --------------------  -------------------

                 September 2000          5,000,000          $        3,500,000
                 October 2000(1)           460,000                     460,000
                 June 2001               1,137,000                     567,100
                 September 2001          1,190,000                     357,001
                                      ------------          -------------------
                                         7,787,000          $        4,884,101
                                      ============          ===================

(1) This transaction resulted in a gain on extinguishment of debt of $23,000.


         During the year ended June 30, 2001 Advanced Communications repaid an aggregate of $247,608 of the obligation in cash. During the three-month period ended September 2001, Advanced Communications repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001.

         Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between Advanced Communications and Advanced Communications (Australia), Advanced Communications has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to Advanced Communications (Australia).

         As  of  March  31,  2002,  the  balance  of  Advanced   Communications'
obligation to Advanced Communications (Australia) was $1,791,166. Advanced Communications is currently in litigation with Advanced Communications (Australia) regarding the timing for the repayment of Advanced Communications' obligation.

         As of March 31, 2002, Advanced Communications owed Global Communications Technologies Pty Ltd, a wholly-owned entity of Roger May, a former officer and director of our company and a significant shareholder, $1,055,736 for funds advanced to Advanced Communications to provide working capital and for the repayment of certain of Advanced Communications' obligations. This loan is non-interest bearing and unsecured. This loan does not have a scheduled date of repayment.

         On December 13, 2001 Advanced Communications entered into a 90-day $325,000 Promissory Note with Cornell Capital Partners, LP. The note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. Advanced Communications realized $269,000 of net proceeds after financing costs and legal fees. The note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debenture.

         During the period of December 2000 to August 2001, pursuant to a private placement under Regulation D, Rule 506, Advanced Communications issued 3,060,600 shares of common stock and 3,060,600 warrants at $.30 per share. Advanced Communications received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.

         Advanced Communications issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs of the offering.

         The fair market value of the warrants, aggregating $275,454 and $110,000 at June 30, 2001 and September 30, 2001, respectively, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At March 31, 2002, no warrants have been exercised.

         During the three months ended September 30, 2001, Advanced Communications received the balance of the offering proceeds and issued an additional 1,233,333 shares of its restricted common stock and associated warrants.

         On February 27, 2002, our Board of Directors approved a resolution to reprice the private placement offering from $0.30 per share to $0.20 per share. This repricing will result in the issuance of an additional 2,146,967 shares of common stock and warrants to the private placement investors. These additional shares are included in the number of shares that we are registering for these selling shareholders. The exercise price of the underlying warrants will remain at $0.30 per share.

         During the three months ended December 31, 2001, Advanced Communications issued 137,727 shares of common stock, valued at $41,318 in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering. Such amounts have been netted against proceeds received from the issuance of shares in the previous quarter.

DEFAULTS

         As of December 31, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures were outstanding. Advanced Communications is in default based on the April 1, 2000 due date. On April 24, 2002, Advanced Communications agreed to settle this matter by agreeing to issue a total of 8,500,000 shares of common stock over a 180-day period.

         We were obligated to pay $150,000 to a company, or the Payee, pursuant to a convertible promissory note. During December 1997, we issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. Advanced Communications made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by Advanced Communications. The revised obligation was to be paid by August 14, 2000. Advanced Communications defaulted on this revised payment obligation and a judgment against Advanced Communications was entered. In October 2000, Advanced Communications sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, Advanced Communications' remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 Advanced Communications paid the obligation in full. On October 24, 2001 Advanced
Communications received notice from the court that its judgment has been satisfied.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         On September 11, 2001 a Special Meeting of Stockholders was held in Irvine, California. At this meeting, our stockholders authorized the following changes to our Articles of Incorporation:

         1        To  increase  our  authorized  shares  of  common  stock  from
100,000,000 shares to 200,000,000;

         2        To provide for a class of 25,000,000 shares of Preferred Stock which will have such terms as the Board of Directors shall determine from time to time; and

         3        To provide for  indemnification  of our  officers,  directors, employees and agents to the full extent permitted by law.

         A Certificate of Amendment to our Articles of Incorporation embodying the above changes was filed in Florida on September 27, 2001.

                                VOTES FOR        VOTES AGAINST       ABSTAINED
               ----------       ----------       -------------       ---------
               Proposal 1       60,763,890        14,851,790           94,431
               Proposal 2       39,055,860        14,952,263           94,283
               Proposal 3       73,407,585         2,129,775          172,751


EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

                                       30A

         In August 2001, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations", effective for fiscal years beginning after June 15, 2002. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs.

         In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets", effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets.

         We believe that adopting the above statements will not have a material impact on our financial statements.

                             DESCRIPTION OF BUSINESS

         Unless the context requires otherwise, "we", "us" or "our" refers to Advanced Communications Technologies, Inc. and subsidiaries on a consolidated basis.

         We are a party to a license and distribution agreement for SpectruCell, a wireless software based communications platform that is being developed to offer mobile communications network providers the flexibility of processing and transmitting multiple wireless communication signals through one base station. The SpectruCell product, which is based on the Software Defined Radio ("SDR") platform, is being developed to allow wireless communication network providers with the ability to not only direct multiple wireless frequencies (AMPS, CDMA, GSM, Mobile IP, Voice IP, etc.) through one base station but will also provide flexibility for future spectrum upgrades to 3G. The SpectruCell product is being developed by our affiliated entity, Advanced Communications (Australia) which we own a 20% interest in. Mr. May, a former officer and director and significant shareholder owns 70% of Advanced Communications Technologies (Australia) Pty Ltd. through Global Communications Technology Pty Ltd., his wholly-owned company. Our license and distribution agreement encompasses a territory comprising North, Central, and South America and is for an indefinite period. It grants us the exclusive right to license, market and distribute SpectruCell and other products being developed by our affiliated entity throughout the North, Central and South American territories. On May 7, 2002, Advanced Communications (Australia) alleged that we are in default of the license and distribution agreement and sent a termination notice formally terminating the License Agreement. We believe that the notice of breach and the termination notice are without merit and we are taking the necessary legal action to prevent Advanced Communications (Australia) from terminating our rights under the License Agreement.

         We currently have no other products for licensing and/or distribution other than SpectruCell and other products being developed for sale and/or license by Advanced Communications (Australia). SpectruCell has not yet been commercially tested and is expected to be field tested in the U.S. in 2002. We believe that SpectruCell is expected to be available for commercial license and distribution in the fourth quarter 2002.

         We expect to generate revenue from the licensing, marketing and distribution of the SpectruCell product under our license agreement. The license agreement grants us the exclusive right to market and distribute SpectruCell in North, Central and South America. The manufacturing of SpectruCell will be arranged by Advanced Communications (Australia). We have not had any meaningful revenues to date.

         For the year ending June 30, 2001 and nine months ending March 31, 2002, the Company had a net loss of ($19,755,566), or $0.22 a share, and ($1,973,621), or $0.01 a share, respectively. For the nine months ending March 31, 2002 the Company had an accumulated deficit of $27,489,576 and a negative working capital position of $2,954,729, as compared with an accumulated deficit of $25,515,955 and a negative working capital position of $2,421,719 for the period ending June 30, 2001.


LICENSE AGREEMENT

         On July 5, 2000, we entered into a license and distribution agreement with Advanced Communications (Australia), a company in which we own a 20% interest and Mr. May indirectly owns a 70% interest. Mr. May is a former officer and director and a significant shareholder of our company. Pursuant to the agreement, we received an exclusive license to market and distribute in North, South and Central America the SpectruCell technology and certain other technologies to be developed. This license is for an indefinite period of time. Upon the SpectruCell technology becoming commercially available, our company and Advanced Communications (Australia) will need to negotiate minimum guaranty payments, as well as the amount of the commission payable to our company. These amounts will be negotiated in accordance with industry standards after the final pricing of the SpectruCell technology is established.

         We are involved in litigation in Australia with Advanced Communications (Australia) regarding the license. On April 26, 2002, the Supreme Court of Victoria at Melbourne, Australia issued an interim order against Advanced Communications (Australia) and Mr. May in connection with the ongoing litigation between Advanced Communications and Advanced Communications (Australia). The interim order prohibits Advanced Communications (Australia) and Mr. May from violating the terms of the license and distribution agreement. Based on a press release issued by Advanced Communications (Australia), Advanced Communications (Australia) appears to be seeking to license the SpectruCell technology to another entity in our territory. On April 26, 2002, the Australian court entered the interim order. On May 7, 2002, Advanced Communications received a notice from Advanced Communications (Australia) alleging a breach of the license.

Advanced Communications believes the allegation is without merit and intends to protect its legal rights. On May 8, 2002, the Australian court extended its April 26, 2002 order through May 14, 2002, further restraining Advanced Communications (Australia) from "acting upon or taking any further steps in reliance upon" the notice of breach until May 14, 2002 when this matter will be heard by the court.

COMPANY HISTORY

         We were incorporated on April 30, 1998 and were inactive from April 1998 to June 1998 except for the issuance of founders' shares. On April 7, 1999, Media Forum International, Inc., a Florida corporation, acquired all of our stock in exchange for its stock. Pursuant to the merger agreement, our shareholders received nine shares of Media Forum's common stock for each share of common stock held in our company. After the merger, our shareholders owned approximately 90% of Media Forum. Media Forum, the surviving entity, subsequently changed its name to Advanced Communications Technologies, Inc. Upon completion of the merger, we changed our trading symbol to "ADVC."

         On January 31, 2000, we acquired Smart Investments.com, Inc. through a stock exchange with Smart Investments' sole shareholder. Immediately upon completion of that acquisition, we elected successor issuer status in accordance with Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended, and consequently became a "reporting company" in compliance with the NASD's requirements.

         On July 20, 1999, we formed Advanced Global Communications, Inc., a Florida corporation. Advanced Global was established to develop and operate our international telecommunications network as well as to acquire other switching and telecommunications companies. During the fiscal year ended June 30, 2001, we ceased operating Advanced Global's international telecommunications network and wrote-off our entire investment in various telephone equipment and network costs. Such write-off amounted to $69,506.

         On November 10, 1999, Advanced Global entered into an agreement with the shareholders of World IP Incorporated and its wholly-owned foreign subsidiaries, Sur Comunicaciones, S.A., a Chilean corporation, and Acinel, S.A., an Argentinean corporation, to acquire a 51% controlling interest in the World IP. Under the terms of the agreement, 500,000 shares of our restricted common stock, plus $95,000 in cash was exchanged for 1,020 shares of stock representing 51% of the then issued and outstanding shares of World IP. The 500,000 shares of restricted common stock were valued at the trading price on the closing date and together with the cash consideration resulted in a purchase price of $470,000. World IP provides wholesale international telephone services from the U.S. to Chile and Argentina.

         On October 4, 2000, we notified World IP's management and its shareholders that we intended to rescind the agreement because we were unable, after repeated requests, to obtain from World IP's management financial records and audited financial statements. Consequently, our management deemed that it was in our best interest to unilaterally rescind the agreement. On October 6, 2000, we filed suit in the Circuit Court in and for Palm Beach County, Florida against World IP and its shareholders for rescission of the agreement and for monetary damages resulting from such breach. On January 23, 2002, the parties entered into Settlement and Rescission Agreements and a Stipulation for Dismissal with Prejudice (the "Stipulation") to settle this matter. The Stipulation states that the November 10, 1999, Agreement and all related transactions, including the issuance of 1,020 shares of World IP to Advanced Global and the 500,000 shares of restricted common stock to World IP shareholders, are rescinded, AB INITIO, effective November 10, 1999, as though such transactions never occurred. Further, as part of the settlement, Advanced Communications issued a total of 320,000 shares of restricted common stock to certain shareholders of World IP, which shares are being registered pursuant to the Registration Statement currently on file with the Securities and Exchange Commission. The Circuit Court in and for Palm Beach County issued an Order Approving Stipulation approving the Settlement and Rescission Agreements and the Stipulation.

         For financial statement purposes, we have treated the World IP rescission transaction as if we had never acquired the World IP stock and wrote-off our $125,000 investment in World IP in our June 30, 2000 financial statements.

         On April 5, 2000, we entered into a Stock Purchase Agreement with Advanced Communications (Australia) to acquire a 20% interest for $19,350,000. The majority owner of Advanced Communications (Australia) is Roger May, who was the Chief Executive Officer, Chairman of the Board of Directors of our company until November 30, 2001. In consideration for our purchase of the stock, we issued 5,000,000 shares of our common stock having a value of $11,850,000 and a $7,500,000 unsecured non-interest bearing note payable in installments. The note payable was payable in three equal monthly installments commencing May 31, 2000. Under the terms of the April 2000 agreement, the monthly installment deadline was extended, without interest, to allow for our company to, on a best efforts basis, raise the cash portion of the purchase price through the sale of securities. Upon raising such funds, our company is obligated to repay Advanced Communications (Australia)'s note payable after deducting for reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries, as determined by its Board of Directors. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill.

         Our 20% interest in Advanced Communications (Australia) was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of Advanced Communications (Australia) was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 at which time we reassessed the life of the goodwill to be five years. The amortization of goodwill charged to income for each of the nine months ended March 31, 2002 and March 31, 2001 was $300,000 and $784,626, respectively.

         During the year ended June 30, 2001, we reduced the carrying value of our investment in Advanced Communications (Australia) to $2,000,000 based on management evaluation of Advanced Communications (Australia). This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long-lived assets for impairment.

         The components of the investment in Advanced Communications (Australia) at March 31, 2002 are as follows:

                                              INVESTMENT          GOODWILL         TOTAL
                                           -----------------  ----------------  -------------
           At acquisition                  $  3,657,472       $  15,692,528     $  19,350,000
           Cumulative Investment loss       (3,657,472)                  --        (3,657,472)
           Amortization of goodwill                   --         (1,292,664)       (1,292,664)
           Impairment of goodwill                     --        (12,399,864)      (12,399,864)
           Balance at June 30, 2001                   --           2,000,000         2,000,000
           Cumulative amortization of
             Goodwill through 3/31/02                              (300,000)         (300,000)
           Balance at March 31, 2002       $          --      $    1,700,000    $    1,700,000


         On July 5, 2000, we entered into a License and Distribution Agreement with Advanced Communications (Australia) where by we were granted the exclusive right to market and distribute within North, South and Central America the SpectruCell and other technologies to be developed.

         On July 24, 2000, our company formed Australon USA, Inc., a Delaware corporation, owned 50% by our company and 50% by Australon Enterprises Pty., Ltd. Australon Enterprises is controlled by Roger May, a former officer and director of our company. We formed Australon USA, Inc. to market and sell the Australon suite of products in the U.S., Canada and South America. Australon USA intended to develop products and applications for the monitoring and control industry. These products and applications were unrelated to SpectruCell. Australon USA, Inc. is presently inactive and had no revenues or expenses for the fiscal year ended June 30, 2001.

         In November 2000, we formed Advanced Network Technologies (USA), Inc., a Delaware corporation, owned 70% by us and 30% by Advanced Network Technologies Pty. Ltd. Advanced Network intended to acquire a wireless network infrastructure in North and South America. This infrastructure was intended to help showcase SpectruCell within a working network environment. To date, no acquisitions have been made. Advanced Network Technologies (USA), Inc. is presently inactive and had no revenues or expenses for the fiscal year ended June 30, 2001.

FINANCIAL CONDITION

         We had net losses of $19,755,566 and $5,387,495 during the years ended June 30, 2001 and 2000, respectively. As of June 30, 2001, we had cash of $6,816 and current liabilities of $2,438,535. We do not have sufficient cash or other assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. A detailed discussion of our financial condition is contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of this filing.

CHALLENGES TO COMPLETING THE DEVELOPMENT AND TESTING OF SPECTRUCELL

         Advanced Communications (Australia) faces a number of challenges in completing and commercializing the SpectruCell technology. These challenges can be placed into four categories, financial, technical, regulatory and competitive. Each of these categories is discussed below.

         FINANCIAL. Advanced Communications (Australia) will require significant funding to complete the development and commercial release the SpectruCell technology. Advanced Communications (Australia) estimates that it will need approximately U.S. $10 million in funding to successfully complete the commercialization of SpectruCell through field testing in the U.S. and arrange for the manufacturing of the product. Although we are aware of capital raising activities by Mr. May and others on behalf of Advanced Communications (Australia), we have no knowledge of whether any of these funding activities have been or will be successful.

         TECHNICAL. To the best of our knowledge, the following technical developments remain to be completed prior to the commercialization of the SpectruCell product.

         o Analogue to Digital converter (referred to as the DC card). We have been advised that the DC card has been designed in-house at Advanced Communications (Australia) and is at the prototype stage. Completion of a first release production design is scheduled for the second or third quarter of 2002. Daranmount, an independent Australian company, is developing and manufacturing various boards for SpectruCell under contract with Advanced Communications (Australia).

         o Demonstration of the production version of the SpectruCell hardware to show simultaneous operation of multiple protocols. This is intended to be demonstrated upon the first release of the product.

         REGULATORY.  Advanced  Communications  (Australia)  or our company will need to gain the appropriate regulatory approvals from the Federal Communications Commission and other relevant authorities in order to implement the SpectruCell technology. The Federal Communications Commission has realized the potential of software-defined radio insofar as its capability to maximize spectrum usage and increase flexibility for network operators. Accordingly, the Federal Communications Commission recently amended their regulations to accommodate the increased flexibility of SDR. At this time, we cannot estimate how long this process will take.

         COMPETITIVE. Like most new technologies the introduction of SpectruCell will require demonstrations and education through field trials and similar demonstrations to introduce the product to the potential market. No assurances can be given that the market will accept the SpectruCell technology, or that other competing products will be developed or achieve better market acceptance than our product.

         Advanced Communications (Australia) has identified at least one competitor to the SpectruCell technology. This competitor is Airnet (www.airnet.com). We expect to face increasing competition as other telecommunications companies realize the advantages of SDR and begin devoting more resources to developing SDR base technologies. Many of these companies have substantially greater resources than we do. These companies also have more experience than we do in obtaining governmental approval from the Federal Communications Commission and other agencies.

INDUSTRY OVERVIEW

GROWTH OF THE WIRELESS TELECOM INDUSTRY

         The wireless telecom industry is a rapidly growing business, driven by the dramatic increase in wireless telephone usage, as well as strong demand for wireless Internet and other data services. U.S. mobile subscribers are projected to grow to 226.8 million by 2010 and generate revenues of $72.8 billion, according to Analysts Bakerville (Feb. 2002). In June 2001, EMC World Cellular Database stated that there were 854.7 million users of cellular services worldwide. The demand for wireless Internet access and other data services is accelerating the adoption of new technologies such as those embodied in the emerging third-generation (3G) standard. High-speed fiber optic networks are being coupled with broadband wireless technologies to deliver enhanced telecom capabilities and features to new customers and markets.

         Wireless carriers must continuously upgrade their networks with new technologies and expand into new geographic regions in order to remain competitive and satisfy the demand for wireless service. Additionally, new carriers are entering the market as a result of deregulation, the issuance of new licenses and the demand for new services, fueling the development of new


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

networks. Consequently, carriers are deploying new network equipment both in the U.S. and abroad. New technologies, such as broadband wireless, are helping to fuel demand for more advanced wireless equipment. Global revenues from the broadband market are expected to exceed $88 billion by 2007, according to the ARC Group (Feb. 2002). Worldwide 3G networks may cost up to $751 billion to build according to a study by Herschel Shosteck Associates (Jan. 2001).

CHANGES IN THE WIRELESS TELECOM INDUSTRY

         As carriers deploy their networks,  they face significant  competition.
Through privatization in the 1980s and deregulation in the 1990s, both domestically and internationally, the competitive landscape has changed for wireless carriers. For carriers to differentiate themselves and remain competitive in this new environment, they are deploying networks to:

         o provide seamless nationwide coverage and avoid expensive roaming costs on competitors' networks in markets where carriers do not currently own infrastructure;

         o   offer PCS service in new geographic markets;

         o offer enhanced services, such as one rate plans, calling party pays, caller ID, text messaging and emergency 911 locator services;

         o implement the new third-generation (3G) network standard to deliver wireless broadband data services, including Internet access and two-way e-mail;

         o introduce other emerging data networking and broadband technologies, such as LMDS, MMDS and other point-to-multipoint architectures, for the provision of high speed data wireless Internet access and other broadband services; and

         o offer wireless local loop systems domestically to bypass incumbent wireline competitors and in developing countries lacking modern wireline telephone infrastructure.

         The convergence of traditional wireless, wireline and cable services is also adding complexity to the telecom environment as carriers deploy networks spanning traditional wireless/wireline boundaries to offer these enhanced services and new technologies.

NEW CHALLENGES FOR WIRELESS CARRIERS AND EQUIPMENT VENDORS

         Due to this increasingly competitive environment, carriers need to focus on satisfying customer demand for enhanced services, seamless and comprehensive coverage, better quality, more bandwidth and lower prices. The proliferation of carriers and new technologies has created an environment where speed to market is an essential element of a wireless carrier's success. Carriers are also experiencing challenges managing increasingly complex networks and technologies. For example, the introduction of wireless Internet technologies and the growth in broadband wireless services requiring the transmission of large amounts of data creates additional new technological hurdles for carriers establishing or upgrading their networks. In this dynamic environment, customer acquisition and retention are the most important determinants of success. This has led carriers to increasingly prioritize their resources, focusing on mission critical revenue generating activities such as marketing, billing and customer care and outsourcing whenever they can do so effectively.

         The changing environment is also placing significant operational challenges on carriers. Carriers must make critical decisions about which geographic markets to serve and which services and technologies to offer. They are striving to avoid the cost uncertainties and considerable operational challenges associated with the staffing and process implementation software for the deployment and management of their networks. Furthermore, the rapidly changing and increasingly complex nature of wireless technologies has made it difficult for carriers to optimize employee training and utilization for what are often one-time upgrades for each generation of new technology. Additionally, networks are being implemented with equipment from unrelated vendors, posing system integration challenges. This situation is exacerbated by consolidation in the industry, which often entails the integration of disparate networks.

         Equipment vendors are facing numerous challenges in the current environment, as carriers are requiring them to develop new generations of equipment that are capable of handling increased features and functionality. In addition, vendors must provide equipment that can be deployed within a carrier's existing network and integrate with equipment offered by other vendors. Carriers


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

are more likely to select a vendor who provides a full suite of products and deployment services. Given the rapid pace of technological change, equipment vendors are finding it increasingly difficult to justify using resources for the deployment, integration and optimization of their current generation of products. This has increasingly led equipment vendors to focus on their core competencies to offer competitive solutions in this rapidly changing technological environment and to outsource network design, deployment and management services.

CONVENTIONAL WIRELESS COMMUNICATIONS TECHNOLOGY

         Conventional mobile networks primarily rely upon long-established mobile radio technology and traditional voice channel transmission. This was the only suitable technology available when cellular communications first evolved 20 years ago. The SpectruCell Technology represents a departure from this somewhat antiquated technology.

         Conventional telephone networks were traditionally configured with a major Central Office Switch (CO) and numerous smaller switches (Points of Presence or POPS) throughout the network. The POPS collect calls from the outlying reaches of the network and route them back to the CO for processing and routing to the call termination.

         Cellular telephone networks evolved from the long established mobile radio telephone technology and the traditional call processing and voice channel transmission applications associated with that technology. Much of the call processing and routing is done at the cell site and this can be very restrictive because it depends upon the number of voice channels and processing capacity at each cell site. In a conventional telephone network environment any upgrades or call capacity changes can be effected at the Central Office Switch, whereas in the present cellular network environment hundreds of cell sites would have to be upgraded individually.

         The SpectruCell platform is comprised of a base hardware platform and a software operating system that controls the hardware. The hardware portion of SpectruCell uses mainly commercial off the shelf components (COTS) with proprietary processing cards developed by Advanced Communications (Australia). The COTS hardware used is industry standard equipment and sourced from manufacturers worldwide.

         The software is expected to be designed to be upgraded without the need to upgrade the hardware. The types of software upgrade possible are the changing of protocols supported, new versions of the protocol software or custom applications may be installed and upgraded or removed. The analogy is very much like your home PC where you have hardware and software. If you would like to make your system more powerful you can choose to upgrade the hardware. It is up to the network operator to choose how much processing power they require in order to run their chosen software. The hardware itself is built upon industry standard platforms so that it can be easily scaled up or down by installing or removing processing cards. The CPCI chassis allows for the use of hot-swappable hardware allowing for the removal and upgrade of cards when required.

THE SPECTRUCELL TECHNOLOGY

         The SpectruCell concept was originally conceived in the United States in an entirely different format and configuration to the current product design. The request to develop the SpectruCell Wireless Base Station concept was presented to the Royal Melbourne Institute of Technology University in the first quarter of 1998 for evaluation and development. The current technology for the SpectruCell Wireless Base Station unit has been developed entirely in Melbourne, Australia by Advanced Communications (Australia) in collaboration with the Department of Computer Systems Engineering at the Royal Melbourne Institute of Technology University.

         Advanced Communications (Australia) has developed and beta tested a wireless communication network technology that will be trademarked and marketed as "SpectruCell". Beta testing consists of sampling by the intended audience of a product and is conducted prior to commercial release. At this time, SpectruCell is not commercially available. Advanced Communications (Australia) is in discussions with U.S. based network providers to begin field tests of the product. Unlike existing communications networks, SpectruCell is being designed to support a wireless network architecture designed to process and transmit numerous communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.), as well as wireless Internet applications, all within one network. We are in the process of developing these applications. Accordingly, we do not currently have applications capable of supporting all of these protocols or wireless frequencies. By utilizing the multiple protocol wireless base station, network providers are expected to be able to support substantially all current and future wireless frequencies with the same equipment on the same network through software upgrades.

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

         The SpectruCell architecture is being designed to provide a method of transmitting the entire base bank spectrum from the receiving Antenna/Cell to a centralized Mobile Telephone Switching Office (MTSO) for call processing and redistribution, rather than processing calls at the cell site. Until approximately three years ago almost all cellular transmissions were Analog. In the current cellular network environment, additional call processing hardware has to be added to each cell site (usually around 200+ cells per average network), for network operators to transmit evolving new digital protocols (CDMA, TDMA, GSM, W-CDMA, etc.) over their existing cellular networks.

         We believe that SpectruCell also has the capacity to dynamically assign channels and spectrum (i.e., call carrying capacity) to the cells requiring it most. In a sense, the cellular operator would possess a so-called "elastic capacity" at cells in the system. Since all voice channels would be centrally located at the switch instead of at the cell/antenna sites, individual voice channels and RF trunks can be distributed as needed to busy cell/antenna sites. Channels would be essentially "borrowed" from surrounding cells and used to support call traffic at the busier sites during call volume peaks. This is a distinct departure from present "honeycomb style" systems where each cellular network is dedicated to a single protocol and each cell has fixed call carrying capacity or bandwidth, that is limited by the number of voice channels installed at each cell site. In essence, the SpectruCell architecture provides a basis for a paradigm shift from the conventional telecommunications central office switching structure for evolving wireless networks.

         For carriers to support multiple protocols such as GSM and CDMA digital mobile phones, current wireless communications technology requires separate cell sites with separate equipment for each protocol carried. We believe that upon implementation, SpectruCell will allow carriers to maintain and utilize their existing networks within a modern network platform that will enable them to support evolving protocols. We also believe that by utilizing the SpectruCell multiple protocol wireless base station, network providers will be able to support current and in all probability future protocols with the same equipment on the same existing networks. Future protocols would be added to the network through software upgrades.

         Benefits of the SpectruCell network are expected to include:

         o   lower rollout cost due to the network being wireless;

         o cost effective upgrades to existing networks to handle additional protocols through utilization of existing network infrastructure rather than creating a new structure;

         o fewer dropped calls and busy signals in current mobile networks that are caused through bottlenecks, as calls on the SpectruCell network would be configured through a distributed network rather than a centralized switching facility; and

         o direct access to Internet services for cellular subscribers via mobile IP and other evolving data protocols (such as ITU 3G).

         In third world countries or regions of the world with little or no existing communications infrastructure, the SpectruCell system would provide for the deployment of a wireless communications network infrastructure (known as a "greenfield-installation"). This could be achieved at lower cost, and in a shorter time frame than an equivalent land-based infrastructure network.

         The SpectruCell technology can be thought of as a generic hardware running a common operating system allowing for the deployment of applications. As examples MS word, MS Excel etc. are applications running on an operating system independent of the type of hardware. In a SpectruCell sense, the applications are software modules that support cellular protocols (AMPS, GSM, CDMA, WCDMA, UMTS, etc.). SpectruCell is being designed as an open system, with a standard operating platform to an industry dominated by proprietary applications and interfaces.

         Some of the key applications of the SpectruCell Platform are:

         o SpectruCell is being designed as a new mobile communications wireless base station/switch built on a Software Defined Radio
             (SDR) platform.

         o A SpectruCell SDR base station is being designed to be able to simultaneously process and transmit multiple wireless communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.), as well as wireless Internet applications, all within the one base station and network infrastructure.

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

         o SpectruCell is being designed as a publishable API (open architecture) so that network operators can write their own interfaces, and it is also software upgradeable so that additional protocols (UMTS, 3G, etc.) can be added to an existing SpectruCell base station by uploading another software module to the base station.

         o SpectruCell is being designed with a 25mhz front end capable of processing signals anywhere from 400 MHz to 2.9 GHz which covers all proposed 3G frequency ranges. It is also being designed to accept all backbones (wire, fiber, cable, microwave, satellite, etc.) SpectruCell's technology is expected to work in any country of the world using a variety of air interfaces such as GSM, CDMA, CDMA2000, WCDMA & UMTS. Its RF front end flexibility makes its attractive to areas of the world that have cluttered spectrum allocation for cellular systems such as found in the U.S. market.

         o Network operators are expected to be able to install a SpectruCell base station/switch into their existing 2G networks and it will process their existing customer base while at the same time providing an efficient migration path to 2.5G and 3G services with the addition of the appropriate SpectruCell software modules. And as an added benefit, the SpectruCell base station is being designed to process all protocols simultaneously over the same network infrastructure.

         o The SpectruCell system is patent pending with the first 3 of some 35 proposed patents filed in Australia.

         Several other applications that have been identified for potential deployment upon SpectruCell. These applications include:

         o   A  hardware   platform  for  3G  cellular  test   equipment   where
             SpectruCell's SDR based flexibility can be employed to allow for testing of varying 3G standards;

         o A hardware platform for high end military based signal processing. SDR originated in the military and SpectruCell's ability to handle multiple communications standards is expected to make it desirable for test and development of advanced military communications' system, such as;

             o   Radar;

             o   Sonar;

             o   Military communications;

         o Aerial communications and mobile communications platforms. SpectruCell is being designed such that it can be deployed aerially or in mobile situations in order to provide rapid and flexible coverage for a particular area;

         o A base development platform for new protocols and base station equipment from existing vendors (Nokia, Lucent, Siemens, Ericsson, etc.) and new third party developers; and

         o A 3G capable development platform for new technology vendors looking to enter the market with a head start.

PATENTS

         Advanced Communications (Australia) has filed patent applications with the Australian patent office under the Patent Cooperation Treaty in connection with the SpectruCell technology and anticipates preparing and filing additional patents in fiscal 2002. Under this treaty, any patents issued provide patent protection in 111 member countries, including the United States. No patents have been issued to date. Information regarding patents filed by Advanced Communications (Australia) is included in this filing because our company's success is highly dependent on the technology being developed by Advanced
Communications (Australia) and its ability to protect the technology from potential competitors through patents.

SPECTRUCELL MARKETING ADVANTAGES

         We believe that SpectruCell's greatest marketing advantage is its unique flexibility and open system approach to mobile communications. Providers using SpectruCell will have the ability to expand and utilize technological advances as they occur without making their current network infrastructure redundant. The open system, non-proprietary approach means that third party developers can manufacture products for use within the system, as well as develop additional applications ensuring a SpectruCell network will be always at the leading edge of technology.

         We believe that using a network of SpectruCell base stations, network providers will have architecture that can be reconfigured to support the following:

         o Multiple protocols. The cell site's protocols can be added or removed. These are wireless protocols like AMPS, GSM, CDMA, W-CDMA, UMTS, 3G and new evolving standards;

         o Intelligent call routing. Calls can be routed centrally or in a distributed fashion to ease network congestion, allowing for more efficient use of network resources; and

         o Flexible management and billing systems. The open architecture interfaces of SpectruCell allow for the provision of a more customer driven service that utilizes third party software applications.

         o We also believe that existing network providers will have the ability to:

         o Upgrade their existing network to evolving new protocols without having to start again with a new network, maintaining the asset base of their old networks;

         o Gradually and seamlessly replace their existing mobile base stations with SpectruCell base stations. In October 2001, Advanced Communications (Australia) demonstrated the completion of the first known two-way voice call on a SDR platform using the CDMAone (IS-95B) protocol. This involved the use of a standard Qualcomm handset and interaction with industry standard network emulation equipment provided by Alcatel;

         o Replace existing base stations with SpectruCell base stations, allowing network providers to rollout new services and protocols; and

         o Increase their current call capacity while still maintaining their existing infrastructure. As the SpectruCell technology is software based, it provides the network operator with the ability to adjust network parameters in real time, as opposed to traditional hardware based technologies whose settings are fixed at the point of manufacture or must be updated manually and individually in the field. By utilizing SpectruCell's software defined radio capabilities, network operators are expected to be able to dynamically assign call carrying capacity between cells. In this instance, a carrier could assign capacity from underutilized cells to resource deficient cells, thereby increasing traffic handling capacity in that particular cell. By allowing the carrier to effectively increase the traffic handling capability of individual network cells, the carrier is expected to be able to address customer demand as and when it occurs. The carrier is also expected to be able to do this with existing infrastructure as SpectruCell has been designed to utilize existing antenna arrays and fiber optic links between cell sites and the central switching office.

ACQUISITIONS

         On September 7, 2001 we entered into a Letter of Intent with Advanced Communications Technologies, Pty (Australia) to acquire all of the intellectual property, including the worldwide rights (other than rights to territories that we currently possess) for the licensing and distribution of the SpectruCell product (the "IP Rights"). The Letter of Intent which was executed by Messrs
Roberts and May on behalf of Advanced Communications (Australia) and us, respectively, includes various conditions precedent to the transfer of the IP Rights including, but not limited to, the raising by us of $80 million in the US capital markets, appropriate regulatory approvals, approval by both our Board of Directors and shareholders, appropriate due diligence and definitive agreements. During the period from January 2002 to present, we, along with our Australian financial and legal advisors, have attempted to negotiate with Mr. May in good faith to enter into a Non-Disclosure Agreement to allow us to commence our due diligence on the financial, legal and technological affairs of Advanced Communications (Australia). In addition, during this period we have filed two lawsuits against Mr. May and Advanced Communications (Australia) for breach of our April 5, 2000 Stock Purchase Agreement and July 5, 2000 License and
Distribution Agreement. Consequently, we have been unable to execute any Non-Disclosure Agreement nor commence any active or meaningful negotiations with Mr. May for the acquisition of the SpectruCell technology pursuant to the terms of the September 7, 2001 Letter of Intent. Because of the matters described above, there can be no assurance that the proposed acquisition of all of the tangible and intangible (including the IP Rights) assets will be completed under the terms and conditions as expressed in the Letter of Intent or at all.


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

COMPETITION

         We believe that the SpectruCell system will compete with traditional cellular telephone and other wireless communications technologies. However, we will have to differentiate our technology through cost savings in implementation and upgrades and through improved service.

         Some of the competitive advantages of the SpectruCell system are more efficient equipment utilization, reduced capital equipment costs and higher revenues from increased U.S. and foreign roaming, or multiple protocol, calls handled in domestic networks. If a network provider has implemented SpectruCell into their existing network infrastructure the ability for a customer to roam onto that network is directly related to whether or not that network provider decided to implement the relevant wireless protocol onto their existing infrastructure. So if one network provider deployed CDMA and GSM over its existing TDMA network through a SpectruCell base station, customers of other network providers would be able to roam the network covered by the SpectruCell base station. Consequently, the one network provider would bill the other providers for customers roaming onto its network, thereby offering greater coverage.

         Advanced Communications (Australia) has identified at least one competitor to the SpectruCell technology. This competitor is Airnet (www.airnet.com). We expect to face increasing competition as other telecommunications companies realize the advantages of SDR and begin devoting more resources to developing SDR base technologies. Many of these companies have substantially greater resources than we do. These companies also have more experience than we do in obtaining governmental approval from the Federal Communications Commission and other agencies. We cannot be sure that we will be able to effectively compete with existing wireless network companies or that we will gain acceptance for the SpectruCell system.

PROSPECTIVE CUSTOMERS

         The market for telecommunications infrastructure equipment will continue to be stimulated by the increasing demand for voice and high-speed data applications. We believe that network operators will be forced to replace or upgrade their existing networks to facilitate the introduction of 3G services. Infrastructure equipment manufacturers not already well into the development of 3G products will now be looking for proprietary components to reduce their development schedules.

         Therefore there are three distinct target markets that have now been identified for the SpectruCell product:

         o   Primary & Secondary Network Operators;

         o   Infrastructure Manufacturers and 3rd Party Developers; and

         o   Military (Signals Intelligence).

         The initial marketing focus will target existing network operators, particularly smaller network operators in the US currently using CDMA, IS95 and IS136 air interfaces. This initial implementation of "SpectruCell" will provide network operators with a natural migration path to 2.5G and 3G technologies via CDMA2000.

         Strong demand is also expected from Canada, Mexico and Latin America as a result of increasing demand for Internet access and the extension of basic telecommunications services that will stimulate infrastructure spending in these regions.

         The advantages of SpectruCell to Network Operators:

         o   Enables  upgrading of existing  network to evolving  new  protocols
             without  having  to  start  again  with  a  new  network,   thereby
             maintaining the asset base of their old networks;

         o Can seamlessly replace existing mobile base stations with SpectruCell base stations, ensuring the existing network functionality remains intact, while at the same time allowing the provider access to the features and advantages not available on a conventional network;

         o Flexible migration to 3G technologies. As a network provider replaces existing base stations with SpectruCell base stations, the network is changed in a way that allows network providers to rollout new services and protocols with a software upgrade; and

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

         Benefits of the SpectruCell system for Network Operators include:

         o   Cheaper rollout cost due to the network being wireless;

         o Cheaper costs for upgrading existing networks to handle additional protocols through utilization of existing network infrastructure and software upgrades;

         o Will enable cellular subscribers to access all Internet services via mobile IP and other evolving data protocols (such as ITU 3G).

         o 2G and 3G-multi protocol capable solution commercially available first quarter 2002.

         o Financial asset saver offering a migration from 2G to 3G for existing network providers.

         The definition of a third party developer can be further broken down into several categories:

         o CORE DEVELOPER - an organization that sells product to Network Operators. The main advantage of the SpectruCell platform to this type of developer is the rapid time to market that they can achieve with a standardized platform and available library source code; and

         o 2ND TIER DEVELOPER - organizations offering core network enhancements in the 3G and wireless arena. Examples are companies like WSI, M-Diversity, Open Telecommunications. The main advantage to these types of organizations is that it provides a platform that they can deploy their technology on, while partitioning off their core functionality. In essence they can use SpectruCell to enhance existing systems. Without a solution like SpectruCell, such developers require integration with all existing proprietary systems to get their technology to market. SpectruCell provides them with a standard 3G capable operating platform and open system architecture.

SALES AND DISTRIBUTION

         We expect to have independent distribution and sales offices located in Los Angeles, New York City and Fort Lauderdale. Sales from these offices will be directed mainly to OEMs, Network Operators and telecommunication product manufacturers who are buying components to add to their own product or the SpectruCell Platform as a third party developer.

GOVERNMENT REGULATION

         Our proposed provision of wireless communications services is subject to substantial government regulation. Federal law regulates interstate and international telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. These regulations require Advanced Communications (Australia) or our company to obtain regulatory approval from the Federal Communications Commission prior to the use of the SpectruCell product. At this time, we cannot estimate how long this process will take to complete or whether these efforts will be successful. The inability to obtain FCC approval would prevent us from deploying any wireless applications, which would be detrimental to our proposed business operations. Changes in existing policies or regulations in any state or by the Federal Communications Commission ("FCC") could have a material adverse effect on our financial condition or results of operations. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on our business or financial condition or results of operations. The use of SDR technology in the commercial area is subject to conditions specified by the FCC. The FCC has stated that it will allow for the deployment of SDR platforms and support the regulation of such equipment.

EMPLOYEES AND CONSULTANTS

         As of June 10, 2002, we have six full time employees and consultants. None of our employees are covered by any collective bargaining agreement.

                                   MANAGEMENT

         The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

         Our directors and officers are as follows:

NAME AND ADDRESS          AGE     POSITION                      DATE ELECTED
----------------------    ------  --------------------------    ---------------
Wayne I. Danson           48      President, Chief Financial    January 3, 2000
420 Lexington Ave.                Officer and Director
New York, NY 10170

Jonathan J. Lichtman      49      Secretary and Director        November 9, 1999
4800 N. Federal Hwy
Boca Raton, FL 33431

Dr. Michael Finch         53      Director                      March 10, 1997
37 Walnut Street
Wellesley, MA 02481

Randall Prouty            49      Director and Chairman         March 10, 1997
19200 Von Karman Ave.             of the Board
Irvine, CA 92612

Wilbank J. Roche          50      Director                      March 25, 1999
2530 Wilshire Blvd.
Santa Monica, CA 90403

         The directors named above will serve until the next annual meeting of our shareholders or until their successors shall be elected and accept their positions. Mr. Danson is party to a written consulting agreement that entitles him to $20,000 per month in cash and stock for the period September 1, 2000 through August 31, 2001 and, as extended orally, to December 31, 2001. Effective January 1, 2002, Mr. Danson agreed to orally extend his consulting agreement with Advanced Communications through December 31, 2003 at a monthly rate of $12,500. Mr. Danson is reimbursed for reasonable out-of-pocket expenses relating to their activities for Advanced Communications.

         Our directors are not compensated for their services as a director, but are reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director.

         WAYNE I. DANSON, PRESIDENT, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Danson has served as our company's Chief Financial Officer since December 1, 1999, was appointed a Director on January 3, 2000, and appointed President on May 1, 2002. Mr. Danson is the Managing Director and Founder of Danson Partners, LLC, a financial advisory firm specializing in middle market companies in the real estate and technology industries. Prior to forming Danson Partners, LLC in May 1999, Mr. Danson was co-head of and Managing Director of
PricewaterhouseCoopers LLP's Real Estate Capital Markets Group. Prior to rejoining PricewaterhouseCoopers in 1996, Mr. Danson was a Managing Tax Partner with Kenneth Leventhal & Company in New York and Washington D.C., where he was also Kenneth Leventhal's National Director of its International and Debt Restructure Tax Practices. Prior to his involvement with Kenneth Leventhal in 1988, Mr. Danson was a Managing Director with Wolper Ross & Co., Ltd. in New York, a closely held financial services company specializing in financial tax, pension consulting, designing financial instruments and providing venture capital and investment banking services. Mr. Danson graduated with honors from Bernard M. Baruch College with a BBA in Accounting and an MBA in Taxation. He is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

         JONATHAN  J.  LICHTMAN,   SECRETARY  AND  DIRECTOR.  Mr.  Lichtman  was
appointed a Director on November 9, 1999 and is currently a partner with the Boca Raton law firm of Levinson & Lichtman, LLP, where he specializes in structuring corporate and partnership transactions, including real estate syndications. Mr. Lichtman is also currently a general partner of several real estate partnerships in New York, North Carolina and Florida. Prior to forming Levinson and Lichtman LLP, Mr. Lichtman was an attorney with English, McCaughan and O'Bryan, PA, where he performed legal work for domestic and international clients, as well as real estate partnerships and development. Mr. Lichtman obtained his J.D. degree, cum laude, from Syracuse University College of Law and his LLM degree in taxation from the University of Miami School of Law. He is also a certified public accountant and is licensed to practice law in Florida and New York.

         DR. MICHAEL FINCH, DIRECTOR. Dr. Finch was appointed a Director on March 10, 1997 and since 1998, has been Chief Technology Officer of New Media Solutions, responsible for the conception, planning, creation, execution and deployment of all software products and projects. For the four years before that, he was employed by Media Forum (first in the UK, and then in the U.S.) as Director of Product Development. He was responsible for developing and implementing Media Forum's software capabilities and strategy, managing technical and complex software projects for high-end clients, and pre-sales demonstrations to clients of Media Forum's software stance and expertise. From 1983 to 1993, Dr. Finch was a Financial Software Engineer, who designed, wrote and implemented sophisticated real-time computer programs for trading Financial Instruments and Commodities on the Chicago and New York Futures exchanges. Prior to 1983, Dr. Finch was a research scientist and mathematician, with an academic career at four UK universities. He obtained a Doctorate of Mathematics at Sussex University for original research into Einstein's Theory of General Relativity and its application to Neutron Stars. He lectured at Queen Mary's College London on advanced mathematics.

         RANDALL PROUTY, CHAIRMAN OF THE BOARD AND DIRECTOR. Mr. Prouty, a co-founder and Director since March 10, 1997, is currently the President and CEO of World Associates, Inc., a publicly traded development stage company. He is also the sole owner of Bristol Capital, Inc., a firm active in consulting and business development work for companies seeking access to capital markets, and through which he is incubating other e-business ventures. Mr. Prouty is a licensed real estate and mortgage broker in the State of Florida. His technical background includes being a qualified webmaster and developing e-businesses on the web.

         WILBANK J. ROCHE, DIRECTOR. Mr. Roche was appointed a Director on March 25, 1999 and is currently a principal with the law firm of Roche & Holt in Santa Monica, California. Mr. Roche was an honors graduate from the University of California in 1976, as well as from Loyola University School of Law, Los Angeles, in 1979. He was admitted to the California State Bar in 1979 and has been practicing law actively since that time. Mr. Roche worked for law firms in the Los Angeles area from 1976 to 1983, when he opened his own office. In 1985, he formed Roche & Holt. Mr. Roche's law practice has revolved largely around representing small businesses and their owners. In that regard, he has provided legal services in connection with the formation, purchase, sale, and dissolution of numerous entities, as well as in connection with their on-going operations. In the past several years, he has devoted substantial time to clients in the telecommunications business.

         Effective March 14, 2002, Roger May and Allen Roberts resigned from our company's Board of Directors. Effective April 30, 2002, Mr. Gary Ivaska resigned as Advanced Communications' Chief Executive Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

         In a board meeting held on May 15, 2001, both an audit and compensation committee was established. The audit committee will report to the board regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is comprised of Mr. Prouty and Mr. Finch. The compensation committee of the board of directors will review and make recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the compensation committee will review bonus and stock compensation arrangements for all of our other employees. The compensation committee is comprised of Mr. Roche and Mr. Prouty.

         The Board of Directors also established an Acquisitions Committee and an Advanced Communications (Australia) Committee. Messrs. Prouty, Danson, Lichtman and Roche currently serve on the Acquisitions Committee and Messrs. Prouty, Danson, Lichtman, Roche and Finch serve on the Australian Affiliate Committee, which will address and make all decisions relating to the activities of our Australian Affiliate and SpectruCell.

EXECUTIVE COMPENSATION

         The following table shows all cash compensation accrued and/or paid by Advanced Communications, as well as certain other compensation paid or accrued, for the fiscal years ended June 30, 2001 and 2000. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $50,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred.


                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                        -------------------                     ----------------------
                                                                                    AWARDS         PAYOUTS
                                                                                    ------         -------
                                                                 OTHER       RESTRICTED
                                                                ANNUAL         STOCK       OPTIONS/  LTIP     ALL OTHER
                                     SALARY        BONUS     COMPENSATION     AWARD(S)      SARS   PAYOUTS  COMPENSATION
NAME AND                             ------        -----     ------------     --------      ----   -------  ------------
PRINCIPAL POSITION        YEAR         ($)          ($)           ($)           ($)         (#)      ($)         ($)
----------------------    ----       ------        -----     ------------     --------      ----   -------  ------------

Roger May, CEO             2001  $197,500(1)       $50,000         --               --      --       --            --
CEO                        2000  $120,000(1)            --         --               --      --       --            --

Wayne I. Danson,           2001  $235,931(2)            --         --         $167,500      --       --            --
CFO                        2000  $ 50,000(3)            --         --         $223,400(4)   --       --            --



(1) Accrued and unpaid compensation. No cash was received by Mr. May during the fiscal years ended June 30, 2001 and 2000. Mr. May's compensation for fiscal 2001 includes a $50,000 cash bonus which remains unpaid as of June 30, 2001. Mr. May left Advanced Communications on November 30, 2001.


(2) Represents the value of accrued fees and stock-based compensation earned by Mr. Danson during the fiscal year ended June 30, 2001. Stock-based compensation amounted to $167,500. Of accrued consulting fees earned in the amount of $235,931, only $23,105 was paid in cash to Mr. Danson. The balance of Mr. Danson's accrued compensation remains unpaid as of June 30, 2001. In August 2001, Mr. Danson agreed to receive 500,000 shares of our restricted common stock in lieu of $150,000 of unpaid consulting fees.


(3) Mr. Danson became Chief Financial Officer of Advanced Communications on December 1, 1999 and such amount reflects the cash compensation (exclusive of reimbursement of expenses) paid to him during the period December 1, 1999 to June 30, 2000.


(4) Mr. Danson also received 100,000 shares of our stock as a signing bonus in December 1999 and June 2000. During this time, the shares were trading between $1.50-$3.50 per share.


         Our company has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. During the fiscal year ended June 30, 2001, all decisions concerning executive compensation were made by the Board of Directors and, effective May 15, 2001, by our compensation committee. Our compensation committee will be reviewing the propriety of establishing various stock option and SAR Grant programs for the benefit of our executive employees during the fiscal year ending June 30, 2002.

EMPLOYMENT AGREEMENTS

         On November 29, 1999, we entered into an employment agreement with Danson Partners, LLC to provide the functions customarily provided by a Chief Financial Officer. As compensation for these services, we paid $5,000 monthly in advance, plus 100,000 restricted shares of common stock. Starting April 1, 2000, compensation for these services increased to $10,000 per month. On September 1, 2000, we entered into another one-year consulting agreement with Wayne I. Danson, the Chief Financial Officer. A signing bonus of 75,000 shares of stock was issued, valued at $67,500. This contract expired August 31, 2001, but was orally extended to December 31, 2001. As compensation, Mr. Danson receives $10,000 per month in cash and $10,000 per month in stock. Effective January 1, 2002, Mr. Danson agreed to orally extend his contract with Advanced Communications through December 31, 2003, at a monthly rate of $12,500.

         Effective July 1, 2000, Advanced Communications and Mr. May, our former Chief Executive Officer, entered into an oral employment agreement that entitled Mr. May to receive $15,000 per month and a bonus of $50,000. Effective December 1, 2000, Mr. May's compensation increased to $17,500 per month. On November 30, 2001, Mr. May was terminated as Advanced Communications' Chief Executive Officer. The Compensation Committee of the Board of Directors reviewed the nature and extent of Mr. May's past services to Advanced Communications to determine how much of Mr. May's prior services are more properly allocable to Advanced Communications (Australia). At Advanced Communications' March 26, 2002 Board of Director's meeting, the Board of Directors unanimously approved the recommendation of the Compensation Committee to reduce Mr. May's prior accrued compensation by $394,361 representing services Mr. May performed for Advanced Communications (Australia), leaving a balance of $172,183 at March 31, 2002.

         On November 30, 2001, we entered into an oral employment agreement with Mr. Gary Ivaska to serve as our President and Chief Executive Officer at a rate of $120,000 per annum. Effective April 30, 2002, Mr. Gary Ivaska resigned as Advanced Communications' Chief Executive Officer.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF PROPERTY

         Our principal executive office is located at 880 Apollo Street, Suite 200, El Segundo, Ca. 90245. Advanced Communications is a party to a three-year office lease commencing January 1, 2002 and ending December 31, 2004. The monthly rent is $7,634 inclusive of the cost of monthly parking. The minimum lease payments for the remaining life of the lease is $251,922.

                                LEGAL PROCEEDINGS

         We are defendant in a number of lawsuits as described below. We do not believe these lawsuits have a material adverse impact on our business.

                  NANCY J. NEEDHAM AND EDMUND R. DUPONT LAWSUIT

         In Nancy J. Needham; Edmund R. DuPont et al v. Advanced Communications Technologies, Inc., et al, an action filed July 2000 in the Fifteenth Judicial Circuit in the State of Florida, two former officers and directors of Advanced Communications are seeking damages and injunctive relief arising out of the company's refusal to provide legal opinion letters and to take other actions necessary to allow the former officers to convert restricted stock into unrestricted stock under an exemption under Rule 144. The plaintiffs have not specified the amount of damages they are seeking. Advanced Communications has filed a counterclaim to rescind all of the Plaintiffs' stock for lack and/or failure of consideration and other damages. Advanced Communications believes that it has meritorious defenses to the suit and is vigorously defending the litigation. In October 2001, the Court denied summary judgment for the Plaintiffs.

                        WORLD IP INCORPORATED SETTLEMENT

         In Advanced Communications Technologies, Inc., et al v. World IP Incorporated, et al, an action filed in the Fifteenth Judicial Circuit in the State of Florida, Advanced Communications sued World IP Incorporated, its subsidiaries and shareholders (collectively, "World") for breach of the terms of a Stock Subscription and Purchase Agreement between the parties dated November 10, 1999. The parties entered into Settlement and Rescission Agreements, pursuant to which all transactions between the parties including the Stock Subscription and Purchase Agreement, the issuance of World stock to Advanced Communications and the issuance of 500,000 shares of its stock to World's shareholders were rescinded effective November 10, 1999. Further, World's shareholders were issued 320,000 shares of its stock which will be registered pursuant to the Registration Statement currently on file with the Securities Exchange Commission. The lawsuit was dismissed by a Court order dated January 29, 2002.

          AJW PARTNERS, LLC AND NEW MILLENNIUM CAPITAL PARTNERS II, LLC

         On April 24, 2002, Advanced Communications entered into a Settlement Agreement with the two remaining September 1999 Convertible Debenture holders, AJW Partners, LLC and New Millennium Capital Partners II, LLC. Under the terms of the Settlement Agreement, Advanced Communications is obligated to issue, over a 180 day period, 8,500,000 shares of its common stock in exchange for the dismissal of the lawsuit and in satisfaction of the remaining outstanding principal and accrued interest. Advanced Communications has the option, until July 23, 2002, to substitute cash in lieu of shares. On closing, Advanced Communications issued 1,460,725 and 664,275 shares of its common stock to AJW Partners, LLC and New Millennium Capital Partners II, LLC, respectively. A Stipulation and Order of Discontinuance was filed with and Ordered by the court on April 25, 2002.

                 ADVANCED COMMUNICATIONS (AUSTRALIA) LITIGATION

         On December 6, 2001, Mr. Roger May, as Chairman and Chief Executive Officer of Advanced Communications (Australia), sent a letter to Advanced Communications demanding full payment of all amounts due under the Stock Purchase Agreement between Advanced Communications and Advanced Communications (Australia) (the "Stock Purchase Agreement). This letter was dated six days after Mr. May was removed by the Board of Directors from all executive capacities including as President and Chief Executive Officer. Mr. May sent additional demand letters on December 11, 2001, and December 21, 2001. These demand letters threatened to exercise the rights granted to Advanced Communications (Australia) under its constitutional documents, which include exercising Advanced Communications (Australia)'s lien over the shares registered in the name of Advanced Communications or declaring that those shares be forfeited. Advanced Communications believes that it has fully met its obligation under the Stock Purchase Agreement, which states that payments are only required to be paid to Advanced Communications (Australia) from those funds remaining after deduction of reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries as determined by its Board of Directors. At this time, Advanced Communications does not have sufficient funds available to pay to Advanced Communications (Australia). On January 23, 2002, Advanced Communications filed suit against Advanced Communications (Australia) and Roger May in the Supreme Court of Victoria at Melbourne, Australia to protect its investment.

         On January 23,  2002,  the Court  issued an interim  order  effectively enjoining and prohibiting Advanced Communications (Australia) from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in Advanced Communications (Australia). Although the court order had already been extended twice, it was again extended by the court on February 20, 2002, until a final determination is made at trial. Advanced Communications (Australia) declined to contest the court orders sought by Advanced Communications. Advanced Communications (Australia) filed its Answer to the suit and the parties are currently conducting discovery of material documents.

         On March 15, 2002, Advanced Communications (Australia) issued a press release stating that EntrePort Corporation ("EntrePort"), an AMEX listed company, executed "definitive documents" whereby EntrePort would acquire a minority interest in Advanced Communications (Australia) and Advanced Communications (Australia) would purchase a majority interest in EntrePort. Further, on March 14, 2002, Advanced Communications (Australia) entered into an Acquisition Agreement with EntrePort (the "Acquisition Agreement") which stated that Advanced Communications (Australia) "now plans to locate and establish a base of operations in the United States for the continued development, marketing and distribution of the SpectruCell product in the USA and Canada. Such base of operations will involve the establishment of engineering facilities, research and development, sales, marketing and distribution." The Acquisition Agreement also stated that EntrePort's name would be changed to "Advanced Communications USA, Inc." Mr. May resigned from Advanced Communications' Board of Directors one day before entering into the Acquisition Agreement.

         Advanced Communications believes that the transaction with EntrePort as described in the Acquisition Agreement is inconsistent with the rights granted to it by Advanced Communications (Australia) in the License and Distribution Agreement dated July 5, 2000 pursuant to which Advanced Communications received the exclusive rights to market and distribute the SpectruCell technology in North, South and Central America. Advanced Communications therefore instructed its Australian lawyers to write to Advanced Communications (Australia) requesting an undertaking that it would not appoint EntrePort or any other person to market and distribute the SpectruCell technology in the exclusive territory in breach of the license agreement. Advanced Communications (Australia) refused to provide the undertaking sought by Advanced Communications and, accordingly, Advanced Communications applied to the Court for an order restraining Advanced Communications (Australia) from breaching the terms of the license agreement. On April 26, 2002, the Court issued an interim order on the following terms:

                  "Until the determination of the plaintiff's [i.e., Advanced Communications'] summons filed on 23 April 2002 or further order, the first defendant [i.e., Advanced Communications (Australia)], whether by itself or by its officers, employees, agents, attorneys, or any of them or otherwise, be restrained from appointing or agreeing to appoint in any way whatsoever EntrePort Corporation or any other person to distribute, sell, offer to sell or supply or otherwise deal in or with the wireless or terrestrial multi-protocols communication network technology known as SpectruCell (`Product') (incorporating the software which enables the Product to perform to its specifications, consisting of a set of instructions or statements in machine readable medium, and any enhancement or modification of that software (`Software') and related hardware performing part of the base station controller which processes and transmits mobile communications protocols such as AMPS, CDMA, TDMA GSM, W-CDMA, UMTS, 3G & Voice IP) in the United States of America, the North American and South American Continents (`Exclusive Territory') without the prior written consent of the plaintiff."

         EntrePort was added as a defendant to the proceedings.

         On May 7, 2002, Advanced Communications received a notice alleging a breach from Advanced Communications (Australia) stating that Advanced Communications had breached its obligation under the License Agreement and sent a termination notice formally terminating the License Agreement. We believe that the notice of breach and the termination notice are without merit and we are taking the necessary legal action to prevent Advanced Communications (Australia) from terminating our rights under the License Agreement.

         On May 8, 2002, the Court extended its April 26, 2002 order further restraining Advanced Communications (Australia) from "acting upon or taking any further steps in reliance upon" the notice of breach and termination notice. On May 27, 2002, the Court held a full hearing on the injunction application, took the matter under advisement and indicated that it would rule on the matter in the near future. The parties are currently awaiting the judge's decision on this matter.

                          STAR MULTICARE SERVICES, INC.

         In STAR MULTI CARE SERVICES, INC. v. ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., an action filed September 18, 2000 in the Fifteenth Judicial Circuit in the State of Florida, Star Multi Care Services, Inc. sued Advanced Communications for alleged breach of contract and the recovery of a break-up or termination fee in excess of $50,000 in conjunction with the company's alleged failure to consummate a proposed merger with Star Multi Care in January 2000. Advanced Communications believes that the suit is without basis and is vigorously defending the alleged claim.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of June 10, 2002, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information about the beneficial ownership of our common stock as of June 10, 2002 for:

         o each person who beneficially owns more than five percent of the common stock;

         o   each of our directors;

         o   the named executive officers; and

         o   all directors and executive officers as a group.

         Unless otherwise indicated, the address for each person or entity named below is c/o Advanced Communications Technologies, Inc., 880 Apollo Street, Suite 200, El Segundo, California 90245.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 111,977,622 shares of common stock outstanding as of June 10, 2002.

                                                            COMMON STOCK
                                                         BENEFICIALLY OWNED
                                                         ------------------
NAME/ADDRESS                                      NUMBER             PERCENT(1)
---------------------------------------      -------------------    -----------


Roger May                                     18,428,000(1)(2)         16.46%
Nancy Needham                                  11,958,801(3)*          10.68%
R.H. DuPont                                     6,200,383(4)*           5.54%
Wayne Danson                                    2,711,214(5)            2.42%
Jonathan J. Lichtman                            2,610,334(6)            2.33%
Dr. Michael Finch                                    491,334             **
Randall Prouty                                   2,118,056              1.89%
Wilbank J. Roche                                   550,000                 **
                                           -------------------------------------
All Officers and Directors as a Group            8,480,938              7.57%

------------------------------------

(1) No shares are owned directly by Mr. May. All shares beneficially owned by Mr. May are owned through affiliated entities and/or by family members.
(2) Includes 10,000,000 shares beneficially owned through Advanced Communications Technologies Pty Ltd.
(3)       Includes 4,790,347 shares held by Mrs. Needham's adult children.
(4) Includes 5,173,572 shares held by Mr. DuPont's adult children and in trust for Rhett DuPont, a minor.
(5) Includes 2,361,214 shares owned beneficially by Mr. Danson's affiliated entity and children.
(6) Excludes 396,666 shares beneficially owned through various family trusts. Mr. Lichtman has no beneficial ownership in these shares.
*         Advanced Communications  presently is disputing the ownership of these shares.
**       Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective April 30, 2002, Mr. Gary Ivaska resigned as Advanced Communications' Chief Executive Officer. Advanced Communications and Mr. Ivaska have settled all outstanding amounts otherwise due him for his prior services. Under the terms of the Ivaska Agreement, Advanced Communications is obligated to pay Mr. Ivaska $40,000 at the rate of $10,000 per month for four months commencing on May 31, 2002.

         As of March 31, 2002, Advanced Communications owed Global Communications Technology Pty, an Australian company wholly-owned by Mr. May, a former officer and director of Advanced Communications, $1,055,736 for funds advanced to Advanced Communications to provide working capital. This loan is non-interest bearing and unsecured, and has no fixed date for repayment.

         During the three months ended March 31, 2002, Advanced Communications issued 200,000 shares of its restricted common stock having a value of $36,000 to each of its five current Directors for services rendered to Advanced Communications as directors. Advanced Communications issued a total of 1,000,000 shares in the aggregate having a value of $180,000. The stock was valued based on the quoted trading price of Advanced Communications' stock on the date that the shares were granted to the individual directors.

         At the request of Advanced Communications' Board of Directors, the Compensation Committee conducted a review of the nature of the past services provided by Mr. May to Advanced Communications to determine whether a portion of such services are more properly allocable to Advanced Communications (Australia). At Advanced Communications' March 26, 2002 Board of Director's meeting, the Board of Directors unanimously approved the recommendation of the Compensation Committee to reduce Mr. May's prior accrued compensation by $394,361 representing services Mr. May performed for Advanced Communications (Australia), leaving a balance of $172,183 at March 31, 2002.

         During the year, we repaid $5,326,833 of our obligation to Advanced Communications (Australia), Advanced Communications (Australia), in part by the issuance of 6,597,000 shares of restricted common stock having a value of $4,527,100. The balance of our repayments was in the form of cash and the offset of previous funds advanced to Advanced Communications (Australia).

         On January 10, 2002, executed various financing agreements with Cornell Capital Partners, LP, a New Jersey-based hedge fund, whereby Cornell and certain other investors purchased from Advanced Communications $1 million of two-year Convertible Debentures and Cornell provided a $30 million structured equity facility. Pursuant to the Convertible Debenture financing, Advanced Communications received $564,000 net of financing and closing costs and the repayment of the $325,000 ninety-day note. Under the terms of the $30 million structured equity facility, Advanced Communications has the right to require Cornell to make monthly purchases of up to $2 million of Advanced Communications' stock on a discounted basis. Advanced Communications issued 2,960,000 shares of common stock with a market value of $740,000 as a commitment fee as part of this transaction.

         On January 15, 2002, Advanced Communications moved its corporate headquarters from Irvine to El Segundo, California. The terms of Advanced Communications' new lease are significantly more favorable than the terms of the Irvine lease. The lease has a three-year term commencing on January 1, 2002.

         On January 22, 2002, Advanced Communications' directors, excluding Mr. May and Mr. Roberts, pursuant to a January 4, 2002 Board of Directors Meeting, were each issued 200,000 shares for a total of 1,000,000 shares of Advanced Communications' restricted common stock for services rendered to Advanced Communications as directors for the 2001 and 2002 fiscal years.

         On January 23, 2002, Advanced Communications filed suit against Advanced Communications (Australia) and Roger May in the Supreme Court at Melbourne, Victoria, Australia. On that date, the Court issued an interim order effectively enjoining and prohibiting our Australian affiliate from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in Advanced Communications (Australia). The January 23 2002 Court order, which had already been extended twice, was extended by the Court on February 20, 2002, until a final determination is made at trial. Our Australian affiliate declined to contest the Court Orders sought by Advanced Communications.

         On January 28, 2002, Advanced Communications issued 2,960,000 shares of its restricted common stock to Cornell Capital Partners, LP as a commitment fee for the $30 million structured equity facility.

         Through a family trust established in Australia, Mr. May, an officer and director of the company until November 30, 2001 and March 14, 2002 respectively and a principal shareholder of our company, indirectly owns a 70% majority interest in Advanced Communications (Australia). We own 20% of the common stock of Advanced Communications (Australia).

         Through December 31, 2001, we repaid $5,708,834 of our obligation to Advanced Communications (Australia), in part by the issuance of 7,787,000 shares of restricted common stock having a value of $4,884,101. The balance of our repayments was in the form of cash and the offset of funds previously advanced to Advanced Communications (Australia). Mr. May is a principal shareholder of both our company and Advanced Communications (Australia). As of March 31, 2002, the balance of our obligation to Advanced Communications (Australia) was $1,791,166. Advanced Communications is currently in litigation with Advanced Communications (Australia) regarding the attempt by Mr. May and the affiliate to lien and transfer the company's shares in the affiliate for alleged nonpayment of the company's obligations.

         As of March 31, 2002, we are indebted to Global Communications Technologies, Ltd., an entity owned by Mr. May, in the amount of $1,055,736. Our obligation to Global is non-interest bearing and unsecured. During the fiscal year ended June 30, 2000, we were indebted to Global for $251,500 for advances made. In addition, Mr. May has deferred receiving his annual compensation and is owed $479,050 and $231,550 in accrued and unpaid compensation as of June 30, 2001 and 2000, respectively. As of March 31, 2002, Mr. May's accrued and unpaid compensation amounted to $172,183.

         On September 1, 2000, Mr. Danson entered into a one-year consulting agreement with our company for the period September 1, 2000 through August 31, 2001. Under the terms of the consulting agreement, Mr. Danson received $10,000 per month in cash and $10,000 per month in stock for his services. Mr. Danson's agreement expired on August 31, 2001. Mr. Danson has agreed to orally extend his consulting agreement with Advanced Communications through December 31, 2003 at a monthly rate of $12,500.

         Advanced Communications was negotiating an employment agreement with Mr. Ivaska to serve as our Chief Executive Officer, effective November 30, 2001. In the interim, we orally agreed to compensate Mr. Ivaska at a rate of $120,000 per annum. Effective April 30, 2002, Mr. Gary Ivaska resigned as Advanced Communications' Chief Executive Officer.

         In April 2000, our company acquired 20% of the common stock of Advanced Communications (Australia). The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill. Mr. May is a principal shareholder of our company and Advanced Communications (Australia).

         Our company's 20% interest in Advanced Communications (Australia) was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of Advanced Communications (Australia) was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 at which time Advanced Communications reassessed the life of the Goodwill to be five years.

         Advanced Communications had a non-interest bearing note payable to an affiliate of $7,500,000 as of April 5, 2000. The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

                                     SHARES OF COMMON
               DATE                    STOCK ISSUED                  VALUE
               -----------------     ----------------         -------------

               September 2000              5,000,000          $  3,500,000
               October 2000(1)               460,000               460,000
               June 2001                   1,137,000               567,100
               September 2001              1,190,000               357,001
                                           ---------          ------------

                                           7,787,000          $  4,884,101
                                           =========          ============

(1) This transaction resulted in a gain on extinguishment of debt of $23,000.


         During the year ended June 30, 2001 Advanced Communications repaid an aggregate of $247,608 of the obligation in cash. During the three-month period ended September 2001, Advanced Communications repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001.

         Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between Advanced Communications and Advanced Communications (Australia), Advanced Communications has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to Advanced Communications (Australia).

         As  of  March  31,  2002,  the  balance  of  Advanced   Communications'
obligation to Advanced Communications (Australia) was $1,791,166. Advanced Communications is currently in litigation with Advanced Communications (Australia) regarding the timing for the repayment of Advanced Communications' obligation.

         As of March 31, 2002, Advanced Communications owed a principal shareholder $1,055,736 for funds advanced to Advanced Communications to provide working capital and for the repayment of certain of Advanced Communications' obligations. This loan is non-interest bearing and unsecured.

         On December 13, 2001, Advanced Communications entered into a 90-day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note had an interest rate of 12% and was secured by a Guaranty and Pledge Agreement executed by Mr. Danson, Mr. Lichtman and Mr. Prouty. Advanced Communications realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from Advanced Communications' $1 million Convertible Debenture.

         On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two companies, which were stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. In addition, on September 30, 1999, Advanced Communications issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date.

         The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

         The following information is provided for Advanced Communications (Australia) at December 31, 2001 and 2000 and has been translated to U.S. dollars using the average exchange for the three-month period:

                                                       DECEMBER 31, 2001      DECEMBER 31, 2000
                                                       -----------------      -----------------
           Average exchange rate for the period        $         .51393         $    0.55820
           Revenue from operations                     $        639,882         $      6,851
           Gross profit                                $        639,882         $      6,851
           Net loss from operations                    $     (3,163,694)        $ (1,195,132)
                                                       -----------------        -----------------
           Net loss for the quarter                    $       (327,193)        $   (610,687)
                                                       =================        =================


         During the year ended June 30, 2001, we reduced the carrying value of its investment in Advanced Communications (Australia) to $2,000,000 based on management evaluation of Advanced Communications (Australia). This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long lived assets for impairment.


         The components of the investment in Advanced Communications (Australia) at March 31, 2002 are as follows:

                                                      INVESTMENT           GOODWILL                 TOTAL
                                                 ------------------   ------------------      ------------------

              At acquisition                     $    3,657,472       $     15,692,528        $    19,350,000
              Cumulative Investment loss             (3,657,472)                    --             (3,657,472)
              Amortization of goodwill                       --            (1,554,206)             (1,554,206)
              Impairment of goodwill                         --           (12,399,864)            (12,399,864)
                                                 ------------------   ------------------      ------------------
              Balance at June 30, 2001                                $     2,000,000         $     2,000,000

              Cumulative amortization of
                goodwill through 3/31/02                                     (300,000)               (300,000)
                                                 ------------------   ------------------      ------------------
              Balance at March 31, 2002          $           --       $     1,700,000         $     1,700,000
                                                 ==================   ==================      ==================

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock is currently traded on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board under the symbol "ADVC". As of June 10, 2002, there were 111,977,622 common shares outstanding and approximately 300 holders of record.

         The following table sets forth, for the fiscal periods indicated, the bid price range of our common stock:

                                                        HIGH BID      LOW BID
                                                      ------------  -----------

                FISCAL 2000
                Quarter Ended March 31, 2000             $6.03         $2.21
                Quarter Ended June 30, 2000               2.46          1.06

                FISCAL 2001
                Quarter Ended September 29, 2000         $1.21         $0.56
                Quarter Ended December 29, 2000           0.98          0.40
                Quarter Ended March 30, 2001              1.02          0.48
                Quarter Ended June 29, 2001               0.62          0.31

                FISCAL 2002
                Quarter Ended September 28, 2001        $0.380        $0.250
                Quarter Ended December 31, 2001          0.350         0.170
                Quarter Ended March 28, 2002             0.255         0.055


         Such market quotations reflect the high bid and low prices as reflected by the OTCBB or by prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

         We did not pay any dividends during fiscal 2001 and have never paid any dividends on our capital stock. We currently expect that we will retain future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as the Board of Directors deems relevant.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of Advanced Communications consists of 200,000,000 shares of common stock, no par value per share, and 25,000,000 shares of preferred stock. As of June 10, 2002, we had 111,977,622 shares of our common stock outstanding. In addition, there are outstanding debentures convertible into 10,000,000 shares of common stock (at an assumed conversion price of $0.10 per share) and warrants to purchase up to 6,440,900 shares of common stock. The following description is a summary of the capital stock of Advanced Communications and contains the material terms of the capital stock. Additional information can be found in Advanced Communications' Articles of Incorporation and Bylaws.

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Advanced Communications Technologies, Inc., stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Florida Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. Advanced Communications has no present plans to issue any shares of preferred stock.

         CONVERTIBLE DEBENTURES. We have outstanding convertible debentures with an original principal balance of $1,000,000. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or $0.40, whichever is higher, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.11 (i.e., 80% of the recent price of $0.14), then the holders of the convertible debentures would have received 9,090,909 shares of common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004.

         OPTIONS.  Advanced Communications has no outstanding options.

         WARRANTS. Advanced Communications has outstanding warrants to purchase up to 6,440,900 shares of common stock. All of the warrants have a $0.30 exercise price.

TRANSFER AGENT

         Advanced Communications' transfer agent is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219. Its telephone number is (718) 921-8200.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Advanced Communications that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Advanced Communications' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

                                     EXPERTS

         The financial statements for the March 31, 2002 quarter and the year ended June 30, 2001, respectively included in the Prospectus have been reviewed and audited by Weinberg & Company, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Advanced Communications' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.



                          HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2002

                          INDEX TO FINANCIAL STATEMENTS


                                                                         PAGE(S)
                                                                         -------

Consolidated Balance Sheet as of March 31, 2002 and June 30, 2001         F-1

Consolidated  Statements  of  Operations  for the Three and Nine
Months ended March 31, 2002 and 2001                                      F-2

Consolidated Statement of Changes in Stockholders' Equity
(Deficiency) for the the period July 1, 2000 to March 31, 2002            F-3

Consolidated  Statements  of Cash Flows for the Nine  Months
ended  March 31, 2002 and 2001                                            F-4

Notes to Consolidated Financial Statements                                F-5

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                              March 31, 2002       June 30, 2001
                                                (UNAUDITED)          (AUDITED)
                                                -----------          ---------

ASSETS:

   Cash                                         $  164,359             $  6,816
   Prepaid expenses                                  3,000               10,000
                                               -------------       -------------

TOTAL CURRENT ASSETS                               167,359               16,816
                                               -------------       -------------

PROPERTY & EQUIPMENT - NET                          18,274               19,599
                                               -------------       -------------

OTHER ASSETS
   Goodwill, less accumulated amortization of
     $300,000                                    1,700,000            2,000,000
   Deposits                                         13,225                5,525
   Other receivables                                 9,927                   --
   Deferred bond financing costs, less
     accumulated amortization of $6,667             73,333                   --
                                               -------------       -------------

TOTAL OTHER ASSETS                               1,796,485            2,005,525
                                               -------------       -------------

TOTAL ASSETS                                   $ 1,982,118         $  2,041,940
                                               =============       =============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY:

LIABILITIES

  CURRENT LIABILITIES
   Accounts payable and accrued expenses       $   683,002             $844,205
   Accrued compensation                            172,183              479,050
   Note Payable-Grassland                               --              118,530
   Loan Payable to shareholder                   1,055,736              796,000
   Convertible debentures                        1,200,750              200,750
   Interest payable                                 10,417                   --
                                               -------------       -------------

TOTAL CURRENT LIABILITIES                        3,122,088            2,438,535

LONG-TERM LIABILITIES
   Notes Payable-Unconsolidated affiliate         1,791,166           2,173,167
                                               -------------       -------------

TOTAL LIABILITIES                              $  4,913,254        $  4,611,702
                                               -------------       -------------

STOCKHOLDERS' DEFICIENCY
   Common stock, no par value,
     200,000,000 and 100,000,000
     shares authorized, respectively,
     106,731,332 and 94,489,916 shares
     issued and outstanding, respectively        25,214,690          22,696,193
   Common stock to be issued, 0 and 833,333
     shares, respectively                                --             250,000
   Less:  Deferred commitment fees,
     net of accumulated amortization of
     $93,750                                       (656,250)                 --
   Accumulated deficit                          (27,489,576)        (25,515,955)
                                               -------------       -------------

TOTAL STOCKHOLDERS' DEFICIENCY                 $ (2,931,136)       $ (2,569,762)
                                               -------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY $  1,982,118        $  2,041,940
                                               =============       =============


  The accompanying notes are an integral part of these financial statements


                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (UNAUDITED)

                                                             FOR THE THREE MONTHS                     FOR THE NINE MONTHS
                                                                    ENDED                                    ENDED
                                                     ------------------------------------  -----------------------------------------
                                                          MARCH 31,         MARCH 31,              MARCH 31,              MARCH 31,
                                                            2002              2001                   2002                   2001
                                                     ---------------------------------  --------------------------------------------
TELEPHONE NETWORK REVENUE                                 $       -            $    -             $       -              $   50,000

COST OF REVENUES                                                  -                 -                     -                 (57,310)
                                                     ---------------------------------  --------------------------------------------
GROSS PROFIT (LOSS)                                                                 -                                        (7,310)
                                                                  -                                       -
                                                     ---------------------------------  --------------------------------------------

OPERATING EXPENSES

  Depreciation and amortization                             201,417           262,542               403,417                  787,626
  Professional and consulting fees                           42,189           753,389               607,451                1,235,495
  Other selling, general and

  administrative expenses                                   340,370           104,451               616,120                  409,917

  Stock-based compensation                                   21,010            30,000                81,010                  176,120
                                                     ---------------------------------  --------------------------------------------
TOTAL OPERATING EXPENSES                                                                          1,707,998                2,609,158
                                                            604,986         1,150,382
                                                     -------------------------------------------------------------------------------


LOSS FROM OPERATIONS                                      (604,986)       (1,150,382)           (1,707,998)              (2,616,468)
                                                     -------------------------------------------------------------------------------

OTHER INCOME/(EXPENSE)

  Interest expense                                        (260,417)                 -             (265,623)                        -

  Income ( Loss) from investment in affiliate                     -           229,803                     -                  (7,487)

                                                                                                                           (425,000)
  Investment Write-down                                           -         (425,000)                     -                        -
                                                     ---------------------------------  --------------------------------------------


TOTAL OTHER INCOME/(EXPENSE)                              (260,417)         (195,197)             (265,623)                (432,487)
                                                     -------------------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY GAINS                       $   (865,403)    $  (1,345,579)        $  (1,973,621)           $  (3,048,955)

EXTRAORDINARY GAINS

  Gains on extinguishment of debt                                 -                 -                     -                   23,000
                                                     ---------------------------------  --------------------------------------------

NET (LOSS)                                            $   (865,403)    $  (1,345,579)        $  (1,973,621)           $  (3,025,955)

OTHER COMPREHENSIVE (LOSS), NET OF TAX

  Unrealized (loss) on marketable securities                      -               195                     -                  (4,680)
                                                     ---------------------------------  --------------------------------------------

COMPREHENSIVE (LOSS)                                  $   (865,403)    $  (1,345,384)        $  (1,973,621)           $  (3,030,635)
                                                     ===============================================================================

Net (loss) per share-basic and diluted                 $     (0.01)      $     (0.01)          $     (0.02)             $     (0.03)
                                                     =================================  ============================================

Weighted average number of shares outstanding
  during the period-basic and diluted                   101,794,353        90,354,548            98,506,328               86,593,311
                                                     =================================  ============================================

                                      The accompanying notes are an integral part of these financial statements


                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                            FOR THE PERIOD JULY 1, 2000 TO MARCH 31, 2002

                                                                    COMMON STOCK                     ACCUMULATED
                                                            SHARES                AMOUNT               DEFICIT
                                                       -----------------    ------------------- -----------------------

BALANCE AT JUNE 30, 2000                                     82,227,280           $ 16,865,441        $    (5,783,389)

Stock issued for cash                                         3,060,600                642,726
Stock warrants issued for cash                                                         275,454
Stock to be issued
Stock issued for offering costs                                 250,000
Stock issued for services                                     1,051,491                328,870
Stock issued for extinguishment of debt                       6,597,000              4,545,902
Stock issued for conversion of convertible debt               1,803,545                412,800
Common stock retired                                          (500,000)              (375,000)
Net (loss) for period                                                                                     (19,732,566)
                                                       ----------------- -- ------------------- -----------------------
BALANCE AT JUNE 30, 2001                                     94,489,916           $ 22,696,193          $ (25,515,955)
                                                       ----------------- -- ------------------- -----------------------
                                                       ----------------- -- ------------------- -----------------------

Stock issued for services                                       780,240                244,224
Stock issued for extinguishments of debt                      1,190,000                357,001
Stock issued for cash                                         1,233,333                260,000
Stock warrants issued for cash                                                         110,000
Net (loss) for the period                                                                                    (456,258)
                                                       ----------------- -- ------------------- -----------------------
BALANCE AT SEPTEMBER 30, 2001                                97,693,489           $ 23,667,418          $ (25,972,213)
                                                       ----------------- -- ------------------- -----------------------
                                                       ----------------- -- ------------------- -----------------------

Stock issued for services                                       419,681                126,335
Stock issued for offering costs                                 137,727
Net (loss) for the period                                                                                    (651,960)
                                                       ----------------- -- ------------------- -----------------------
BALANCE AT DECEMBER 31, 2001                                 98,250,897           $ 23,793,753          $ (26,624,173)

Stock issued for services                                     2,013,468                151,010
Stock issued for cash and warrants                            2,146,967
Stock issued to Directors for services                        1,000,000                180,000
Stock issued for commitment fees                              3,000,000                750,000
Deferred commitment fees                                                             (656,250)
Net (loss) for the period                                                                                    (865,403)
Capital contribution                                                                     9,927
Stock issued in settlement of lawsuit                           320,000                 80,000
Interest on beneficial conversion debentures                                           250,000
                                                       -----------------    ------------------- -----------------------
BALANCE AT MARCH 31, 2002                                   106,731,332           $ 24,558,440          $ (27,489,576)
                                                       ================= == =================== =======================

                                   The accompanying notes are an integral part of these financial statements


                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                                            FOR THE PERIOD JULY 1, 2000 TO MARCH 31, 2002


                                                                    COMMON STOCK                COMMON STOCK
                                                                    TO BE ISSUED
                                                         -----------------------------------
                                                         ----------------- -----------------
                                                              SHARES            AMOUNT            ADVANCES             TOTAL
                                                      ----------------- ----------------- ------------------- ------------------
                                                      ----------------- ----------------- ------------------- ------------------

BALANCE AT JUNE 30, 2000                                                               $         $   375,000       $ 10,707,052

Stock issued for cash                                                                                                   642,726
Stock warrants issued for cash                                                                                          275,454
Stock to be issued                                             833,333           250,000                                250,000
Stock issued for offering costs                                                                                              --
Stock issued for services                                                                                               328,870
Stock issued for extinguishment of debt                                                                               4,545,902
Stock issued for conversion of convertible debt                                                                         412,800
Common stock retired                                                                               (375,000)                 --
Net (loss) for period                                                                                              (19,732,566)
                                                      ----------------- ----------------- ------------------- ------------------
BALANCE AT JUNE 30, 2001                                       833,333        $  250,000                   $      $ (2,569,762)
                                                      ----------------- ----------------- ------------------- ------------------
                                                      ----------------- ----------------- ------------------- ------------------

Stock issued for services                                                                                               244,224
Stock issued for extinguishments of debt                                                                                357,001
Stock issued for cash                                        (800,000)         (240,000)                                 20,000
Stock warrants issued for cash                                                                                          110,000
Net (loss) for the period                                                                                             (456,258)
                                                      ----------------- ----------------- ------------------- ------------------
BALANCE AT SEPTEMBER 30, 2001                                   33,333        $   10,000                   $      $ (2,294,795)
                                                      ----------------- ----------------- ------------------- ------------------
                                                      ----------------- ----------------- ------------------- ------------------

Stock issued for services                                     (33,333)          (10,000)                                116,335
Stock issued for offering costs                                                                                               0
Net (loss) for the period                                                                                             (651,960)
                                                      ----------------- ----------------- ------------------- ------------------
BALANCE AT DECEMBER 31, 2001                                                           $                   $      $ (2,830,420)

Stock issued for services                                                                                               151,010
Stock issued for cash and warrants
Stock issued to Directors for services                                                                                  180,000
Stock issued for commitment fees                                                                                        750,000
Deferred commitment fees                                                                                              (656,250)
Net (loss) for the period                                                                                             (865,403)
Capital contribution                                                                                                      9,927
Stock issued in settlement of lawsuit                                                                                    80,000
Interest on beneficial conversion debentures                                                                            250,000
                                                      ----------------- ----------------- ------------------- ------------------
BALANCE AT MARCH 31, 2002                                                                                         $ (2,931,136)
                                                      ================= ================= =================== ==================

                                   The accompanying notes are an integral part of these financial statements



                                                               F-3A

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         FOR THE NINE MONTHS ENDED
                                                                ----------------------------------------------
                                                                      MARCH 31,              MARCH 31,
                                                                        2002                    2001
                                                                ------------------------ ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                                             $   (1,973,621)        $   (3,025,955)
Adjustments to reconcile net loss to net cash used:

  Depreciation and amortization                                                403,417                787,626

  Expenses incurred in exchange for common stock                               781,569                257,070

  Gain on extinguishment of debt                                                     -               (23,000)

  (Loss) on minority interest in affiliate                                           -                  7,487
  Interest expense on beneficial conversion feature                            250,000                      -
Changes in operating assets and liabilities:
  (Increase) decrease in assets:

    Prepaid expense                                                              7,000                 46,118

    Deposits and other                                                        (24,700)                 40,000
Increase (decrease) in liabilities:

  Accounts payable                                                           (161,203)                477,900

  Interest payable                                                              10,417                      -

  Accrued compensation                                                       (306,867)                195,000

  Other advances                                                              (63,000)                      -

  Deferred revenue and other                                                         -               (50,000)
                                                                ----------------------  ---------------------
  NET CASH USED IN OPERATING ACTIVITIES
                                                                           (1,076,988)            (1,287,754)
                                                                ----------------------  ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Loan to affiliated company                                                         -               (10,108)

  Purchase of fixed assets                                                     (1,675)                (8,580)

  Repayment of loan to unconsolidated affiliate                               (25,000)                      -

  Repayment of short-term loan                                               (325,000)                      -
                                                                ----------------------  ---------------------
  NET CASH USED IN INVESTING ACTIVITIES
                                                                             (351,675)               (18,688)
                                                                ----------------------  ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of note payable                                                  (118,530)               (41,802)

  Loan proceeds from shareholder                                               259,736                534,500

  Proceeds from sale of stock                                                        -                 41,802
  Proceeds from issuance of common stock

   and warrants, net of offering costs                                         120,000                768,180

  Proceeds from issuance of convertible debentures                           1,000,000                      -

  Proceeds from issuance of short-term note                                    325,000                      -
                                                                ----------------------  ---------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                                                         1,302,680
                                                                             1,586,206
                                                                ----------------------  ---------------------


Net increase (decrease) in cash                                                157,543                (3,762)

Cash and cash equivalents at beginning of period                                 6,816                 30,154
                                                                ----------------------  ---------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $     164,359 -         $     26,392
                                                                 ======================  =====================

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the nine months ended March 31, 2002, the Company issued 1,190,000 shares of common stock valued at $357,001 in partial repayment of Notes Payable held by a related Australian Corporation in which we hold a 20% investment.

                                   The accompanying notes are an integral part of these financial statements



NOTE 1            PRINCIPLES OF CONSOLIDATION AND SIGNIFICANT ACCOUNTING
-------------------------------------------------------------------------
POLICIES

The accompanying unaudited consolidated financial statements include the results of Advanced Communications Technologies, Inc. ("ACT" or the "Company") and its wholly-owned subsidiaries. The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the quarterly reporting rules of the Securities and Exchange Commission. The financial statements reflect all adjustments of a recurring nature that are, in the opinion of management, necessary for the fair presentation of the financial statements.

Operating results for the three and nine months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2002. The interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2001 included in the Company's Form 10-KSB as filed with the Securities and Exchange Commission.

(A) ORGANIZATION
----------------

The Company was formed on April 30, 1998 and was inactive from its date of formation until April 1999 when it acquired all of the issued and outstanding stock of Media Forum International, Inc. ("MFI") in a reverse merger. The merger was treated as an acquisition of all of the assets of MFI and as a recapitalization of the Company. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart") an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. The Company treated the purchase as a recapitalization, and has not recorded any goodwill associated with the acquisition. On April 5, 2000, the Company acquired a 20% equity ownership interest in Advanced Communications Technology (Australia) Pty Ltd ("ACT-AU"), an unconsolidated affiliated entity. The Company accounts for its investment in ACT-AU under the equity method of accounting. On July 5, 2000, the Company entered into a License and Distribution Agreement with Advanced Communications Technologies (Australia) Pty Ltd. pursuant to which the Company has the exclusive rights to market and distribute the SpectruCell technology in North, South and Central America. The License and Distribution Agreement is effective for an indefinite period. The parties to this License and Distribution Agreement are currently involved in litigation in connection with this agreement. In July 2000, the Company formed Australon USA, Inc. ("Australon"), a Delaware corporation owned 50% by the Company and 50% by Australon Enterprises Pty., Ltd., a publicly traded company listed on the Australian Stock Exchange and a 66% owned subsidiary of ACT-AU. In November 2000, the Company formed Advanced Network Technologies (USA), Inc. ("ANT"), a Delaware corporation owned 70% by the Company and 30% by ACT-AU. Both Australon and ANT are inactive. The Company will account for the future results of operations of Australon on an equity basis and ANT on a consolidated basis.

The Company is a holding company, whose primary activity is the investment in companies involved in the wireless telecom industry. The Company expects to generate revenue from marketing and distribution of their wireless communication network products through licensing agreements with network providers.

(B) PRINCIPLES OF CONSOLIDATION
-------------------------------

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries AGC, Australon and ANT (all presently inactive). All significant intercompany transactions and balances have been eliminated in consolidation.

(C) USE OF ESTIMATES
--------------------

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------

The carrying amounts of the Company's accounts payable, accrued liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

(E) MARKETABLE SECURITIES
-------------------------

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized losses, reported as a separate component of stockholders' equity.

Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

(F) PROPERTY AND EQUIPMENT
--------------------------

Property and equipment are stated at cost and depreciated, using accelerated methods, over the estimated useful lives of 5 years.

(G) LONG-LIVED ASSETS
---------------------

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.

(H) INCOME TAXES
----------------

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

There was no current income tax expense for the three and nine months ended March 31, 2002 and 2001 due to net operating losses in both periods. Any deferred tax asset arising from the future benefit of the Company's net operating loss carryforward has been fully reserved.

(I) COMPREHENSIVE INCOME
------------------------

The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components.

(J) REVENUE RECOGNITION
-----------------------

Revenue was generally recognized at the time telephone service minutes were used and based on the volume of call service provided to customers and processed by the Company's contractual service providers.

(K) CONCENTRATION OF CREDIT RISK
--------------------------------

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(L) LOSS PER SHARE
------------------

Net loss per common share is computed based upon the weighted average common shares outstanding.

(M) NEW ACCOUNTING PRONOUNCEMENTS
---------------------------------

The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier application encouraged.

The future adoption of these pronouncements is not expected to have a material effect on the Company's financial position or results of operations.


NOTE 2.     INVESTMENT IN UNCONSOLIDATED AFFILIATE
--------------------------------------------------

In April 2000, the Company acquired 20% of the common stock of ACT-AU, an unconsolidated affiliate. The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 (See Note 1(D) and Note 6(B)) and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill.

The Company's 20% interest in ACT-AU was accounted for using the equity method of accounting and was stated at the amortized cost OF goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of ACT-AU was adjusted for the amortization of the goodwill, as discussed above. During the year ended June 30, 2001, the Company reduced the carrying value of its unconsolidated equity investment in ACT-AU to $2,000,000 based on management's evaluation of ACT-AU's fair market value. This adjustment was required by FASB 121 ("Accounting for Impairment of Long-Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long-lived assets for impairment.

ACT-AU had a current period operating loss combined with a history of operating losses due to the fact that ACT-AU has been in development stage activities since inception and has not generated any sales revenue for its products. ACT-AU's projections of estimated future cash flows could not be objectively verified because ACT-AU had not completed scheduled field trials of the SpectruCell product, a requisite before sales can be recognized. Based on these factors, management completely wrote-off its investment in ACT-AU and wrote-down its investment in ACT-AU's goodwill to $2,000,000 based on the fair market value of ACT-AU's 66% majority ownership interest in Australon Enterprises, Ltd, a publicly traded Australian company.

Amortization was computed on a straight-line basis over fifteen years until June 30, 2001 when the Company re-assessed the life of the goodwill to be 5 years. This change coupled with the writedown of goodwill resulted in a reduction of Goodwill amortization on a quarterly basis from $261,542 to $100,000. The amortization of goodwill charged to income for the nine months ended March 31, 2002 and March 31, 2001 was $300,000 and $784,626, respectively.

The components of the investment in ACT-AU at March 31, 2002 are as follows:

                                     INVESTMENT      GOODWILL         TOTAL

      At acquisition               $  3,657,472   $ 15,692,528   $  19,350,000

      Cumulative Investment loss     (3,657,472)            --      (3,657,472)
      Amortization of goodwill              --     ( 1,292,664)     (1,292,664)
      Impairment of goodwill                --     (12,399,864)    (12,399,864)
                                     ------------   ------------   -------------
                                     ------------   ------------   -------------

      Balance at June 30, 2001     $        --    $  2,000,000   $   2,000,000
      Cumulative amortization of
        goodwill through 3/31/02                      (300,000)       (300,000)
                                     ------------   ------------   -------------
                                     ------------   ------------   -------------
      Balance at March 31, 2002    $              $  1,700,000   $   1,700,000
                                     ============   ============   =============


NOTE 3.     REALIZED LOSS ON DECLINE IN MARKETABLE SECURITIES
-------------------------------------------------------------

The Company's marketable securities were comprised of equity securities, all classified as available-for-sale, which were carried at their fair value based upon the quoted market prices of those investments at June 30, 2001 and 2000. Declines in the fair value that are other than temporary result in write-downs of the securities and included in earnings as realized losses. The Company determined there was a permanent decline in the fair value of these securities and at June 30, 2001 the Company wrote down these securities to their fair value of $0. This resulted in $6,825 being recognized in the statements of operations as a realized loss on decline in marketable securities for the year ended June 30, 2001.


NOTE 4.     PROPERTY AND EQUIPMENT
----------------------------------

      Computer and office equipment                             $       32,909
      Less:  Accumulated depreciation                                  (14,635)
                                                                  --------------
         Property and equipment - net                           $       18,274
                                                                  ==============

      Depreciation expense for the nine months ended March 31, 2002 was $3,000.


NOTE 5.     ACCRUED COMPENSATION
--------------------------------

The Company  had an oral  agreement  with Mr.  Roger May to serve as the Chief
Executive Officer of the Company. Mr. May agreed to defer payment of the amounts owed him pursuant to the oral agreement due to the Company's lack of funds. The Company owed Mr. May $479,050 at June 30, 2001. On November 30, 2001, Mr. May was removed as the Company's Chief Executive Officer. Subsequent to that date, Mr. May was not entitled to receive any additional compensation from the Company.

At the request of the Company's Board of Directors, the Compensation Committee conducted a review of the nature of the past services provided by Mr. May to the Company to determine whether a portion of such services are more properly allocable to the Company's unconsolidated Australian affiliate. At the Company's March 26, 2002 Board of Director's meeting, the Board of Directors unanimously approved the recommendation of the Compensation Committee to reduce Mr. May's prior accrued compensation by $394,361 representing services Mr. May performed for ACT-Australia, leaving a balance of $172,183 at March 31, 2002.


 NOTE 6.    NOTES AND LOAN PAYABLE
 ---------------------------------

(A) NOTE PAYABLE-GRASSLAND
--------------------------

MFI was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. The Company made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by the Company. The revised obligation was to be paid by August 14, 2000. The Company defaulted on this revised payment obligation and a judgment against the Company was entered. In October 2000, the Company sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, the Company's remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 the Company paid the obligation in full. On October 24, 2001 the Company received notice from the court that its judgment has been satisfied.

(B) NOTE PAYABLE TO ACT-AUSTRALIA
---------------------------------

The Company had a non-interest bearing and unsecured note payable to ACT-AU of $7,500,000 as of April 5, 2000 (See Note 2). The note was payable in three equal monthly installments commencing on May 31, 2000. Under the terms of the Stock Purchase Agreement with ACT-AU, the monthly installment payments were extended without interest to allow for the Company to, on a best efforts basis, raise the cash portion of the purchase price through a private or public offering of securities. There are no default or penalty provisions. Upon raising funds pursuant to a private or public offering, the Company shall only be obligated to repay ACT-AU's note with those funds remaining after deduction for reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries, as determined by the Company's Board of Directors.

The following schedule represents payments on such debt by issuance of restricted common stock to either ACT-AU or creditors or employees of ACT-AU. Such transactions were recorded at the market price of the stock at date of issuance.

      ---------------------------------------------------------------------
             DATE                  SHARES OF COMMON           VALUE
                                     STOCK ISSUED
      ---------------------------------------------------------------------

      September 2000                          5,000,000     $ 3,500,000
      October 2000(1)                           460,000         460,000
      June 2001                               1,137,000         567,100
      September 2001                          1,190,000         357,001
                                  -----------------------  ----------------
                                              7,787,000       4,884,101
                                  -----------------------  ----------------
(1) This transaction resulted in a gain on extinguishment of debt of $23,000.


During the year ended June 30, 2001 the Company repaid an aggregate of $247,608 of the obligation in cash. During the three month period ended September 2001, the Company repaid $25,000 of the obligation in cash. No payments on the note were made during the three months ended December 31, 2001 and March 31, 2002.

Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between the Company and ACT-AU, the Company has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to ACT-AU.

As of March 31, 2002, the balance of the Company's obligation to ACT-AU was $1,791,166. The Company is currently in litigation with ACT-AU regarding the attempt by Mr. May and ACT-AU to lien or transfer the Company's shares in ACT-AU for alleged nonpayment of the Company's obligation (See Note 10).

(C) LOAN PAYABLE TO SHAREHOLDER
-------------------------------

As of March 31, 2002, the Company owed Global Communications Technology Pty, an Australian company wholly-owned by Mr. May, a former officer and director of the Company, $1,055,736 for funds advanced to the Company to provide working capital. This loan is non-interest bearing and unsecured, and has no fixed date for repayment.

(D) SHORT TERM LOAN PAYABLE
---------------------------

On December 13, 2001 the Company entered into a 90 day $325,000 Promissory Note (the "Note") with Cornell Capital Partners, LP. The Note bears interest at 12% and is secured by a Guaranty and Pledge Agreement executed by Messrs. Danson, Lichtman and Prouty. The Company realized $269,000 of net proceeds after financing costs and legal fees. The Note was repaid on January 14, 2002 with proceeds from the Company's $1 million Convertible Debenture (See Note 7(B)).


NOTE 7.     CONVERTIBLE DEBENTURES
----------------------------------

(A)  AJW PARTNERS, LLC AND NEW MILLENNIUM CAPITAL PARTNERS II, LLC
------------------------------------------------------------------

On September 30, 1999, the Company entered into secured convertible debentures purchase agreements with two investors, who were also stockholders of the Company, whereby the Company sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of the Company's Common Stock. In addition, on September 30, 1999, the Company issued another convertible debenture to Bank Insinger de Beaufort N.V. in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date.

The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

The Company further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

Between October and December 2000, AJW Partners, LLC and New Millennium Capital Partners II, LLC elected to convert $262,800 of convertible debentures into 860,378 shares of the Company's restricted common stock.

In December 2000, Bank Insinger de Beaufort N.V. converted its $150,000 note, inclusive of accrued and unpaid interest into 943,167 shares of the Company's restricted common stock.

As of March 31, 2002 and June 30, 2001, $200,750 of Secured Convertible Debentures were still outstanding. The Company is in default of its remaining obligations to AJW Partners, LLC and New Millennium Capital Partners II, LLC.

On April 24, 2002 the Company entered into a Settlement Agreement with the two note holders, AJW Partners, LLC and New Millennium Capital Partners II, LLC. Under the terms of the Settlement Agreement, the note holders agreed to dismiss their lawsuit and convert their remaining unpaid obligation, inclusive of accrued and unpaid interest, into 8,500,000 shares of the Company's common stock, payable over a 180-day period. The Company has the option, until July 23, 2002, to cash out the note holders by remitting to them $475,000 by June 8, 2002 or $325,000 by July 23, 2002 in lieu of the balance of shares to be delivered. On April 24, 2002, the Company issued 1,460,725 and 664,275 shares of common stock to AJW Partners, LLC and New Millennium Capital Partners II, LLC, respectively (See Note 10(B)).

(B) CORNELL CAPITAL PARTNERS, LP
--------------------------------

In January 2002, the Company issued, in the aggregate $1 million of 5% Convertible Debentures to Cornell Capital Partners, LP and other investors.

These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to 120% of the closing bid price of the common stock as of the closing date or $.40, whichever is higher, or (b) an amount equal to 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At the Company's option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004.

The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $250,000, was recorded as an interest expense and a component of equity on the issuance date.

The Company realized $564,000 of net proceeds after financing fees, closing costs and the repayment of the $325,000 ninety-day short-term note (See Note 6(D)).


NOTE 8.     STOCKHOLDERS' EQUITY (DEFICIENCY)
---------------------------------------------

(A) PRIVATE PLACEMENT
---------------------

During the period of December 2000 to August 2001, pursuant to a private placement, the Company issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. The Company received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.

The Company issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.

The fair market value of the warrants, aggregating $275,454 and $110,000 at June 30, 2001 and September 30, 2001, respectively, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At December 31, 2001, no warrants have been exercised.

During the three months ended September 30, 2001, the Company received the balance of the offering proceeds and issued an additional 1,233,333 shares of its restricted common stock and associated warrants.

During the three months ended December 31, 2001, the Company issued 137,727 shares of common stock, valued at $41,318 in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering and has been netted against proceeds received from the issuance of shares in the previous quarter.

On February 27, 2002, the Company's Board of Directors approved a resolution to reprice the private placement offering from $.30 per share to $.20 per share. The repricing resulted in the additional issuance of 2,146,967 of its restricted common stock and warrants to the 23 investors that previously subscribed to the Company's private placement. The exercise price of the underlying warrants will remain at $.30 per share.

(B) EQUITY LINE OF CREDIT FACILITY
----------------------------------

On January 10, 2002, the Company entered into a $30 million Equity Line of Credit facility with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company may, at its discretion, periodically issue and sell to Cornell Capital Partners, LP shares of common stock for a total purchase of $30 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $2 million in any 30 day period. Cornell Capital Partners, LP will purchase the shares of common stock for a 9% discount to the lowest closing bid price of the Company's common stock during the 5 trading days after a notice date. In addition, Cornell Capital Partners, LP will retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $740,000, paid in 2,960,000 shares of common stock. Cornell Capital Partners, LP intends to sell any shares under the Equity Line of Credit at the then prevailing market price.

The Company has engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 40,000 shares of the Company's common stock, which was equal to $10,000 at a closing bid of $.25 on January 10, 2002.

(C) STOCK ISSUED FOR SERVICES
-----------------------------

During the year ended June 30, 2001, the Company issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

During the three months ended September 30, 2001, the Company issued 780,240 shares of restricted common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $244,224.

During the three months ended December 31, 2001, the Company issued 419,681 shares of restricted common stock for prior professional services rendered. The stock was valued based on the quoted trading price on the grant dates, which aggregated $116,335.
During the three months ended March 31, 2002, the Company issued 2,013,468 shares of restricted common stock having a value of $151,010 for prior professional services rendered. The stock was valued based on the quoted trading price on the date the stock was granted.

(D) STOCK ISSUED FOR EXTINGUISHMENT OF DEBT
-------------------------------------------

During the nine months ended March 31, 2002, the Company issued 1,190,000 shares of restricted common stock to ACT-AU, its vendors and employees for the partial extinguishment of debt. The stock was valued based on the quoted trading price on the grant dates, which aggregated $370,001 (See Note 6(B)).

STOCK ISSUED TO DIRECTORS
-------------------------

During the three months ended March 31, 2002, the Company issued 200,000 shares of its restricted common stock having a value of $36,000 to each of its five current Directors for services rendered to the Company as directors. The Company issued a total of 1,000,000 shares in the aggregate having a value of $180,000. The stock was valued based on the quoted trading price of the Company's stock on the date that the shares were granted to the individual directors.

STOCK ISSUED IN SETTLEMENT OF LAWSUIT
-------------------------------------

During the three months ended March 31, 2002, the Company issued 320,000 shares of its restricted common stock having a value of $80,000 to the principals of WORLD IP in full settlement of the WORLD IP rescission lawsuit. The stock was valued based on the quoted trading price of the Company's stock on the date that the shares were granted (See Note 10).

STOCK ISSUED FOR PLACEMENT FEES
-------------------------------

During the three months ended March 31, 2002, the Company issued 2,960,000 shares of its restricted common stock having a value of $740,000 to Cornell Capital Partners, LP as a one-time commitment fee in connection with the $30 million Equity Line of Credit Agreement. The stock was priced at the closing bid price of $.25 per share on January 10, 2002. In addition, the Company issued 40,000 shares of its restricted common stock having a value of $10,000 to Westrock Advisors, Inc to advise it in connection with the Equity Line of Credit. The 40,000 shares were also priced at the closing bid price of $.25 on January 10, 2002.


NOTE 9.     RELATED PARTIES
---------------------------

(A) GLOBAL COMMUNICATIONS TECHNOLOGY PTY LTD
--------------------------------------------

Global Communications Technologies Pty Ltd., a related party, is wholly owned by Mr. May a principal stockholder of the Company.

(B) ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY. LTD.
------------------------------------------------------------

Advanced  Communications  Technology  (Australia)  Pty.  Ltd.,  an  Australian
company,   is  70%   owned  by  Mr.   May's   wholly-owned   company,   Global
Communications Technology Pty Ltd.

(C) LEGAL COUNSEL
-----------------

Certain of the Company's legal counsel are stockholders and directors of the Company.


NOTE 10.    COMMITMENTS AND CONTINGENCIES
-----------------------------------------

(A)   LEASE AGREEMENT
---------------------

The Company is a party to a three-year office lease commencing January 1, 2002 and ending December 31, 2004. The monthly rent is $7,634 inclusive of the cost of monthly parking. The minimum lease payments for the remaining life of the lease is $251,922.

(B)    LEGAL MATTERS
--------------------

      (I)   NANCY J. NEEDHAM AND EDMUND R. DUPONT LAWSUIT

      In Nancy J. Needham; Edmund R. DuPont et al v. Advanced Communications Technologies, Inc., et al, an action filed July 2000 in the Fifteenth Judicial Circuit in the State of Florida, two former officers and directors of the Company are seeking damages and injunctive relief arising out of the Company's refusal to provide legal opinion letters and to take other actions necessary to allow the former officers to convert restricted stock into unrestricted stock under an exemption under Rule 144. The plaintiffs have not specified the amount of damages they are seeking. The Company has filed a counterclaim to rescind all of the Plaintiffs' stock for lack and/or failure of consideration and other damages. The Company believes that it has meritorious defenses to the suit and is vigorously defending the litigation. In October 2001, the Court denied summary judgment for the Plaintiffs.

      (II)  WORLD IP INCORPORATED SETTLEMENT

      In Advanced Communications Technologies, Inc., et al v. World IP Incorporated, et al, an action filed in the Fifteenth Judicial Circuit in the State of Florida, the Company sued World IP Incorporated, its subsidiaries and shareholders (collectively, "World") for breach of the terms of a Stock Subscription and Purchase Agreement between the parties dated November 10, 1999. The parties entered into Settlement and Rescission Agreements, pursuant to which all transactions between the parties including the Stock Subscription and Purchase Agreement, the issuance of World stock to the Company and the issuance of 500,000 shares of the Company's stock to World's shareholders were rescinded effective November 10, 1999. Further, World's shareholders were issued 320,000 shares of the Company's stock which will be registered pursuant to the Registration Statement currently on file with the Securities Exchange Commission. The lawsuit was dismissed by a Court order dated January 29, 2002.

      (III)  AJW PARTNERS, LLC AND NEW MILLENNIUM CAPITAL PARTNERS II, LLC

      On April 24, 2002, the Company entered into a Settlement Agreement with the two remaining September 1999 Convertible Debenture holders, AJW Partners, LLC and New Millennium Capital Partners II, LLC. Under the terms of the Settlement Agreement, the Company is obligated to issue, over a 180 day period, 8,500,000 shares of its common stock in exchange for the dismissal of the lawsuit and in satisfaction of the remaining outstanding principal and accrued interest. The Company has the option, until July 23, 2002, to substitute cash in lieu of shares. On closing, the Company issued 1,460,725 and 664,275 shares of its common stock to AJW Partners, LLC and New Millennium Capital Partners II, LLC, respectively. A Stipulation and Order of Discontinuance was filed with and Ordered by the court on April 25, 2002 (See Note 7A ).

      (IV)  ACT-AUSTRALIA LITIGATION

      On December 6, 2001, Mr. Roger May, as Chairman and Chief Executive Officer of ACT-Australia, sent a letter to Advanced Communications demanding full payment of all amounts due under the Stock Purchase Agreement between Advanced Communications and ACT-Australia (the "STOCK PURCHASE AGREEMENT). This letter was dated six days after Mr. May was removed by the Board of Directors from all executive capacities including as President and Chief Executive Officer. Mr. May sent additional demand letters on December 11, 2001, and December 21, 2001. These demand letters threatened to exercise the rights granted to ACT-Australia under its constitutional documents, which include exercising ACT-Australia's lien over the shares registered in the name of Advanced Communications or declaring that those shares be forfeited. Advanced Communications believes that it has fully met its obligation under the Stock Purchase Agreement, which states that payments are only required to be paid to ACT-Australia from those funds remaining after deduction of reserves needed for current operations, working capital and the development and expansion of its operations and the operations of its subsidiaries as determined by its Board of Directors. At this time, Advanced Communications does not have sufficient funds available to pay to ACT-Australia. On January 23, 2002, Advanced Communications filed suit against ACT-Australia and Roger May in the Supreme Court of Victoria at Melbourne, Australia to protect its investment.

      On January 23, 2002, the Court issued an interim order effectively enjoining and prohibiting ACT-Australia from "transferring, dealing with, charging, diminishing, mortgaging, assigning or disposing of" Advanced Communications' stock in ACT-Australia. Although the court order had already been extended twice, it was again extended by the court on February 20, 2002, until a final determination is made at trial. ACT-Australia declined to contest the court orders sought by Advanced Communications. ACT-Australia filed its Answer to the suit and the parties are currently conducting discovery of material documents.

      On March 15, 2002, ACT-Australia issued a press release stating that EntrePort Corporation ("EntrePort"), an AMEX listed company, executed "definitive documents" whereby EntrePort would acquire a minority interest in ACT-Australia and ACT-Australia would purchase a majority interest in EntrePort. Further, on March 14, 2002, ACT-Australia entered into an Acquisition Agreement with EntrePort (the "Acquisition Agreement") which stated that ACT-Australia "now plans to locate and establish a base of operations in the United States for the continued development, marketing and distribution of the SpectruCell product in the USA and Canada. Such base of operations will involve the establishment of engineering facilities, research and development, sales, marketing and distribution." The Acquisition Agreement also stated that EntrePort's name would be changed to "Advanced Communications USA, Inc." Mr. May resigned from Advanced Communications' Board of Directors one day before entering into the Acquisition Agreement.

      Advanced Communications believes that the transaction with EntrePort as described in the Acquisition Agreement is inconsistent with the rights granted to it by ACT-Australia in the License and Distribution Agreement dated July 5, 2000 pursuant to which Advanced Communications received the exclusive rights to market and distribute the SpectruCell technology in North, South and Central America. Advanced Communications therefore instructed its Australian lawyers to write to ACT-Australia requesting an undertaking that it would not appoint EntrePort or any other person to market and distribute the SpectruCell technology in the exclusive territory in breach of the license agreement. ACT-Australia refused to provide the undertaking sought by Advanced Communications and, accordingly, Advanced Communications applied to the Court for an order restraining ACT-Australia from breaching the terms of the license agreement. On April 26, 2002, the Court issued an interim order on the following terms:

            "Until the determination of the plaintiff's [i.e., Advanced Communications'] summons filed on 23 April 2002 or further order, the first defendant [i.e., ACT-Australia], whether by itself or by its officers, employees, agents, attorneys, or any of them or otherwise, be restrained from appointing or agreeing to appoint in any way whatsoever EntrePort Corporation or any other person to distribute, sell, offer to sell or supply or otherwise deal in or with the wireless or terrestrial multi-protocols communication network technology known as SpectruCell (`Product') (incorporating the software which enables the Product to perform to its specifications, consisting of a set of instructions or statements in machine readable medium, and any enhancement or modification of that software (`Software') and related hardware performing part of the base station controller which processes and transmits mobile communications protocols such as AMPS, CDMA, TDMA GSM, W-CDMA, UMTS, 3G & Voice IP) in the United States of America, the North American and South American Continents (`Exclusive Territory') without the prior written consent of the plaintiff."

      EntrePort was added as a defendant to the proceedings.

      On May 7, 2002, Advanced Communications received a notice alleging a breach from ACT-Australia stating that Advanced Communications had breached its obligation under the License Agreement. In addition, on May 7, 2002, ACT-Australia sent a termination notice formally terminating the

      License Agreement. Advanced Communications believes that the notice of breach and the termination notice are without merit and it is taking the necessary legal actions to prevent ACT-Australia from terminating its rights under the License Agreement.

      On May 8, 2002, the Court extended its April 26, 2002 order further restraining ACT-Australia from "acting upon or taking any further steps in reliance upon" the notice of breach and termination notice. On May 27, 2002, the court held a full hearing on the injunction application, took the matter under advisement and indicated that it would rule on the matter in the near future. The parties are currently awaiting the judge's decision on this matter.

      V)  STAR MULTICARE SERVICES, INC.

      In STAR MULTI CARE SERVICES, INC. v. ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., an action filed September 18, 2000 in the Fifteenth Judicial Circuit in the State of Florida, Star Multi Care Services, Inc. ("Star") sued the Company for alleged breach of contract and the recovery of a break-up or termination fee in excess of $50,000 in conjunction with the Company's alleged failure to consummate a proposed merger with Star in January 2000. The Company believes that the suit is without basis and is vigorously defending the alleged claim.


NOTE 11.    GOING CONCERN
-------------------------

The Company's consolidated financial statements for the nine months ended March 31, 2002, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company's net loss of $(1,973,621) for the nine months ended March 31, 2002, working capital deficiency of $2,954,729 and stockholders' deficiency of $2,931,136, raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management anticipates that the issuance of securities will generate sufficient resources for the continuation of the Company's operations (See Note 8B).

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 12.    SUBSEQUENT EVENTS
-----------------------------

Effective April 30, 2002, Mr. Gary Ivaska resigned as the Company's Chief Executive Officer. The Company and Mr. Ivaska have settled all outstanding amounts otherwise due him for his prior services. Under the terms of the Ivaska Agreement, the Company is obligated to pay Mr. Ivaska $40,000 at the rate of $10,000 per month for four months commencing on May 31, 2002.

On May 2, 2002, the Company's Board of Directors voted to appoint Mr. Wayne Danson, currently the Company's Vice President and Chief Financial Officer to assume the role of the Company's President.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------

Independent Auditor's Report                                               F-17

Consolidated Balance Sheet as of June 30, 2001                             F-18

Consolidated  Statements of  Operations  for the Years Ended June 30,
2001 and 2000                                                              F-19

Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
for the Years Ended June 30, 2001 and 2000                                 F-20

Consolidated  Statements  of Cash Flows for the Years  Ended June 30,
2001 and 2000                                                              F-21

Notes to Consolidated Financial Statements                                 F-22

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
      Advanced Communications Technologies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Advanced Communications Technologies, Inc., and Subsidiaries as of June 30, 2001 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years ended June 30, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Advanced Communications Technologies, Inc. and Subsidiaries as of June 30, 2001, and the results of their operations and their cash flows for the years ended June 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company's significant net loss of $19,732,566 for the year ended June 30, 2001, a working capital deficiency of $2,421,719, and a stockholders' deficiency of $2,569,792, raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 14. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
October 19, 2001

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001

                                     ASSETS

CURRENT ASSETS
  Cash                                                   $     6,816
Prepaid expenses                                              10,000
                                                        ------------
       Total Current Assets                                   16,816

PROPERTY AND EQUIPMENT - NET                                  19,599
OTHER ASSETS                                               2,005,525
                                                        ------------
TOTAL ASSETS                                             $ 2,041,940
                                                        ============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable                                       $   844,205
  Accrued compensation                                       479,050
  Note payable                                               118,530
  Loan payable to shareholder                                796,000
  Convertible debentures                                     200,750
                                                        ------------
       Total Current Liabilities                           2,438,535

LONG-TERM LIABILITIES
  Note payable to affiliate                                2,173,167
                                                        ------------
TOTAL LIABILITIES                                          4,611,702
                                                        ------------
STOCKHOLDERS' DEFICIENCY
  Common stock, no par value, 100,000,000 shares
      authorized, 94,489,916 shares issued and
      outstanding                                         22,696,193
  Common stock to be issued, 833,333 shares                  250,000
  Accumulated deficit                                    (25,515,955)
                                                        ------------
       Total Stockholders' Deficiency                     (2,569,762)
                                                        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY           $ 2,041,940
                                                        ============




         See accompanying notes to consolidated financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED JUNE 30 2001 AND 2000

                                                             2001       2000
                                                       ------------- ----------
REVENUES                                                $    50,000  $       --
COST OF REVENUES                                            (57,310)         --
                                                       ------------- ----------
GROSS PROFIT (LOSS)                                          (7,310)         --
                                                       ------------- ----------
OPERATING EXPENSES
  Consulting fees                                           567,625     563,543
  Depreciation and amortization                           1,051,169     250,495
  Professional fees                                       1,214,739   3,409,038
  Other selling, general, administrative expenses           501,048     412,110
                                                       ------------- ----------
         Total Operating Expenses                         3,334,581   4,635,186
                                                       ------------- ----------
LOSS FROM OPERATIONS                                     (3,341,891) (4,635,186)
                                                       ------------- ----------
OTHER INCOME (EXPENSE)
  Interest income (expense)                                 (10,332)   (739,040)
  Loss from investment                                   (3,571,654)    (85,818)
  Loss from impairment of goodwill                      (12,399,864)         --
  Loss on investment acquisition deposit                   (425,000)         --
  Realized loss on decline in marketable securities          (6,825)   (119,925)
  Other income                                                   --     192,474
                                                       ------------- -----------
         Total Other Income (Expense)                   (16,413,675)   (752,309)
                                                       ------------- -----------
LOSS BEFORE EXTRAORDINARY GAIN                          (19,755,566) (5,387,495)
EXTRAORDINARY GAIN
  Gains on extinguishment of debt                            23,000     277,068
                                                       ------------- -----------
NET LOSS                                               $(19,732,566) $(5,110,427
)
                                                       ============= ===========
Net loss per share-- basic and diluted                       $(0.22)     $(0.07)
                                                       ============= ===========
Weighted average number of shares outstanding
  during the period-- basic and diluted                  87,976,428   76,750,291
                                                       ============= ===========




         See accompanying notes to consolidated financial statements.

                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                            FOR THE YEARS ENDED TO JUNE 30, 2001 AND 2000
                                                                                               ACCUMULATED
                                                                                                  OTHER       COMMON
                                COMMON STOCK        COMMON STOCK TO BE ISSUED    ACCUMULATED   COMPREHENSIVE   STOCK
                            SHARES      AMOUNT        SHARES      AMOUNT          DEFICIT         LOSS        ADVANCES       TOTAL
                           ---------   -----------   -------     --------      -----------      -------       -------      ---------

Balance, June  30, 1999   73,312,280  $    416,183        --          --      $  (672,962)    $(97,500)    $      --   $   (354,279)
Stock issued for
   services                2,585,000     3,384,358        --          --              --            --            --      3,384,358
Stock issued for
   office furniture           30,000         9,900        --          --              --            --            --          9,900
Stock issued for
   extinguishment
   of debt                    600,000      180,000        --          --              --            --            --        180,000
Stock issued for
   acquisitions            5,700,000    12,225,000        --          --              --            --            --     12,225,000
Change in unrealized
   loss on securities
   available  for sale            --            --        --          --              --        97,500            --         97,500
Interest on beneficial
   conversion of debentures       --       650,000        --          --              --            --            --        650,000
Common stock advances             --            --        --          --              --            --      (375,000)      (375,000)
Net loss for  the year
   ended June 30, 2000            --            --        --          --      (5,110,427)           --            --     (5,110,427)
                           ---------   -----------   -------    --------      -----------      -------       -------      ----------
Balance, June 30,
   2000                   82,227,280    16,865,441        --          --      (5,783,389)           --      (375,000)    10,707,052
Stock issued for cash      3,060,600       642,726        --          --              --            --            --        642,726
Stock warrants
   issued for  cash               --       275,454        --          --              --            --            --        275,454
Stock to be issued                                   833,333     250,000              --            --            --        250,000
Stock issued for
   offering costs            250,000            --        --          --              --            --            --             --
Stock issued for
   services                1,051,491       328,870        --          --              --            --            --        328,870
Stock issued for
   extinguishment of debt  6,597,000     4,545,902        --          --              --            --            --      4,545,902
Stock issued for
   conversion of
   convertible debentures  1,803,545       412,800        --          --              --            --            --        412,800
Stock retired               (500,000)     (375,000)       --          --              --            --       375,000             --
Net loss for the year
   ended June 30, 2001            --            --        --          --     (19,732,566)           --            --    (19,732,566)
                           ---------   -----------   -------    --------      -----------      -------       -------      ----------
BALANCE,
   JUNE 30, 2001          94,489,916  $ 22,696,193   833,333    $250,000    $(25,515,955) $          -   $         -   $ (2,569,762)
                           =========   ===========   =======    ========      ===========      =======       =======      ==========



                                    See accompanying notes to consolidated financial statements.


         ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED TO JUNE 30, 2001 AND 2000

                                                           2001        2000
                                                     ------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $(19,732,566) $ (5,110,427)
Adjustments to reconcile net loss to net cash used in operating activities:

  Depreciation and amortization                         1,051,169     250,495
  Interest expense-- amortization of debt costs                --      65,000
  Realized loss on decline in marketable securities         6,825     119,925
  Stock issued for services                               328,870   3,384,358
  Interest for beneficial conversion feature                   --     650,000
  Gain on extinguishment of debt                          (23,000)   (277,068)
  Gain on settlement of note receivable                        --      (8,070)
  Forgiveness of accounts payable                              --    (192,474)
  Loss from investment                                  3,571,654      85,818
  Loss from impairment of goodwill                     12,399,864          --
  Provision for doubtful account                               --     125,000
  Accrued compensation                                    247,500     120,000
Changes in operating assets and liabilities:
  (Increase) decrease in assets
  Prepaid expense                                          36,118     (46,118)
  Other deposits                                           40,000     (40,000)
  Security deposits                                            --      (5,525)
Increase (decrease) in liabilities:
  Accounts payable                                        633,235     184,450
  Interest payable                                         10,332     (17,890)
  Other liabilities                                            --    (115,000)
  Deferred revenue                                        (50,000)     50,000
                                                       ------------ ----------
        Net Cash Used In Operating Activities          (1,479,999)   (777,526)
                                                       ------------ ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan to affiliated company                             (247,608)   (242,125)
  Purchase of fixed assets                                 (8,411)     (6,335)
  Other Investments                                            --      33,070
                                                       ------------ ----------
        Net Cash Used In Investing Activities            (256,019)   (215,390)
                                                       ------------ ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan from affiliate                                     544,500     251,500
  Proceeds from common stock subscriptions                     --     273,500
  Proceeds from issuance of common stock and
    warrants, net of offering costs                       918,180          --
  Proceeds from common stock to be issued                 250,000          --
  Proceeds from issuance of convertible debt, net              --     488,050
                                                       ------------ ----------
        Net Cash Provided By Financing Activities       1,712,680   1,013,050
                                                       ------------ ----------
Net (DECREASE) increase in cash                           (23,338)     20,134
Cash and cash equivalents at beginning of YEAR             30,154      10,020
                                                       ------------ ----------
Cash and cash equivalents at end of YEAR             $      6,816   $  30,154
                                                       ============ ==========


         See accompanying notes to consolidated financial statements.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

In April 2000, the Company acquired 20% of the common stock of Advanced Communications Technologies, Pty, an Australian corporation ("ACT_AU"). This resulted in an investment totaling $19,350,000, comprised of a note payable of $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000 (See Note 3).

During the year ended June 30, 2000, the Company issued 500,000 shares of common stock, valued at $375,000, related to a rescinded acquisition. As of June 30, 2000, the Company had not received the funds for these shares; therefore, a common stock advance had been recorded in the equity section, in the amount of $375,000, to offset the value of the shares that were issued at year-end.

On January 31, 2000 the Company issued 200,000 shares of common stock to acquire 100% of Smart Investment.com Inc. (See Note 1(A)).

During the year ended June 30, 2000, the Company accrued interest, of $32,110, on a note payable. The terms of the obligation were renegotiated and an interest accrual of $34,507 was incorporated in the gain on extinguishment of debt.

During the year ended June 30, 2001, the Company issued 6,597,000 shares of common stock, valued at $4,545,902, in partial payment of notes payable held by a related Australian corporation, in whom we hold a 20% investment, and a non-related company (See Notes 7(A) and (B))).

During the year ended June 30, 2001, the Company issued 1,803,545 shares of common stock, valued at $412,800, for the conversion of convertible debentures.






         See accompanying notes to consolidated financial statements.

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

         (A) Organization


         The Company was formed on April 30, 1998 and was inactive from its date of formation until April 1999 when it acquired all of the issued and outstanding stock of Media Forum International, Inc. ("MFI") in a reverse merger. In July 1999, the Company formed Advanced Global Communications, Inc. ("AGC") as a wholly owned subsidiary to conduct its international telephone network distribution business. The merger was treated as an acquisition of all of the assets of MFI and as a recapitalization of the Company. On January 31, 2000, the Company acquired all of the then issued and outstanding shares of SmartInvestment.com, Inc. ("Smart") an inactive reporting company, for 200,000 shares of restricted common stock. The Company elected successor issuer status to become a fully reporting company. The
         Company treated the purchase as a recapitalization, and has not recorded any goodwill associated with the acquisition. On April 5, 2000, the Company acquired a 20% equity ownership interest in Advanced Communications Technologies Pty Ltd (Australia) ("ACT-AU"), an affiliated entity. The Company accounts for its investment in ACT-AU under the equity method of accounting. In July 2000, the Company formed Australon USA, Inc. ("Australon"), a Delaware corporation owned 50% by the Company and 50% by Australon Enterprises Pty., Ltd., a publicly traded company listed on the Australian Stock Exchange and a 66% owned subsidiary of ACT-AU. In November 2000, the Company formed Advanced Network Technologies (USA), Inc. ("ANT"), a Delaware corporation owned 70% by the Company and 30% by ACT-AU. Both Australon and ANT are inactive. The Company intends to account for the future results of operations of Australon on an equity basis and ANT on a consolidated basis.

         The Company is a holding company, whose primary activity is the investment in companies involved in the wireless telecom industry. The Company expects to generate revenue from marketing and distribution of their wireless communication network products throughlicensing agreements with network providers.

         (B) Principles of Consolidation


         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries AGC, Australon and ANT (all inactive). All significant intercompany transactions and balances have been eliminated in consolidation.

         (C) Use of Estimates


         In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

         (D) Fair Value of Financial Instruments


         The carrying amounts of the Company's accounts payable, accrued liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

         (E) Marketable Securities


         Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized losses, reported as a separate component of stockholders' equity.

         Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.


         (F) Property and Equipment


         Property and equipment are stated at cost and depreciated, using accelerated methods, over the estimated useful lives of 5 years.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001



         (G) Long-Lived Assets


         The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.


         (H) Income Taxes


         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


         There was no current income tax expense for the years ended June 30, 2001 and 2000 due to the net losses in both years and any deferred tax asset arising from the future benefit of the Company's net operating loss carryforwards has been fully reserved.


         (I) Comprehensive Income


         The  Company  accounts  for  Comprehensive  Income  (Loss)  under the
         Financial   Accounting   Standards  Board   Statements  of  Financial
         Accounting Standards No. 130, "Reporting     Comprehensive
         Income" (Statement No. 130"). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components.


         The unrealized gains and losses, net of tax, resulting from the valuation of available-for-sale marketable securities at their fair market value at year end are reported as Other Comprehensive Income
         (Loss) in the Statement of Operations and as Accumulated Other Comprehensive Income (Loss) in Stockholders' Equity and in the Statement of Stockholders' Equity.


         (J) Revenue Recognition


         Revenue was generally recognized at the time telephone service minutes were used and based on the volume of call service provided to customers and processed by the Company's contractual service providers.


         (K) Concentration of Credit Risk


         The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


         (L) Loss Per Share


         Net loss per common share is computed based upon the weighted average common shares outstanding.

         (M) New Accounting Pronouncements


         The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.


         Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.


         SFAS No. 142 is effective for years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.


         Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier application encouraged.


         The future adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

NOTE 2  DUE FROM UNCONSOLIDATED AFFILIATE

         The Company has advanced funds to ACT-AU that is majority owned by a principal stockholder of the Company and in which it has a 20% investment (See Note 3 and 7(B)). These funds were provided in order to support the related company's operations. The Company has advanced $552,125 through June 30, 2001. These advances have been offset against the Company's Note Payable to ACT-AU (See Note 7(B)).

NOTE 3  LOSS FROM INVESTMENT IN UNCONSOLIDATED AFFILIATE

         In April 2000, the Company acquired 20% of the common stock of ACT-AU, an affiliate (See Note 10(B)). The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 (See Note 1(d) and Note 7(B)) and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as Goodwill.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


         The Company's 20% interest in ACT-AU, was accounted for using the equity method of accounting and was stated at the amortized cost of Goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of ACT-AU was adjusted for the amortization of the Goodwill as discussed above. Amortization was computed on a straight-line basis over fifteen years. The amortization of Goodwill charged to income for the year ended June 30, 2001 and 2000 was $1,046,169 and $246,495 respectively.


         The following information is provided for ACT-AU at June 30, 2001 and 2000 and have been translated to US dollars using the average exchange rate for the years ended:

                                                  JUNE 30, 2001    JUNE 30, 2000
                                                  -------------    -------------

        Average exchange rate for the year        $      53913      $     62939
        Revenue from operations                   $  3,109,395      $    22,282
        Gross profit                              $  3,109,395      $    22,282
        Net loss from operations                  $(18,525,300)     $(1,708,728)
        Net loss                                  $(18,525,300)     $(1,708,728)




         The table above reflects the results of operations of Advanced Communications (Australia) and its consolidated subsidiaries, translated into U.S. dollars at the prevailing exchange rate. Advanced Communications (Australia) owns a controlling interest in various Australian subsidiaries that operate a local telecommunications network. Consolidated revenue reflects the revenue from these operations and from government grant funds received and do not reflect any revenue from sales of SpectruCell.


         During the year ended June 30, 2001, the Company reduced the carrying value of its investment in ACT-AU to $2,000,000 based on management evaluation of ACT-AU. This adjustment was necessitated by FASB 121 ("Accounting for Impairment of Long Lived Assets") and APB 18 ("The Equity Method of Accounting for Investments in Common Stock"). Such pronouncements require the annual evaluation of long lived assets for impairment. Based upon management's review of ACT-AU's forecasted sales and cash flows, as well as a draft independent valuation of ACT-AU and its subsidiaries, it was determined that insufficient empirical evidence existed to support the position that the investment was not impaired. Consequently, the Company's investment in ACT-AU was completely written-off and the Company's investment in ACT-AU's goodwill was written down to the estimated realizable value of the Company's portion of its investment in ACT-AU that is represented by ACT-AU's ownership interest in the publicly traded company Australon Enterprise, Pty.


         ACT-AU has a current period operating loss, combined with a history of operating losses, due to the fact that ACT-AU has been in development stage activities since inception, and has not yet made any sales related to the sale of SpectruCell. ACT-AU projections of estimated future cash flows could not be verified objectively because ACT-AU has not completed scheduled field trials of their system, a requisite before sales could be recognized. The sales reflected in the table above reflect sales made by ACT-AU's subsidiaries that operate a local telecommunications network. These sales reflect sales from these operations and not from SpectruCell or grant dollars received from the Australian government.


         The components of the investment in ACT-AU at June 30, 2001 are as follows:

                                        INVESTMENT     GOODWILL        TOTAL
                                       ------------  ------------  ------------
        At acquisition                  $ 3,657,472  $ 15,692,528  $ 19,350,000
        Investment loss                  (3,657,472)           --    (3,657,472)
        Amortization of goodwill                 --    (1,292,664)   (1,292,664)
        Impairment of goodwill                   --   (12,399,864)  (12,399,864)
                                       ------------  ------------  ------------
        Balance at June 30, 2001        $        --  $  2,000,000  $  2,000,000
                                       ============  ============  ============

NOTE 4  REALIZED LOSS ON DECLINE IN MARKETABLE SECURITIES

         The Company's marketable securities were comprised of equity securities, all classified as available-for-sale, which were carried at their fair value based upon the quoted market prices of those investments at June 30, 2001 and 2000. Declines in the fair value that

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


         are other than temporary result in write-downs of the securities and included in earnings as realized losses. The Company determined there was a permanent decline in the fair value of these securities and at June 30, 2001 and 2000 the Company wrote down these securities to their fair value of $0 and $6,825 respectively. This resulted in $6,825 and $119,925 being recognized in the statements of operations as a realized loss on decline in marketable securities for the year ended June 30, 2001 and 2000.

NOTE 5  PROPERTY AND EQUIPMENT
        Computer and office equipment                                  $ 31,234
        Less: Accumulated depreciation                                 (11,635)
                                                                   ------------
           Property and equipment - net                                $ 19,599
                                                                    ============

         Depreciation expense for the year ended June 30, 2001 and 2000 was $5,000 and $4,000, respectively.

NOTE 6  ACCRUED COMPENSATION

         The Company has an agreement with an individual to serve as the Chief Executive Officer of the Company (See Note 11). The individual agreed to defer payment of the amounts owed him pursuant to the agreement due to the Company's lack of funds. During fiscal June 30, 2001, $247,500 was accrued and charged to consulting fees on the statement of operations. The Company owed the individual $479,050 at June 30, 2001.

NOTE 7  NOTES AND LOAN PAYABLE

         (A) Note Payable


         MFI was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997, to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of $34,507. The Company made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by the Company. The revised obligation was to be paid by August 14, 2000. The Company defaulted on this revised payment obligation and a judgment against the Company was entered. In October 2000, the Company sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, the Company's remaining balance and accrued interest on this obligation was $118,530 (See Note 15).


         (B) Note Payable to affiliate


         The Company had a non-interest bearing note payable to an affiliate, ACT-AU, of $7,500,000 as of April 5, 2000 (See Note 3). The following schedule represents payments on such debt by issuance of restricted common stock. Such transactions were recorded at the market price of the stock at date of issuance.

                        SHARES OF COMMON
                              DATE            STOCK ISSUED        VALUE
                    --------------------    ----------------  ------------

                    September 2000              5,000,000     $ 3,500,000
                    October 2000(1)               460,000         460,000
                    June 2001                   1,137,000         567,100
                                                ---------     -----------

                                                6,597,000     $ 4,527,100
                                                ---------     -----------
                                                ---------     -----------

         (1) This transaction resulted in a gain on extinguishment of debt of $23,000. During the year ended June 30, 2001 the Company repaid an aggregate of $247,608 of the obligation in cash.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

         Pursuant to the terms of the April 5, 2000 Stock Purchase Agreement between the Company and ACT-AU, the Company has elected to reduce its outstanding loan balance by $552,125 for funds previously advanced to ACT-AU.


         As of June 30, 2001, the balance of the Company's obligation to ACT-AU was $2,173,167.


         (C) Loan Payable to Shareholder


         As of June 30, 2001, the Company owed a shareholder $796,000 for funds advanced to the Company to provide working capital for normal business operations. This loan is non-interest bearing and unsecured.

NOTE 8  CONVERTIBLE DEBENTURES

         On September 30, 1999, the Company entered into secured convertible debentures purchase agreement with two companies, who were stockholders of the Company, whereby the Company sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of the Company's Class A Common Stock. In addition, on September 30, 1999, the Company issued another convertible debenture to an unrelated party in the amount of $150,000 (See Note 13(B)(ii). The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date


         The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date (See Note 13(B)(i)).


         During December, 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of the Company's restricted common stock. The Company further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.


         As of June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. The Company is in default based on the April 1, 2000 due date (See Note 13(B)(i)).


          (A) Private Placement


         During the period of December 2000 to June 2001, pursuant to a private placement under Regulation D, Rule 506, the Company issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. The Company received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants.


         The Company issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering.


         The fair market value of the warrants, aggregating $275,454, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the followingweighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. At June 30, 2001, no warrants have been exercised. Such amounts have been netted against proceeds received from the issuance of shares in the previous quarter.


         (B) Stock Issued For Services


         During the year ended June 30, 2001, the Company issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

         During the year ended June 30, 2000, the Company issued 2,585,000 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $3,384,358.

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001



         (C) Stock Issued For Extinguishment of Debt


         During the year ended June 30, 2001, the Company issued 6,597,000 shares of common stock for the extinguishment of debt. The stock was valued based on the quoted trading price on the grant dates, which aggregated $4,545,902 (See Notes 7(A) & 7(B)).


         (D) Stock Retired


         During the year ended June 30, 2001, the Company retired 500,000 shares of restricted common stock, valued at $375,000. The stock was originally issued to the owners of World IP in connection with that company's acquisition in November 1999 and was then retired pursuant to a rescission of this transaction in October 2000.

NOTE 10 RELATED PARTIES

         (A) Global Communications Technology Consultants, Inc. Global Communications Technology Consultants, Inc., a related party, is wholly owned by Mr. May who owns Global Communications Technologies Ltd., a principal stockholder of the Company.


         (B)  Advanced   Communications   Technologies   Pty.  Ltd.   Advanced
         Communications Technologies Pty. Ltd., an Australian company, is majority owned by entities beneficially related to Mr. May.


         (C) Legal Counsel


         Certain of the Company's legal counsel are stockholders of the Company. (See Notes 2, 3, & 11 for additional related party disclosures).

NOTE 11     EXECUTIVE EMPLOYMENT AGREEMENTS

         On November 29, 1999, the Company entered into an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. As compensation for these services, the Company pays $5,000 monthly in advance, plus 100,000 restricted shares of the Company's common stock. Starting April 1, 2000, compensation for these services increased to $10,000 per month. On September 1, 2000, the Company entered into another one-year consulting agreement with the Chief Financial Officer. A signing bonus of 75,000 shares of stock was issued, valued at $67,500. This contract expired August 31, 2001, but was orally extended to December 31, 2001. As compensation, the individual receives $10,000 per month in cash and $10,000 per month in stock


         Effective July 1, 2000, the Company and its Chief Executive Officer entered into an employment agreement that compensates the individual at $15,000 per month and a bonus of $50,000. Effective December 1, 2000, the compensation increased to $17,500 per month.

NOTE 12  UNSUCCESSFUL PROPOSED ACQUISITIONS

         (A) ORBCOMM Global L.P.


         In February 2001, the Company was the successful bidder to purchase the assets of ORBCOMM Global L.P and related debtors(collectively "ORBCOMM"). ORBCOMM, a partnership formed by Teleglobe Holding Corp. and Orbital Sciences Corporation, is the owner and operator of 30 low earth orbit satellites, digital satellite communications systems, gateway earth stations, control center facilities and related equipment, and intellectual property. ORBCOMM provides asset monitoring, global positioning, communications and other data information services. In September 2000, ORBCOMM filed for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Court"). In March 2001, the Court entered an Order to approve the sale of substantially all of ORBCOMM's assets to the Company.


         The assets were to be owned by a newly formed entity owned by the Company's 50% owned U.S. affiliate, Australon USA, Inc. The Company also entered into a joint venture agreement with another bidder to sell a portion of the new entity's equity in return for a substantial capital commitment. The Company's joint venture partner subsequently defaulted on its commitment to provide capital to the new entity. Because of the extreme time constraints place by the Court on the
         Company  to  close  the  transaction,   and  the  substantial   capital

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


         commitment needed to turn ORBCOMM's business around, Company management subsequently determined that it was no longer in the Company's best interest to pursue this acquisition. In the unsuccessful attempt to acquire the assets of ORBCOMM, the Company incurred expenses totaling $835,375 which are included in the Company's Income Statement for the year ended June 30, 2001. Of this amount, the Company incurred a loss in the amount of $425,000 relating to a non-refundable bid deposit made in connection with the proposed acquisition. The balance of expenses were included in professional fees totaling $395,151 and in other selling and administrative expenses totaling $15,224.


         (B) Beneventure Capital, LLC


         On February 5, 2001, the Company entered into a Letter of Intent with an individual and his majority owned company, Beneventure Capital, LLC ("Beneventure") to acquire the assets of Beneventure in exchange for shares of stock of the Company. Beneventure is a privately held technology investment and management company that owns varying interests in private companies involved in the telecommunications, semiconductor, Internet and financial services industries. After many attempts to negotiate an agreement with Beneventure, the Company ceased negotiations and determined that the acquisition was not in the best interests of the Company. In the unsuccessful attempt to acquire the assets of Beneventure, the Company incurred $125,965 of professional fees and expenses that are included in the Company's Income Statement for the year ended June 30, 2001.

NOTE 13 COMMITMENTS AND CONTINGENCIES

         (A) Lease Agreements


         The Company has agreements for the rental of its offices, aggregating $7,050 per month with lease terms of twelve months as renewed on the first day of March and April 2001, with options to automatically renew these leases each year. The minimum lease payments for the remaining life of these leases is $56,400.


         (B) Legal Matters

        (i) As of June 30, 2001, the Company is in default on its obligation to the debenture holders based on the April 1, 2000 due date. (See Note
            8). Two debenture holders filed a lawsuit during April 2001 for damages arising from the alleged default of the Company in making payments of principal and interest. The complaint also alleges that the plaintiffs sustained damages arising from the Company's failure to file a registration statement which was required by the terms of the debentures. The Company intends to defend this action vigorously. Based on the facts known to date, an unfavorable outcome is likely, however the likely range of potential loss is not determinable at this time.

        (ii)As of June 30, 2001, the Company had agreed to settle a dispute regarding the convertible promissory note. The Company is in default on this obligation. A judgment against the Company has been entered. The potential loss is believed to be the recorded liability at June 30, 2001 of $118,530 plus additional accrued interest (See Note 7(A)). This judgment was fully satisfied in October 2001.

        (iii) In July 2000, several stockholders filed an action against the Company to allow shares of the stock to be transferred from restrictive to unrestrictive under a Rule 144 exemption. The outcome of this litigation is unknown.

        (iv)In September 2000, a Third Party complaint was filed against the Company, which alleges that the Company failed to pay a break-up or termination fee in excess of $50,000. This allegedly was due to a failure of the parties to consummate a merger agreement. The outcome of this litigation is unknown.

        (v) In October 2000, the Company filed suit against the World Group and its stockholders for the rescission of the World IP agreement and for monetary damages resulting from management's alleged breach of the agreement. The outcome of this litigation is unknown.

NOTE 14 GOING CONCERN

         The Company's consolidated financial statements for the year ended June 30, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company's significant net loss of $19,732,566 for the year ended June

           ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

         30,  2001,  a  working   capital   deficiency  of  $2,421,719,   and  a
         stockholders' deficiency of $2,569,792, raise substantial doubt about its ability to continue as a going concern.


         The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management anticipates that the issuance of securities will generate sufficient resources to assure continuation of the Company's operations (See Note 9A and 15).


         The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 15  SUBSEQUENT EVENTS

         In July and August 2001, the Company authorized the issuance of 1,190,000 Regulation 144 shares on behalf of ACT-AU in consideration for a $357,000 credit ($.30 a share) against the outstanding debt incurred for the 20% equity purchase of ACT-AU. These shares were issued on August 29, 2001.

         In addition, on August 29, 2001, the Company issued 1,233,333 shares of stock for cash of $370,000 to purchasers in connection with a Regulation D Section 506 private placement. Finally, on August 29, 2001, the Company issued 780,240 shares of stock to professionals for legal and other services, valued at $234,700.

             ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                 ACN 086 856 617
                             AND CONTROLLED ENTITIES

                                FINANCIAL REPORT
                         FOR THE YEAR ENDED 30 JUNE 2001




                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Directors' Report                                                         F-35

Financial Report

     Statement of Financial Performance                                   F-37

     Statement of Financial Position                                      F-38

     Statement of Cash Flows                                              F-39

     Notes to Financial Statements                                        F-40

Directors' Declaration                                                    F-46

Independent Audit Report                                                  f-48

                                DIRECTORS' REPORT

Your directors present their financial report on the company and its controlled entity for the financial year ended 30 June 2001.


DIRECTORS

The names of directors in office at any time during or since the end of the financial year are:

Jason Roger May                           Roger Thomas May

Directors have been in office since the start of the financial year to the date of this report unless otherwise stated.


NET LOSS AFTER INCOME TAX

The consolidated loss of the economic entity for the financial year after providing for income tax and eliminating outside equity interests amounted to $34,361,472.


REVIEW OF OPERATIONS

A review of the operations of the economic entity during the financial year and the results of those operations are as follows:

During the year, the economic entity continued to engage in its principal activity, the results of which are disclosed in the attached financial statements.


SIGNIFICANT CHANGES IN STATE OF AFFAIRS

No significant changes in the state of affairs of the economic entity occurred during the financial year.


PRINCIPAL ACTIVITIES

The principal activities of the economic entity during the financial year were:

No significant change in the nature of these activities occurred during the year.


AFTER BALANCE DATE EVENTS

No matters or circumstances have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the economic entity, the results of those operations, or the state of affairs of the economic entity in subsequent financial years.


LIKELY DEVELOPMENTS

Likely developments in the operations of the economic entity and the expected results of those operations have not been included in this report as the directors believe, on reasonable grounds, that the inclusion of such information would be likely to result in unreasonable prejudice to the economic entity.


ENVIRONMENTAL ISSUES

The  economic  entity's   operations  are  not  regulated  by  any  law  of  the
Commonwealth or of a State or Territory.


DIVIDENDS PAID, RECOMMENDED AND DECLARED

No dividends were paid or declared since the start of the financial year. No recommendation for payment of dividends has been made.


OPTIONS

No options over issued shares or interests in the economic entity were granted during or since the end of the financial year and there were no options outstanding at the end of the financial year.


INDEMNIFICATION OF OFFICER OR AUDITOR

No indemnities have been given or insurance premiums paid, during or since the end of the financial year, for any person who is or has been an officer or auditor of the economic entity.

             ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                 ACN 086 856 617
                             AND CONTROLLED ENTITIES


PROCEEDINGS ON BEHALF OF THE COMPANY

No person has applied for leave of Court to bring proceedings on behalf of the company or intervene in any proceedings to which the company is a party for the purpose of taking responsibility on behalf of the company for all or any part of those proceedings.

The company was not a party to any such proceedings during the year.

Signed in accordance with a resolution of the directors:



Director /s/ JASON MAY
-----------------------------------
        Jason Roger May



Director /s/ ROGER MAY
------------------------------------
       Roger Thomas May



Dated this 17th day of October 2001

                                                 STATEMENT OF FINANCIAL PERFORMANCE
                                              FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001


                                                                        ECONOMIC ENTITY                         PARENT ENTITY
                                                                   ------------------------------         -------------------------
                                                       NOTE        2001               2000              2001                2000
                                                                     $                  $                 $                   $
                                                       -----    ------------      -----------       ------------        -----------
Revenues from ordinary activities                         3        5,767,431           35,402          4,467,444             25,632
Expenses from ordinary activities, excluding
    borrowing costs expense
       Employee benefits expense                                  (9,646,844)      (1,609,344)        (8,433,159)        (1,495,925)
       Depreciation and amortization expenses                     (1,542,230)        (164,517)          (935,517)          (164,517)
       Other expenses from ordinary activities                   (34,326,199)      (1,069,420)       (26,733,691)          (863,122)
                                                                ------------      -----------       ------------        -----------
                                                                 (45,515,273)      (2,843,281)       (36,102,367)        (2,523,564)
                                                                ------------      -----------       ------------        -----------
Profit (loss) from ordinary activities
    before income tax expense (income tax
    revenue)                                              2      (39,747,842)      (2,807,879)       (31,634,923)        (2,497,932)
                                                                ------------      -----------       ------------        -----------
Income tax expense                                                        --               --                 --                 --
Profit (loss) from ordinary activities after related
     income tax expense (income tax revenue)                     (39,747,842)      (2,807,879)       (31,634,923)        (2,497,932)
                                                                ------------      -----------       ------------        -----------
Net Profit/loss attributable to outside equity
    interests                                                      5,386,370           92,984                 --                 --
Net profit (loss) attributable to the members of
    the entity                                                   (34,361,472)      (2,714,895)       (31,634,923)        (2,497,932)
Total changes in equity other than those
    resulting from transactions with owners
    as owners                                                    (34,361,472)      (2,714,895)       (31,634,923)        (2,497,932)
                                                                ============      ============      ============        ===========




                                   The accompanying notes form part of these financial statements

                                                                F-37

                                       ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                                          ACN 086 856 617
                                                      AND CONTROLLED ENTITIES

                                                   STATEMENT OF FINANCIAL POSITION
                                                         AS AT 30 JUNE 2001

                                                                ECONOMIC ENTITY                           PARENT ENTITY
                                                           ------------------------------           ------------------------------
                                               NOTE        2001                  2000               2001                  2000
                                                             $                     $                  $                     $
                                               -----    ------------         -----------         ------------          -----------
CURRENT ASSETS
Cash assets                                      4           370,405              15,894                6,440                8,977
Receivables                                      5         5,293,984          12,551,607           10,743,976           12,543,837
Stock on hand                                                147,311                  --                   --
Other                                            6           136,186              40,101               56,213               40,081
                                                        ------------         -----------         ------------          -----------
TOTAL CURRENT ASSETS                                       5,947,886          12,607,602           10,806,629           12,592,895
                                                        ============         ===========         ============          ===========
NON-CURRENT ASSETS
Other financial assets                           7         3,003,000          19,586,777            3,000,000           19,586,777
Property, plant and equipment                    8         3,498,769           1,450,578            2,094,772            1,432,279
Intangible assets                                9        12,923,042                  --                   --                   --
Other                                           10         3,286,548                  --                   --                   --
                                                        ------------         -----------         ------------          -----------
TOTAL NON-CURRENT ASSETS                                  22,711,359          21,037,355            5,094,772           21,019,056
                                                        ------------         -----------         ------------          -----------
TOTAL ASSETS                                              28,659,245          33,644,957           15,901,401           33,611,951
                                                        ============         ===========         ============          ===========
CURRENT LIABILITIES
Payables                                        11        20,822,514           4,227,372           17,766,125            3,910,323
Interest bearing liabilities                    12           431,571             207,359              239,676              207,359
Provisions                                      13           251,774             182,670              179,619              156,796
                                                        ------------         -----------         ------------          -----------
TOTAL CURRENT LIABILITIES                                 21,505,859           4,617,401           18,185,420            4,274,468
                                                        ============         ===========         ============          ===========
TOTAL LIABILITIES                                         21,505,859           4,617,401           18,185,420            4,274,468
                                                        ============         ===========         ============          ===========
NET ASSETS                                                 7,153,386          29,027,556           (2,284,019)          29,337,473
                                                        ============         ===========         ============          ===========
EQUITY
Contributed equity                                        31,983,472          31,983,502           31,983,472           31,983,472
Retained profits/(accumulated losses)                    (37,224,434)         (2,862,962)         (34,267,491)          (2,645,999)
                                                        ------------         -----------         ------------          -----------
Parent entity interest                                    (5,240,962)         29,120,540           (2,284,019)          29,337,473
Outside equity interest                                   12,394,348             (92,984)                  --                   --
                                                        ------------         -----------         ------------          -----------
TOTAL EQUITY                                               7,153,386          29,027,556           (2,284,019)          29,337,473
                                                        ============         ===========         ============          ===========


                                   The accompanying notes form part of these financial statements

                                       ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                                          ACN 086 856 617
                                                      AND CONTROLLED ENTITIES


                                                   STATEMENT OF FINANCIAL POSITION
                                                         AS AT 30 JUNE 2001

                                                                ECONOMIC ENTITY                           PARENT ENTITY
                                                           ------------------------------           ------------------------------
                                               NOTE        2001                  2000               2001                  2000
                                                             $                     $                  $                     $
                                               -----    ------------         -----------         ------------          -----------
CASH FLOW FROM OPERATING
    ACTIVITIES
Receipts from customers                                    5,246,206               6,396            5,759,763               4,426
Payments to suppliers and employees                       (5,003,041)         (1,089,050)          (5,873,746)            (937,256)
Interest received                                                 --               5,272                   --                5,232
Income tax paid                                               (7,471)                 --               (7,471)                  --
                                                        ------------         -----------         ------------          -----------
Net cash used in operating activities                        235,694          (1,077,382)            (121,454)            (927,598)
                                                        ------------         -----------         ------------          -----------
CASH FLOW FROM INVESTING
    ACTIVITIES
Payment for property, plant & equipment                   (4,634,436)         (1,336,863)          (4,634,436)          (1,318,564)
Payment for investments                                       (5,650)                 --               (5,650)                  --
                                                        ------------         -----------         ------------          -----------
Net cash used in investing activities                     (4,640,086)         (1,336,863)          (4,640,086)          (1,318,564)
                                                        ------------         -----------         ------------          -----------
CASH FLOW FROM FINANCING
    ACTIVITIES
Proceeds from borrowing's                                  4,514,010           2,111,060            4,514,010            1,936,060
                                                        ------------         -----------         ------------          -----------
Net cash used in financing activities                      4,514,010           2,111,060            4,514,010            1,936,060
                                                        ------------         -----------         ------------          -----------
Net (decrease)/increase in cash held                         109,618            (303,185)            (247,530)            (310,102)
Cash at beginning of the year                                 15,894             319,079                8,977              319,079
                                                        ------------         -----------         ------------          -----------
Cash at end of year                            14(a)         125,512              15,894             (238,553)               8,977
                                                        ------------         -----------         ------------          -----------





                                   The accompanying notes form part of these financial statements



NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

This financial report is a special purpose financial report prepared in order to satisfy the financial report preparation requirements of the Corporations Law. The directors have determined that the economic entity is not a reporting entity.

The report has been prepared in accordance with the requirements of the Corporations Law, and the following applicable Accounting Standards:

AASB 1031:  Materiality

AASB 1002:  Events Occurring After Reporting Date

AASB 1026:  Statement of Cash Flows

AASB 1018:  Statement of Financial Performance

AASB 1025:  Application of the Reporting Entity Concept and Other Amendments

AASB 1034:  Information to be Disclosed in Financial Reports

AASB 1040:  Statement of Financial Position

No other applicable Accounting Standards, Urgent Issues Group Consensus Views or other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The following specific accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this report:

(a)  Principles of Consolidations

     The  economic   entity   comprises   the   financial   report  of  Advanced
     Communications Technology (Australia) Pty Ltd and of its controlled entities.

     A controlled entity is any entity controlled by Advanced Communications Technology (Australia) Pty Ltd. Control exists where Advanced

     Communications Technology (Australia) Pty Ltd has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with Advanced Communications Technology (Australia) Pty Ltd to achieve the objectives of Advanced Communications Technology (Australia) Pry Ltd.

     All inter-company balances and transactions between entities in the economic entity, including any unrealized profits or losses, have been eliminated on consolidation.

     Where a controlled entity has entered or left the economic entity during the year its operating results have been included from the date control was obtained or until the date control ceased.

(b)  Property, Plant and Equipment

     Property, plant and equipment are carried at cost, independent or directors' valuation. All assets, excluding freehold land and buildings are depreciated on a straight line basis over their useful lives or at depreciation rates set by the Commissioner of Taxation. The depreciation rates used for each class of assets are:

             ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                 ACN 086 856 617
                             AND CONTROLLED ENTITIES

                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001



CLASS OF FIXED ASSET                      DEPRECIATION RATES  DEPRECIATION BASIS

Buildings                                       2.5%            Straight Line
Leasehold improvements                          2.5%            Straight Line
Plant and equipment                           10-15%            Straight Line
Leased plant and equipment                    10-15%            Straight Line
Motor Vehicles                                 22.5%            Straight Line
Office Equipment                              20-40%            Straight Line
Furniture, Fixtures and Fittings              10-20%            Straight Line
Computer Equipment                            30-40%            Straight Line
------------
 (c) Leases

     Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, Are transferred to the entities within the economic entity are classified as finance leases. Finance leases are capitalized, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the economic entity will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

(d)  Investments

     Investments are carried at cost or at directors valuation. Dividends are brought to account in the Profit and Loss Account when received.

(e)  Cash

     For the purposes of the statement of cash flows; cash includes cash on hand and at call deposits with banks or financial institutions, investments in money market instruments maturing within less than two months and net of bank overdrafts.

(f)  Revenue

     Revenue from the sale of goods is recognized upon the delivery of goods to customers.

(g)  Comparatives

     Where necessary comparatives have been amended to reflect changes in applicable accounting standards.



                                       ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                                           ACN 086 856 617
                                                       AND CONTROLLED ENTITIES

                                                  NOTES TO THE FINANCIAL STATEMENTS
                                              FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001



                                                                        ECONOMIC ENTITY                        PARENT ENTITY
                                                                   --------------------------         ------------------------------
                                                       NOTE        2001               2000               2001              2000
                                                                     $                  $                  $                 $
                                                       -----    ------------      -----------         ------------      -----------

NOTE 2: OPERATING PROFIT

Operating profit before abnormal items and
    income tax has been determined after:
(a) Expenses;
Depreciation of non-current assets                                 1,024,554           78,818              866,614           78,818
Amortization of non-current assets                                   517,677           85,699               68,904           85,699

(b) Significant expenses
The following items of expense are relevant
    in explaining the financial performance
Write-down of deferred exploration expenditure                     5,300,000               --                   --               --
Write-down of investment in ADVC                                  20,586,777               --           20,586,777               --

NOTE 3: REVENUE

Operating activities
Aus Industry Grants                                                4,400,000               --            4,400,000               --
Sales income                                                         567,215            9,7301               2,300               --
Other operating Income                                               787,206           20,400               42,134           20,400
                                                                ------------      -----------         ------------      -----------
                                                                   5,754,421           30,130            4,454,434           20,400
                                                                ------------      -----------         ------------      -----------
Non-operating activities
Interest received                                                      9,271            5,272                9,271            5,232
Insurance received                                                     3,739               --                3,739               --
                                                                ------------      -----------         ------------      -----------
                                                                ------------      -----------         ------------      -----------
                                                                      13,010            5,272               13,010            5,232
                                                                ------------      -----------         ------------      -----------
Total Revenue                                                      5,767,431           35,402            4,467,444           25,632
                                                                ============      ===========         ============      ===========

NOTE 4: CASH

Cash on hand                                                           7,169            1,603                1,723            1,203
Cash at bank                                                         363,236           14,291                4,717            7,774
                                                                ------------      -----------         ------------      -----------
                                                                     370,405           15,894                6,440            8,977
                                                                ============      ===========         ============      ===========

NOTE 5: RECEIVABLES

CURRENT Trade debtors                                                538,172           23,711               16,875           15,971
                                                                ------------      -----------         ------------      -----------
Amounts receivable from:
Controlling entity                                                 4,018,150       12,396,694            4,018,150       12,396,694
Australon Limited                                                         --               --              310,573               --
Australon Pty Ltd                                                         --               --              195,000               --
Advanced Network Technologies                                             --               --            5,444,400               --
Data Link Technologies                                                    --               --               25,000               --
Other Receivables                                                    737,662          131,202              733,978          131,172
                                                                ------------      -----------         ------------      -----------
                                                                   4,755,812       12,527,896           10,727,101       12,527,866
                                                                ------------      -----------         ------------      -----------
                                                                   5,293,984       12,551,607           10,743,976       12,543,837
                                                                ============      ===========         ============      ===========

                                       ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                                           ACN 086 856 617
                                                       AND CONTROLLED ENTITIES

                                                  NOTES TO THE FINANCIAL STATEMENTS
                                              FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001


                                                               ECONOMIC ENTITY                           PARENT ENTITY
                                                          ------------------------------           ------------------------------
                                              NOTE        2001                  2000               2001                  2000
                                                            $                     $                  $                     $
                                              -----    ------------         -----------         ------------          -----------
NOTE 6: OTHER ASSETS

CURRENT Prepayments                                          65,801                  --               56,213                   --
Other                                                        70,385              40,101                   --               40,081
                                                       ------------         -----------         ------------          -----------
                                                            136,186              40,101               56,123               40,081
                                                       ============         ===========         ============          ===========

NOTE 7: OTHER FINANCIAL ASSETS

NON-CURRENT Shares in controlling entity                  3,000,000          19,586,777            3,000,000           19,586,777
Other investments                                             3,000                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                          3,003,000          19,586,777            3,000,000           19,586,777
                                                       ============         ===========         ============          ===========

NOTE 8: PROPERTY, PLANT AND EQUIPMENT

Leasehold Improvements                                      215,331                  --               48,931                   --
Less Accumulated Depreciation                               (27,837)                 --               (1,931)                  --
                                                       ------------         -----------         ------------          -----------
                                                            187,494                  --               47,000                   --
                                                       ------------         -----------         ------------          -----------
Plant & Equipment                                         4,287,091           1,339,502            2,832,621            1,321,203
Less Accumulated Depreciation                            (1,153,900)            (78,959)            (945,573)             (78,959)
                                                       ------------         -----------         ------------          -----------
                                                          3,133,191           1,260,543            1,887,048            1,242,244
                                                       ------------         -----------         ------------          -----------
Plant & Equipment under lease                               333,461             275,734              313,396              275,734
Less Accumulated Depreciation                              (155,376)            (85,699)            (152,672)             (85,699)
                                                       ------------         -----------         ------------          -----------
                                                            178,085             190,035              160,725              190,035
                                                       ------------         -----------         ------------          -----------
Total Property, Plant & Equipment                         3,498,769           1,450,578            2,094,772            1,432,279
                                                       ============         ===========         ============          ===========

NOTE 9: INTANGIBLE ASSETS

Goodwill                                                 12,041,611                  --                   --                   --
Less Accumulated Amortization                              (323,468)                 --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                         11,718,143                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
Intellectual property at Directors valuation              1,330,204                  --                   --                   --
Less Accumulated Amortisation                              (125,305)                 --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                          1,204,899                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                         12,923,042                  --                   --                   --
                                                       ============         ===========         ============          ===========

NOTE 10: OTHER ASSETS

NON-CURRENT Research and
    development-- at cost                                   245,061                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
Deferred Exploration Expenditure                          8,341,163                  --                   --                   --
Less Provision for Diminution                            (5,300,000)                 --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                          3,041,163                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
Other Assets                                                    324                  --                   --                   --
                                                       ------------         -----------         ------------          -----------
                                                          3,286,548                  --                   --                   --
                                                       ============         ===========         ============          ===========



                                                                 F-43


                                       ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                                           ACN 086 856 617
                                                       AND CONTROLLED ENTITIES

                                                  NOTES TO THE FINANCIAL STATEMENTS
                                              FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001



                                                               ECONOMIC ENTITY                           PARENT ENTITY
                                                          ------------------------------           ------------------------------
                                              NOTE        2001                  2000               2001                  2000
                                                            $                     $                  $                     $
                                              -----    ------------         -----------         ------------          -----------

NOTE 11: PAYABLES

CURRENT
Unsecured liabilities
Trade Creditors                                           7,442,724           l,634,322            5,943,815            1,492,273
Other Creditors & Accruals                                1,129,799                  --              993,487                   --
                                                       ------------         -----------         ------------          -----------
                                                          8,572,523           1,634,322            6,937,302            1,492,273
                                                       ------------         -----------         ------------          -----------
Loans payable to: ACT US inc                                     --             588,163                   --              588,163
Global Communications Technology                          2,646,666           1,819,887            2,646,666            1,644,887
Directors                                                 5,292,269             185,000            4,935,000              185,000
May & Sons Pty Ltd                                           80,000                  --               80,000                   --
Australon Enterprises Ltd                                    (3,175)                 --                   --                   --
Partnership Loan                                            269,942                  --                   --                   --
Other loans                                               3,964,279                  --            3,167,157                   --
                                                       ------------         -----------         ------------          -----------
                                                         12,249,991           2,593,050           10,828,823            2,418,050
                                                       ------------         -----------         ------------          -----------
                                                         20,822,514           4,227,372           17,766,125            3,910,323
                                                       ============         ===========         ============          ===========

NOTE 12: INTEREST BEARING LIABILITIES

CURRENT Unsecured liabilities Bank overdrafts               248,282              --                   75,275              --
Lease Liabilities                                           183,289             207,359              164,401              207,359
                                                       ------------         -----------         ------------          -----------
                                                            431,571             207,359              239,676              207,359
                                                       ============         ===========         ============          ===========

NOTE 13: PROVISIONS

CURRENT Employee entitlements                               251,774             137,911              179,619               44,758
Other provisions                                                 --              44,759                   --              112,038
                                                       ------------         -----------         ------------          -----------
                                                            251,774             182,670              179,619              156,796
                                                       ============         ===========         ============          ===========

NOTE 14: CASH FLOW INFORMATION

(a) Reconciliation of Cash
Cash at the end of the financial year as shown
    in the statements of cash flows is reconciled
    to the related items in the balance sheet as
    follows:
       Cash on hand                                           7,269               1,603                1,723                1,203
       Cash at bank                                         363,236              14,291                4,717                7,774
       Bank overdrafts                                     (244,993)                 --             (244,993)                  --
                                                       ------------         -----------         ------------          -----------
                                                            125,512              15,894             (238,553)               8,977
                                                       ============         ===========         ============          ===========



             ADVANCED COMMUNICATIONS TECHNOLOGY (AUSTRALIA) PTY LTD
                                 ACN 086 856 617
                             AND CONTROLLED ENTITIES

                        NOTES TO THE FINANCIAL STATEMENTS
                    FOR THE FINANCIAL YEAR ENDED 30 JUNE 2001




NOTE 15: ECONOMIC DEPENDENCE - GOING CONCERN

The major issue affecting the company is it's ongoing financial viability. The group has as it's major asset technology which is recorded in it's, controlled entity at directors valuation of $18 million. An independent valuation has been completed which is in excess of this amount. The accounts have been prepared on a going concern basis which assumes that the company has the ability to continue in business in the foreseeable future. This ability is dependent upon:

      - Support of major shareholders

      - The successful exploitation of technology within the Group which will generate sufficient profits or other Cash flows to support their carrying value.

                             DIRECTORS' DECLARATION

The directors of the company have determined that the company is not a reporting entity. The directors have determined that this special purpose financial report should be prepared in accordance with the accounting policies outlined in Note 1 to the financial statements.

The directors of the company declare that:

1.   The financial statements and notes, as set out on pages 3 to 11:

     (a) comply with accounting standards as detailed in Note 1 to the financial statements and the Corporations Law; and

     (b) give a true and full view of the financial position as at 30 June 2001 and it's performance for the year ended on that date of the company and economic entity.

2. In the directors' opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.


Director          /s/ JASON MAY
-----------------------------------------------
      Jason Roger May


Director          /s/ ROGER MAY
-----------------------------------------------
      Roger Thomas May

Dated this  day of October    2001

                            INDEPENDENT AUDIT REPORT
                                TO THE MEMBERS OF
            ADVANCED COMMUNICATIONS TECHNOLOGIES (AUSTRALIA) PTY LTD


SCOPE

We have audited the attached financial statements, being a special purpose financial report of Advanced Communication Technologies (Australia) Pty Ltd for the financial year ended 30th June 2001 including the Directors' Declaration. The financial report includes the financial statements of the consolidated entity comprising the company and the entities it controlled at year's end or from time to time during the financial year. The company's directors are responsible for the financial report. We have conducted an independent audit of this financial report in order to express an opinion on it to the members of the company.

The financial report has been prepared for distribution to members for the purpose of fulfilling the directors' financial reporting requirements under the company's constitution. We disclaim any assumption of responsibility for any reliance on this report or on the financial report to which it relates to any person other than the members or for any purpose other than that for which it was prepared.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance, whether the financial report is free from material misstatement. Our procedures include examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to from an opinion whether, in all material respects, the financial report is presented fairly in accordance with Australian Standards, other mandatory professional reporting requirements and statutory requirements, in Australia, so as to present a view which is consistent with our understanding of the company's and the consolidated entity's financial position and performance as represented by the results of their operations and their cash flows.

Audit Opinion

In our opinion, the financial report of Advanced Communications Technologies (Australia) Pty Ltd is in accordance with:

(a)  the Corporations Act 2001 including:

     (i) giving a true and fair view of the company's and the consolidated entity's financial position as at 30 June 2001 and of their performance for the year ended on that date in accordance with the accounting policies described in note 1; and

     (ii) complying with AASB 1025: Application of the Reporting Entity Concept and Other Amendments, AASB 1034: Information to be Disclosed in Financial Report, other Accounting Standards to the extent described in Note 1 and the Corporations Regulations; and

(b)  other  mandatory   professional  reporting  requirements  to  the  extent
     described in Note 1.

Inherent Uncertainty

Without qualification to the opinion expressed above, attention is drawn to the following matters:

1. A subsidiary Australon Limited has stated in their audit report that "As a result of the acquisition of Australon Enterprises Pty Ltd, intangible assets representing intellectual property, of $18,000,000 and goodwill, of $48,330,204 were recognised. The valuation of each of these assets in based on an independent valuation. The valuation takes into account the future value of contracts for the development of products utilising the intellectual property. The ability of Australon Limited to recover the costs associated with the intellectual property and goodwill will depend on the successful exploration of assets recorded in the balance sheet to generate sufficient profits or cash flows to support their carrying value." The company, Australon Limited is a controlled entity and these items have been eliminated on consolidation and the technology is restated at its original cost to the group.

                            INDEPENDENT AUDIT REPORT
                                TO THE MEMBERS OF
            ADVANCED COMMUNICATIONS TECHNOLOGIES (AUSTRALIA) PTY LTD

2. The parent entity Advanced Communications Technologies (Australia) Pty Ltd is dependent upon the financial support of its shareholders to ensure it can continue as a going concern and therefore whether it will realise its assets and extinguish its liabilities in the normal course of business. Refer note 15.

C W Stirling & Co. Chartered Accountants

/s/ JOHN A. PHILLIPS

-------------------------------------------
Mr. John A. Phillips
Partner

Dated this 17th day of October 2001.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.


                   -----------------------

This prospectus does not constitute an offer to sell, or a                             ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     /_/ except the common stock offered by this prospectus;
                                                                                        ---------------------
    /_/  in any jurisdiction in which the offer or
         solicitation is not authorized;

    /_/  in any jurisdiction where the dealer or other
         salesperson is not qualified to make the offer or                        79,828,683 SHARES OF COMMON STOCK
         solicitation;

    /_/  to any person to whom it is unlawful to make the
         offer or solicitation; or                                                     ADVANCED COMMUNICATIONS
                                                                                         TECHNOLOGIES, INC.
    /_/  to any person who is not a United States resident or
         who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

    /_/  there have been no changes in the affairs of                                   ___________ __, 2002
         Advanced Communications Technologies, Inc. after the
         date of this prospectus; or

    /_/ the information contained in this prospectus is correct after the date of this prospectus.

                   -----------------------

Until __________, 2002, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Advanced Communications Technologies, Inc.'s bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of Advanced Communications Technologies, Inc. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Advanced Communications will pay all expenses in connection with this offering.

            Securities and Exchange Commission Registration Fee      $       955
            Printing and Engraving Expenses                          $     2,500
            Accounting Fees and Expenses                             $    15,000
            Legal Fees and Expenses                                  $    50,000
            Blue Sky Qualification Fees and Expenses                 $     2,500
            Miscellaneous                                            $    16,545

            TOTAL                                                    $    85,000

RECENT SALES OF UNREGISTERED SECURITIES

         On April 24, 2002 Advanced Communications entered into a Settlement Agreement with the two note holders, AJW Partners, LLC and New Millennium Capital Partners II, LLC. Under the terms of the Settlement Agreement, the note holders agreed to dismiss their lawsuit and convert their remaining unpaid obligation, inclusive of accrued and unpaid interest, into 8,500,000 shares of Advanced Communications' common stock, payable over a 180-day period. Advanced Communications has the option, until July 23, 2002, to cash out the note holders by remitting to them $475,000 by June 8, 2002 or $325,000 by July 23, 2002 in lieu of the balance of shares to be delivered. On both April 24, 2002 and June 10, 2002, Advanced Communications issued 1,460,725 and 664,275 shares of common stock to AJW Partners, LLC and New Millennium Capital Partners II, LLC, respectively.

         During the first quarter of 2002, we issued 8,480,435 shares of our restricted common stock having a value of $1,161,010 to the following parties:

         (i) 200,000 shares each having a value of $36,000 were issued to Messrs. Danson, Prouty, Lichtman, Roche and Finch for director's fees;

         (ii) 2,960,000 shares having a value of $740,000 were issued to Cornell Capital Partners, LP as a one-time commitment fee for the $30 million Equity Line of Credit facility;

         (iii) 40,000 shares having a value of $10,000 were issued to Westrock Advisors, Inc. for financial advisory services in connection with the Equity Line of Credit facility;

         (iv) 160,000 shares each having a value of $40,000 were each issued to Eduardo Acosta and Alberto Monteiro in settlement of the World IP recession lawsuit;

         (v) 667,667 share having a value of $50,000 were issued to Danson Partners, LLC for prior professional services;

         (vi) 666,667 shares having a value of $50,000 were issued to Levinson & Lichtman, LLP for prior legal services;

         (vii) 400,000 shares having a value of $30,000 were issued to Jack Halperin, Esq. for prior legal services;

         (viii) 133,334 shares having a value of $10,000 were issued to Dr. Michael Finch for prior professional services;

         (ix) 27,800 shares having a value of $2,085 were issued to The Law Offices of Alan Foxman for prior legal services; and

         (x) 119,000 shares having a value of $8,925 were issued to DDInvestor.com, Inc. for prior investor relations services.

         On February 27, 2002, Advanced Communications' Board of Directors approved a resolution to reprice the private placement offering from $.30 per share to $.20 per share. The repricing resulted in the additional issuance of 2,146,967 of its restricted common stock and warrants to the 23 investors that previously subscribed to Advanced Communications' private placement. The exercise price of the underlying warrants will remain at $.30 per share.

         In January 2002, Advanced Communications entered into the Equity Line of Credit Agreement where Advanced Communications may, at its discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $30 million. The amount of each advance is subject to an aggregate maximum advance amount of $2 million in any thirty-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners is entitled to retain 3% of each advance under the Equity Line of Credit, together with a one-time commitment fee of $740,000, payable in shares of its common stock. On January 28, 2002, we issued 2,960,000 shares of our restricted common stock to Cornell Capital Partners, LP with a market value of $740,000 as a commitment fee for the $30 million structured equity line facility. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 40,000 shares of Advanced Communications' common stock, which is equal to $10,000 at a closing bid of $0.25 on January 10, 2002 for acting as the placement agent.

         In January 2002, Advanced Communications entered into a Securities Purchase Agreement with Buyers (as listed in Schedule 1 of the Securities Purchase Agreement), where they shall issue and sell to Buyers up to One Million Dollars of convertible debentures Advanced Communications has outstanding convertible debentures with an original principal balance of $1,000,000. These debentures are convertible into shares of common stock at a price equal to equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or $0.40, whichever is higher, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.16 (i.e., 80% of the recent price of $016), then the holders of the convertible debentures would have received 7,812,500 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term two years. At Advanced Communications' option, these debentures may be paid in cash or redeemed at a 20% premium prior to January 2004.

         On January 22, 2002, our directors, excluding Mr. May and Roberts, pursuant to a January 4, 2002 Board of Directors Meeting, were each issued 200,000 shares for a total of 1,000,000 shares of our restricted common stock for services rendered to us as directors for the 2001 and 2002 fiscal years.

         During the quarter ended December 31, 2001, we issued 557,408 shares of our restricted common stock, of which 419,681 shares valued at $116,335 were issued in exchange for professional services and 137,727 shares valued at $41,318 were issued to our placement agent for placement fees in connection with the 504(d) private placement.

         During the quarter ended September 30, 2001, Advanced Communications issued 3,203,573 shares of its restricted common stock, of which 780,240 shares valued at $244,224 were issued in exchange for services and 1,190,000 shares valued at $357,001 were issued to various employees and vendors of Advanced Communications (Australia) in partial repayment of our note payable.

         As of September 30, 2001 and June 30, 2001, $200,750 of Secured Convertible Debentures are still outstanding. Advanced Communications is in default based on the April 1, 2000 due date and Advanced Communications is currently in litigation with these debenture holders.

         During the year ended June 30, 2001, Advanced Communications retired 500,000 shares of restricted common stock, valued at $375,000. The stock was originally issued to the owners of World IP in connection with that company's acquisition in November 1999 and was then retired pursuant to a rescission of this transaction in October 2000.


         During the year ended June 30, 2001, Advanced Communications issued 6,597,000 shares of common stock for the extinguishment of debt. The stock was valued based on the quoted trading price on the grant dates, which aggregated $4,545,902.

         During the year ended June 30, 2001, Advanced Communications issued 1,051,491 shares of common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $328,870.

         During the quarter ending June 30, 2001, Advanced Communications issued 780,240 shares of restricted common stock for services. The stock was valued based on the quoted trading price on the grant dates, which aggregated $244,224.

         During the period of December 2000 to August 2001, pursuant to a private placement under Regulation D, Rule 506, Advanced Communications issued 3,060,600 shares of common stock and 3,060,000 warrants at $.30 per share. Advanced Communications received $1,168,180 from investors, which included $250,000 for stock not yet issued as of June 30, 2001 and $275,454 for warrants. Advanced Communications issued 250,000 shares of common stock, valued at $75,000, in payment of offering costs incurred. The value assigned to this stock was based on the private placement memorandum of $.30 per share. The value of the common stock has been charged to equity as direct costs to the offering. The fair market value of the warrants, aggregating $275,454, was estimated on the grant date using the Black-Scholes option pricing model as required under FASB 123 with the following weighted average assumptions: expected dividend yield 0%, volatility 49.84%, risk-free interest rate 4.22%, expected option life 2 years. To date, no warrants have been exercised.

         During the quarter ended September 30, 2001, we issued an additional 1,233,333 shares of restricted common stock for cash and warrants at $0.30 per share that were subscribed for prior to August 2001. On February 27, 2002, our Board of Directors approved a resolution to reprice the private placement offering from $0.30 per share to $0.20 per share. This repricing will result in the issuance of an additional 2,146,967 shares of common stock and warrants to the private placement investors. These additional shares are included in the number of shares that we are registering for these selling shareholders. The exercise price of the underlying warrants will remain at $0.30 per share.

         In July and August 2001, Advanced Communications authorized the issuance of 1,190,000 Regulation 144 shares on behalf of Advanced Communications (Australia) in consideration for a $357,000 credit ($.30 a share) against the outstanding debt incurred for the 20% equity purchase of Advanced Communications (Australia). These shares were issued on August 29, 2001.

         During December 2000, holders of $412,800 of convertible debentures elected to convert their notes into 1,803,545 of Advanced Communications' restricted common stock. Advanced Communications further reduced these bonds payable by offsetting a related bond receivable in the amount of $36,450.

         During the year ended June 30, 2001, Advanced Communications issued 1,803,545 shares of common stock, valued at $412,800, for the conversion of convertible debentures.

         During the year ended June 30, 2000, Advanced Communications issued 500,000 shares of common stock, valued at $375,000, related to a rescinded acquisition. As of June 30, 2000, Advanced Communications had not received the funds for these shares; therefore, a common stock advance had been recorded in the equity section, in the amount of $375,000, to offset the value of the shares that were issued at year-end.

         On January 31, 2000 Advanced Communications issued 200,000 shares of common stock to acquire 100% of Smart Investment.com Inc.

         As of April 5, 2000, Advanced Communications had a non-interest bearing note payable to an affiliate of $7,500,000. The following schedule represents payments on such debt by issuance of restricted common stock to either the affiliate or creditors of the affiliate. Such transactions were recorded at the market price of the stock at date of issuance.

                                               SHARES OF
                                             COMMON STOCK
                    DATE                        ISSUED                 VALUE
                    ------------------       -------------        -------------

                    September 2000            5,000,000           $   3,500,000
                    October 2000(1)             460,000                 460,000
                    June 2001                 1,137,000                 567,100
                    September 2001            1,190,000                 357,001
                    December 2001
                                             ---------           --------------
                                             7,787,000           $    4,884,101
                                             =========           ==============

(1) This transaction resulted in a gain on extinguishment of debt of $23,000.


         In April 2000, Advanced Communications acquired 20% of the common stock of Advanced Communications (Australia). The purchase price of the investment amounted to $19,350,000, and was comprised of a note payable for $7,500,000 and the issuance of 5,000,000 shares of restricted common stock valued at $11,850,000. The shares issued were valued at the average quoted trading price during the acquisition period. The fair value of the investment at the acquisition date was determined to be $3,657,472. The excess of the purchase price over the fair value of the investment in the amount of $15,692,528 was accounted for as goodwill.

         In April 2000, Advanced Communications' 20% interest in Advanced Communications (Australia) was accounted for using the equity method of accounting and was stated at the amortized cost of goodwill and the equity in undistributed earnings since acquisition. The equity in earnings of Advanced Communications (Australia) was adjusted for the amortization of the goodwill, as discussed above. Amortization was computed on a straight-line basis over fifteen years. The amortization of goodwill charged to income for each of the three months ended September 30, 2001 and September 30, 2000 was $261,542.

         On September 30, 1999, Advanced Communications entered into secured convertible debentures purchase agreement with two companies, which were stockholders of Advanced Communications, whereby Advanced Communications sold $500,000 of 12% Secured Convertible Debentures due April 1, 2000, which were convertible into shares of Advanced Communications' Common Stock. In addition, on September 30, 1999, Advanced Communications issued another convertible debenture to an unrelated party in the amount of $150,000. The debentures were convertible, at the holder's option, into shares of common stock in whole or in part at any time after the original issue date. The number of shares of common stock issuable upon a conversion was to be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued interest, by the conversion price. The conversion price in effect on any conversion date is 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date. The convertible debentures contained a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, of $650,000, was recorded as an interest expense and a component of equity on the issuance date during the fiscal year ended June 30, 2000.

         Between October and December 2000, AJW Partners, LLC and New Millennium Capital Partners II, LLC elected to convert $262,800 of convertible debentures into 860,378 shares of Advanced Communications' restricted common stock.

         In December 2000, Bank Insinger de Beaufort N.V. converted its $150,000 note, inclusive of accrued and unpaid interest into 943,167 shares of Advanced Communications' restricted common stock.

         MFI (as previously defined) was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the Payee. However, a dispute arose as to whether the Payee authorized the issuance of the shares. The Payee filed a suit during December 1997 to enforce the convertible promissory note. Total interest payable was $84,507 as of June 30, 2000 resulting in the total principal and accrued interest payable at June 30, 2000 of $234,507. In June 2000, the parties agreed to settle the matter for a payment of $200,000. This resulted in a gain on extinguishment of debt in the amount of

$34,507. Advanced Communications made a payment of $50,000 by June 30, 2000. The $150,000 remainder was to be paid with proceeds from the 75,000 shares of stock and any remaining balance to be paid by Advanced Communications. The revised obligation was to be paid by August 14, 2000. Advanced Communications defaulted on this revised payment obligation and a judgment against Advanced Communications was entered. In October 2000, Advanced Communications sold the 75,000 shares of stock realizing $41,802 which it remitted in partial repayment of its outstanding debt. As of June 30, 2001, Advanced Communications' remaining balance and accrued interest on this obligation was $118,530. An additional $4,206 of interest was accrued on this note and on October 19, 2001 Advanced Communications paid the obligation in full. On October 24, 2001 Advanced
Communications received notice from the court that its judgment has been satisfied.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Advanced Communications so as to make an informed investment decision. More specifically, Advanced Communications had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Advanced Communications' securities.

EXHIBITS AND REPORTS ON FORM 8-K

         (a)    EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      ------------------------------------------------------   ---------------------------------------------
1.1              Exchange Agreement between MRC Legal Services            Incorporated by reference to Exhibit 1.1 to
                 Corporation and Advanced Communications Technologies,    Company's Form 8-K filed on February 4, 2000
                 Inc. dated as of January 31, 2000

2.1              Articles of Incorporation of Media Forum                 Incorporated by reference to Exhibit 2.1 to
                 International, Inc.                                      the Company's Form S-8 filed on February 9,
                                                                          2000

2.2              Second Amendment to Articles of Incorporation of         Incorporated by reference to Exhibit 2.2 to
                 Telenetworx, Inc.                                        the Company's Form S-8 filed on February 9,
                                                                          2000

2.3              Third Amendment to Articles of Incorporation of Media    Incorporated by reference to Exhibit 2.3 to
                 Forum International, Inc.                                the Company's Form S-8 filed on February 9,
                                                                          2000

2.4              Bylaws of the Company                                    Incorporated by reference to Exhibit 2.4 to
                                                                          the Company's Form S-8 filed on February 9,
                                                                          2000

2.5              Articles of Incorporation as currently in effect for     Incorporated by reference to Exhibit 3.1 to
                 the Company                                              Form S-1 Registration Statement filed on
                                                                          August 14, 2001

2.6              Bylaws, as currently in effect                           Incorporated by reference to Exhibit 3.2 to
                                                                          Form S-1 Registration Statement filed on
                                                                          August 14, 2001

2.7              Fourth Amendment to Articles of Incorporation            Incorporated by reference to Exhibit 2.7 to
                                                                          the Form SB-2 filed with the SEC on March 5,
                                                                          2002

5.1              Opinion re:  Legality                                    Incorporated by reference to Exhibit 5.1 to
                                                                          the Form SB-2 filed with the SEC on March 5,
                                                                          2002

10.1             Lease Agreement dated as of November 27, 2001 between    Incorporated by reference to Exhibit 10.1 to
                 the Company and Continental Development, L. P. II        the Form SB-2 filed with the SEC on March 5,
                                                                          2002

10.2             Stock Purchase Agreement between the Company and         Incorporated by reference to Exhibit 10.2 to
                 Advanced Communications (Australia)                      the Form S-1 Registration Statement filed on
                                                                          August 14, 2001

10.3             Agreement dated June 27, 2000, between Ladenburg         Incorporated by reference to Exhibit 10.3 to
                 Thalmann & Co. and the Company                           the Company's Form S-1 Registration Statement
                                                                          filed on August 14, 2001

10.4             Common Stock Purchase Agreement dated December 14,       Incorporated by reference to Exhibit 10.4 to
                 2000, between the Company and Wanquay Ltd.               the Company's Form S-1 Registration Statement
                                                                          filed on August 14, 2001


                                 II-6

EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      ------------------------------------------------------   ---------------------------------------------


10.5             Registration Rights Agreement dated December 14, 2000,   Incorporated by reference to Exhibit 10.5 to
                 between the Company and Wanquay Ltd.                     the Company's Form S-1 Registration Statement
                                                                          filed on August 14, 2001

10.6             Escrow Agreement dated December 14, 2000, among the      Incorporated by reference to Exhibit 10.6 to
                 Company, Wanquay Ltd. and Epstein Becker & Green         the Company's Form S-1 Registration Statement
                                                                          filed on August 14, 2001

10.7             Consulting Agreement with M. Richard Cutler dated        Incorporated by reference to Exhibit 10.1 to
                 January 31, 2000                                         the Company's Form S-8 filed on February 9,
                                                                          2000

10.8             Stock Purchase Agreement dated April 5, 2000, between    Incorporated by reference to Exhibit 10.5 to
                 Advanced Communications Technologies, Inc. and           the Company's Form 10-QSB filed on May 24, 2000
                 Advanced Communications Technologies Pty Ltd.

10.9             Securities Purchase Agreement dated January 10, 2002,    Incorporated by referenced to Exhibit 10.9 to
                 by and among Advanced Communications Technologies,       the Company's Form 10-QSB filed on February
                 Inc. and Buyers                                          12, 2002

10.10            Investor Registration Rights Agreement dated January     Incorporated by reference to Exhibit 10.10 to
                 10, 2002, by and among Advanced Communications           the Company's Form 10-QSB filed on February
                 Technologies, Inc. and Investors                         12, 2002

10.11            Transfer Agent Instructions                              Incorporated by reference to Exhibit 10.11 to
                                                                          the Company's Form 10-QSB filed on February
                                                                          12, 2002

10.12            Escrow Agreement dated January 10, 2002, by and among    Incorporated by reference to Exhibit 10.12 to
                 Advanced Communications Technologies, Inc., Buyers and   the Company's Form 10-QSB filed on February
                 First Union National Bank                                12, 2002

10.13            Equity Line of Credit Agreement dated January 10,        Incorporated by reference to Exhibit 10.13 to
                 2002, by and between Cornell Capital Partners, LP and    the Company's Form 10-QSB filed on February
                 Advanced Communications Technologies, Inc.               12, 2002

10.14            Registration Rights Agreement dated January 10, 2002,    Incorporated by reference to Exhibit 10.14 to
                 by and between Advanced Communications Technologies,     the Company's Form 10-QSB filed on February
                 Inc.                                                     12, 2002

10.15            Placement Agent Agreement dated January 10, 2002, by     Incorporated by reference to Exhibit 10.15 to
                 and between Advanced Communications Technologies, Inc.   the Company's Form 10-QSB filed on February
                 and Westrock Advisors, Inc.                              12, 2002

10.16            Escrow Agreement dated January 10, 2002, by and among    Incorporated by reference to Exhibit 10.16 to
                 Advanced Communications Technologies, Inc., Cornell      the Company's Form 10-QSB filed on February
                 Capital Partners, LP , Butler Gonzalez LLP and First     12, 2002
                 Union National Bank

10.17            License and Distribution Agreement dated as of July 5,   Incorporated by reference to Exhibit 10.17 to
                 2000, between Advanced Communications Technologies,      the Company's Amendment to Form 10-KSB filed
                 Inc. and Advanced Communications (Australia)             on May 23, 2002


                                 II-7

EXHIBIT NO.      DESCRIPTION                                              LOCATION
-----------      ------------------------------------------------------   ---------------------------------------------

11.0             Audited Consolidated Financial Statements for Advanced   Incorporated by reference to Exhibit 11.0 to
                 Communications (Australia) and controlled entities       the Company's Form 10-KSB filed on October 30,
                                                                          2001

23.1             Consent of Weinberg and Company, P.A.                    Provided herewith

23.2             Consent of Kirkpatrick & Lockhart, LLP                   Incorporated by reference to Exhibit 5.1 to
                                                                               this Registration Statement


         (b)      REPORTS ON FORM 8-K.

         On May 9, 2002, Advanced Communications filed a Form 8-K disclosing the resignation of Gary Ivaska as President and Chief Executive Officer and the appointment of Wayne Danson as President. The Form 8-K also contained new developments in Advanced Communications' litigation with Advanced Communications (Australia) in which our company owns a 20% interest.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)      Include any prospectus  required by Sections
10(a)(3) of the Securities Act of 1933 (the "Act"); ---

                           (ii)     Reflect  in  the  prospectus  any  facts  or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)    Include any  additional or changed  material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 14, 2002.

                                     ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                     By:  /s/ Wayne I. Danson
                                        -----------------------------------
                                     Name:    Wayne I. Danson
                                     Title:   President, Chief Financial
                                              Officer and Director (Principal
                                              Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE               TITLE                                    DATE
---------               -----                                    ----

/s/ Wayne I. Danson
----------------------
Wayne I. Danson         President, Chief Financial Officer       June 14, 2002
                        (Principal Accounting Officer)
                        and Director


/s/ Jonathan Lichtman
----------------------
Jonathan Lichtman       Secretary and Director                   June 14, 2002



/s/ Randall Prouty
----------------------
Randall Prouty          Director and Chairman of the Board       June 14, 2002


/s/ Michael Finch
----------------------
Michael Finch           Director                                 June 14, 2002


/s/ Michael Finch
----------------------
Wilbank Roche           Director                                 June 14, 2002